Filed Pursuant to Rule 424(b)(1)
Registration No. 333-294576

800,000 Shares

Cantor Fitzgerald Income Trust, Inc.

9.50% Series A Cumulative Redeemable Preferred Stock

Cantor Fitzgerald Income Trust, Inc. (the “Company,” we,” “us,” or “our”), is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) beginning with the taxable year ended December 31, 2017. We are externally managed by our advisor, Cantor Fitzgerald Income Advisors, LLC, a Delaware limited liability company (our “advisor”) and wholly-owned subsidiary of our sponsor, Cantor Fitzgerald Investors, LLC (our “sponsor”). Our advisor and our sponsor are affiliated with Cantor Fitzgerald, L.P. (“Cantor”), a diversified organization specializing in financial services and real estate for institutional customers operating in the global financial and commercial real estate markets.

We are offering 800,000 shares of our 9.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), pursuant to this prospectus. This offering is the original issuance of our Series A Preferred Stock.

An affiliate of ours and Cantor Fitzgerald & Co., the representative of the several underwriters in this offering, agreed to purchase an aggregate of 100,000 shares of our Series A Preferred Stock in this offering at the public offering price. We will not pay any underwriting discount on shares purchased by this affiliated investor in this offering.

Holders of Series A Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, cumulative cash dividends in the amount of $2.375 per share each year, which is equivalent to the rate of 9.50% of the $25.00 liquidation preference per share per annum. Dividends on the Series A Preferred Stock are payable quarterly in arrears on the last day of each of January, April, July and October of each year (or, if not a business day, the next succeeding business day) to holders of record on the applicable record date. The first quarterly dividend for the shares of Series A Preferred Stock sold in this offering will be paid on July 31, 2026 and will be for the period from, and including, the original issue date to, and including, July 30, 2026.

The Series A Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up, will rank senior to all classes and series of our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock; on parity with any other class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock; and junior to any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock. See “Description of Capital Stock and Securities Offered—Preferred Stock—Series A Preferred Stock—Ranking.” The Series A Preferred Stock will not have any stated maturity date and will remain outstanding indefinitely unless redeemed, converted or otherwise repurchased. Except in limited circumstances relating to our qualification as a REIT for U.S. federal income tax purposes, and as described below, the Series A Preferred Stock will not be redeemable prior to April 8, 2031. On and after April 8, 2031, the Series A Preferred Stock will be redeemable at our option for cash in whole or in part, at any time or from time to time, at a price per share equal to  $25.00, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date, on each share of Series A Preferred Stock to be redeemed. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock, in whole or in part, after the first date on which the Delisting Event occurred, or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the liquidation preference of $25.00 per share, plus an amount equal to all dividends accrued and unpaid thereon (whether or not authorized or declared), if any, to, but not including, the redemption date. If we exercise any of our redemption rights, the holders of Series A Preferred Stock will not have the conversion right described below.

Upon the occurrence of a Change of Control during a continuing Delisting Event, each holder of Series A Preferred Stock will have the right, unless, prior to the Conversion Date, we have provided or provide notice of our election to redeem the shares of Series A Preferred Stock, to convert some or all of the Series A Preferred Stock held by the holder into a number of shares of our Class I common stock (hereinafter sometimes referred to as “Class I shares”) or, if any class of our common stock is listed on a national securities exchange, of such class of common stock, per share of Series A Preferred Stock, which is equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, on the Series A Preferred Stock to, but not including, the Conversion Date (as defined herein) (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), by (ii) the Common Stock Price (as defined herein); and

•	2.47647, referred to herein as the “Share Cap,” subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.

Holders of Series A Preferred Stock will not have any voting rights unless we fail to pay dividends for six or more quarterly periods or with respect to certain specified events. The Series A Preferred Stock is not subject to any sinking fund.

No current market exists for the Series A Preferred Stock or our common stock. We have been approved to list the shares of the Series A Preferred Stock on the New York Stock Exchange (“NYSE”) under the symbol “CFTR-PRA.” We expect trading to commence within 5 days after initial issuance of the shares of Series A Preferred Stock in this offering.

Our capital stock, including the Series A Preferred Stock, is subject to certain restrictions on ownership and transfer that assist us, among other purposes, in maintaining our status as a REIT for U.S. federal income tax purposes. See “Description of Capital Stock and Securities Offered—Restrictions on Ownership of Shares.”

Investing in the Series A Preferred Stock involves risks, including those that are described in the “Risk Factors” section beginning on page 27 of this prospectus. You should also read carefully the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, before investing in the Series A Preferred Stock.

	Per Share	Total
Public offering price(1)(2)	$25.00	$20,000,000
Underwriting discounts and commissions(2)(3)	$0.7875	$551,250
Proceeds, before expenses to us(2)	$24.2125	$19,448,750

(1)	Plus declared and unpaid dividends, if any, from April 8, 2026.
(2)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.
(3)

Excludes certain other compensation payable to the underwriters. See “Underwriting” for a detailed description of compensation payable to the underwriters. We will not pay any underwriting discount on 100,000 shares purchased by an affiliate of ours and Cantor Fitzgerald & Co., the representative of the several underwriters in this offering.

We have granted the underwriters an option to purchase up to an additional 120,000 shares of Series A Preferred Stock at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect that the shares of Series A Preferred Stock will be delivered in global form through the book-entry delivery system of The Depository Trust Company (“DTC”) on or about April 8 , 2026.

Joint Book-Running Managers

Cantor

Clear Street	A.G.P.	Lucid Capital Markets
B. Riley Securities	Wedbush Securities	Citizens Capital Markets

Huntington Capital Markets	Siebert

The date of this prospectus is March 30, 2026.

i

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this prospectus has been obtained from third party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third party information. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not place undue reliance on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus, as well as those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March  24, 2026, together with the other information included in or incorporated by reference into this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

These factors include, but are not limited to the following.

•	our ability to successfully raise capital in this offering and in our public offerings (as defined herein);

•

our dependence on the resources and personnel of our advisor, our sponsor and their affiliates, including our advisor’s ability to source and close on attractive investment opportunities on our behalf;

•	the performance of our advisor and our sponsor;

•	our ability to deploy capital quickly and successfully and achieve a diversified portfolio consistent with our target asset classes;

•	our ability to access financing for our investments;

•	our liquidity;

•	our ability to make distributions to our stockholders, including from sources other than cash flow from operations;

•	the effect of paying distributions to our stockholders from sources other than cash flow provided by operations;

•	the restrictions imposed by our current and potential future financing arrangements on our ability to make distributions to our stockholders;

•	the lack of a public trading market for our shares of common stock, including our Class I common stock;

•	the impact of economic conditions on our tenants, borrowers and others who we depend on to make payments to us;

•	our advisor’s ability to attract and retain sufficient personnel to support our growth and operations;

•	difficulties in economic conditions generally and the real estate, debt, and securities markets specifically;

•	changes in our business or investment strategy;

•	environmental compliance costs and liabilities;

•	any failure in our advisor’s due diligence to identify all relevant facts in our underwriting process or otherwise;

•

the impact of market and other conditions influencing the availability of equity versus debt investments and performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments;

•	defaults on or non-renewal of leases by tenants, lease renewals at lower than expected rent, or failure to lease properties at all or on favorable rents and terms;

•	the degree and nature of our competition;

•	risks associated with using debt to fund our business activities, including re-financing and interest rate risks;

•	illiquidity of investments in our portfolio;

•	our ability to change our investment policies without stockholder notice or consent, which could result in investments that are different from those described in this prospectus;

•	the effectiveness of our risk management systems;

•	our ability to realize current and expected returns over the life of our investments;

•	our ability to maintain effective internal controls;

•

information technology risks, including capacity constraints, failures, or disruptions in our systems or those of parties with which we interact, including cybersecurity risks and incidents, privacy risk and exposure to potential liability and regulatory focus;

•	regulatory requirements with respect to our business, as well as the related cost of compliance;

•	risks associated with guarantees and indemnities related to our loans;

•	our ability to qualify and maintain our qualification as a REIT for federal income tax purposes and limitations imposed on our business by our status as a REIT;

•

changes in laws or regulations governing various aspects of our business and non-traded REITs generally, including, but not limited to, changes implemented by the Department of Labor, the SEC, or FINRA and changes to laws governing the taxation of REITs;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

•	general volatility in domestic and international capital markets and economies;

•	effect of regulatory actions, litigation and contractual claims against us and our affiliates, including the potential settlement and litigation of such claims;

•	the impact of any conflicts arising among us and our sponsor and its affiliates;

•	the adequacy of our cash reserves and working capital;

•	increases in interest rates, operating costs and expenses, or greater than expected capital expenditures;

•	the timing of cash flows, if any, from our investments; and

•	other risks associated with investing in our targeted investments.

The foregoing list of factors is not exhaustive. Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in this prospectus and under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein. These factors could cause our actual results to differ significantly from those contained in any forward-looking statement contained in this prospectus.

PROSPECTUS SUMMARY

This prospectus summary summarizes information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” and the other information included in this prospectus, and the information incorporated by reference into this prospectus, including our audited consolidated financial statements and the accompanying notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, before making a decision to invest in our Series A Preferred Stock. Except where the context suggests otherwise, the terms “company,” “we,” “us,” “our,” and “the Company” refer to Cantor Fitzgerald Income Trust, Inc., a Maryland corporation, and its subsidiaries; “advisor” refers to Cantor Fitzgerald Income Advisors, LLC, a Delaware limited liability company, our external advisor; “sponsor” refers to Cantor Fitzgerald Investors, LLC, a Delaware limited liability company; “Cantor” refers to Cantor Fitzgerald, L.P., a Delaware limited partnership; “operating partnership” refers to Cantor Fitzgerald Income Trust Operating Partnership, LP, a Delaware limited partnership, and “special unit holder” refers to Cantor Fitzgerald Income Trust OP Holdings, LLC, a Delaware limited liability company.

Our Company

We are a commercial real estate company formed to invest in and manage a diversified portfolio of income-producing commercial and multifamily properties, as well as other real estate-related assets, located primarily in the United States. We were incorporated in the State of Maryland on February 2, 2016 under the name Rodin Global Access Property Trust, Inc. On September 12, 2016, we changed our name to Rodin Global Property Trust, Inc., and on July 30, 2020, we changed our name to Cantor Fitzgerald Income Trust, Inc. We plan to own substantially all of our assets and conduct our operations through Cantor Fitzgerald, L.P., our operating partnership. We are the sole general partner and a limited partner of our operating partnership and Cantor Fitzgerald Income Trust OP Holdings, LLC, a wholly owned subsidiary of our sponsor Cantor Fitzgerald Investors, LLC, is the sole special unit holder of the operating partnership.

Our initial public offering of common stock (the “initial offering”) commenced on March 23, 2017 and terminated with respect to primary shares on July 30, 2020. We offered an aggregate of $1,000,000,000 in Class AX common stock (“Class AX shares”), Class TX common stock (“Class TX shares”) and Class IX common stock (“Class IX shares”) to the public on a best efforts basis and an additional $250,000,000 in Class AX shares, Class TX shares and Class IX shares pursuant to our distribution reinvestment plan. On March 20, 2020, we filed a registration statement on Form S-11 with the SEC for a proposed second public offering (the “follow-on offering”), which was declared effective by the SEC on August 10, 2020. In the follow-on offering, we offered up to $1 billion in shares of common stock in a primary offering on a best efforts basis and $250 million in shares of common stock to be issued pursuant to the distribution reinvestment plan. On August 9, 2023, we filed a registration statement on Form S-11 with the SEC for a proposed third public offering (the “third offering” and collectively with the initial offering and the follow-on offering, the “public offerings” and each, a “public offering”), which was declared effective on February 7, 2024. In the third offering, we are offering up to $1 billion in shares of common stock in a primary offering on a best efforts basis and $250 million in shares of common stock to be issued pursuant to a distribution reinvestment plan. As of December 31, 2025, we had outstanding gross proceeds of $306 million from the sale of shares of our common stock in our public offerings. As of December 31, 2025, distributions reinvested pursuant to our distribution reinvestment plan were $34 million.

We have no direct employees. We have retained Cantor Fitzgerald Income Advisors, LLC, our advisor, to manage our affairs on a day-to-day basis. The advisor and Cantor Fitzgerald & Co., the representative of the several underwriters of this offering, are under common control with Cantor, the parent of our sponsor, as a result of which they are related parties. Each of them has received or will receive compensation and fees for services related to this offering, the investment and management of our assets, our operations and potential liquidity event for our company.

In connection with the performance of its duties, we believe that our advisor will benefit from the resources, relationships and expertise of its ultimate parent, Cantor Fitzgerald, L.P. Cantor is a diversified global organization specializing in financial services and real estate for institutional customers operating in the global financial and commercial real estate markets. Over the past 80+ years, Cantor has successfully built a well-capitalized business across multiple and growing business lines with numerous market-leading financial services products and commercial real estate businesses. Cantor’s Real Estate Brokerage and Finance business principally consists of commercial real estate brokerage and finance services, conducted by Newmark Group, Inc. and its consolidated subsidiaries (collectively, “Newmark”). Newmark offers a range of services, including leasing and corporate advisory, property management and investment sales to real estate tenants, owners, investors and developers. Newmark’s subsidiary Berkeley Point engages in government sponsored enterprise lending and loan servicing. Newmark is listed on the NASDAQ Global Select Market under the symbol “NMRK”. Cantor owns a controlling interest in Newmark. As of December 31, 2025, Cantor’s asset management platform included approximately $20 billion of assets under management and advisement, and its real estate platform includes approximately 14,000 multifamily units. Cantor Fitzgerald & Co., the representative of the several underwriters of this offering, is also one of 26 primary dealers of U.S. government securities. As of December 31, 2025, Cantor and its affiliates had nearly 16,000 employees located domestically and internationally.

Our Strengths

We believe our primary competitive strength is our affiliation with Cantor, which we believe provides us with unique insight and in-depth knowledge of global financial and real estate markets and local real estate dynamics. In addition, we believe our advisor’s affiliation with Newmark will provide us with access to potential investment opportunities, many of which we believe will not be available to our competitors. We believe our long-term success in executing our investment strategy will be supported by Cantor’s potential competitive strengths, which include:

Extensive Real Estate Expertise— Our advisor possesses a unique combination of real estate investment and capital markets expertise. The management team of our advisor has collectively acquired, originated, structured and/or managed billions of dollars of commercial real estate investments consistent with our investment strategy and over numerous real estate cycles. As of December 31, 2025, Cantor and its affiliates’ commercial real estate assets under management totaled approximately $4.0 billion. In addition, we believe our advisor’s affiliation with Newmark provides us with unique insight into local real estate dynamics. Newmark is a full-service commercial real estate services business with approximately 170 offices around the world, an approximately $211.2 billion loan servicing and asset management portfolio as of December 31, 2025, and completed $140.8 billion of investment sales and debt transaction volume for the year ended December 31, 2025. Further, Newmark publishes proprietary research on various real estate property types, markets, overall outlooks and industry trends affecting real estate.

Extensive Capital Markets Expertise— Cantor believes that its capital markets expertise is a core competency that sets it apart from other real estate investors. Its investment professionals constantly evaluate the relative value of risk/return dynamics within the capital stack of any given real estate transaction. The team also considers capital markets inefficiencies to capture potential arbitrage opportunities. Further, the in-house capital markets team utilizes its network of lending relationships and years of lending experience to obtain best-in-market terms and pricing. In 2025, Cantor and its affiliates closed over $74 billion of lending transactions.

Significant Sourcing Capabilities—Our advisor is led by an experienced management team of investment professionals who possess longstanding relationships with commercial real estate industry participants providing a deep sourcing network for new investment opportunities. Additionally, through our advisor, we can draw on

Newmark’s extensive network of real estate owners, developers, investors and tenants. We believe this combination will provide us with an ongoing source of investment opportunities, many of which we believe will not be available to our competitors.

Disciplined Investment Approach—Cantor relies on consistent processes and a culture of risk management when making investment decisions. Cantor utilizes a centralized operational model designed to take advantage of intellectual capital and real-time information from across the firm. This centralized model encourages high levels of interaction among investment professionals across various real estate, legal, finance and asset management functions from the inception of a transaction to closing. This professional collaboration helps identify potential issues early and enables the team to more effectively streamline resources and workflows.

Operational Expertise—Our advisor’s dedicated real estate asset management team seeks to maximize asset values through proactive management including operational efficiencies, execution of capital management projects and cost controls among other strategies.

Experienced Management Team—Our advisor is managed by an experienced team of investment professionals with institutional real estate and finance experience at major financial institutions. Members of this management team have led teams of global investment professionals in executing transactions consistent with our investment strategy. See the heading “Item 10. Directors, Executive Officers and Corporate Governance” of our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference herein for biographical information regarding these individuals.

Investment Objectives and Strategy

Our investment objectives are to invest in high-quality real estate that will enable us to:

•	preserve and protect your capital investment;

•	provide current income in the form of regular cash distributions; and

•	realize potential growth in the value of our investments.

To execute our investment strategy, we invest primarily in diversified portfolio of income-producing commercial and multifamily properties, as well as other real estate-related assets. Our portfolio principally will be comprised of properties located in the United States but may also include investments outside of the United States on a selective basis with a focus on North America and Europe. Property types may include multifamily, office, industrial and retail assets, as well as other property types, including, without limitation, medical office, student housing, senior living, data centers, hotel, and storage properties. We may also acquire properties leased to a single tenant on a long-term net lease basis. A portion of the properties that we acquire will require some amount of capital investment in order to be renovated or repositioned.

We invest in or originate debt related to commercial real estate. Our real estate-related debt investments may include first mortgage, subordinated mortgage and mezzanine loans, as well as participations in such loans and other debt secured by or relating to the types of commercial real estate described above. An allocation of our overall portfolio to real estate-related debt may allow us to add sources of income and further diversify our portfolio. The type of real estate-related debt investments we will seek to acquire will be obligations backed principally by real estate of the type that generally meets our criteria for direct investment. We may also invest in real estate-related securities to provide current income and a source of liquidity for our share repurchase program, cash management and other purposes.

We will seek to invest: (a) at least 80% of our assets in properties and real estate-related debt; and (b) up to 20% of our assets in real estate-related securities. Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as, the advisor’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes and our exclusion from regulation under the Investment Company Act. We do not designate specific geography or sector allocations for the portfolio; rather we intend to invest in regions or asset classes where we see the best opportunities that support our investment objectives.

Select Portfolio Information

The following portfolio information is intended to provide a summary of certain property metrics and composition data. The information presented below has been prepared by our management, has not been audited by our independent registered public accounting firm and is subject to change. This information is supplemental to, and should be read together with, the disclosure elsewhere in this prospectus, including under “Investment Objectives and Strategy” and “Risk Factors.”

The following chart and data summarize certain selected portfolio metrics, including asset value, occupancy, lease duration, leverage and portfolio composition by property type as of February 28, 2026 (unless otherwise indicated):

$1.1B **(43 Properties)**
Consolidated Real Estate Assets & Investments, at Fair Market Value[1]

$702M
Real Estate Assets & Investments, Less Non-Controlling Interests, at Fair Market Value[2]

4.8M
Square Feet[3]

96.0%
Occupancy[4]

7.7 Years
Lease Duration[5]

58.7%
Net Debt to Total Capitalization[6]

1%
14%
3%
36%
20%
Portfolio Composition[7]
26%
Multifamily
Single Tenant Office
Distribution/Logistics
Necessity Retail
Life Sciences
Data Center

As of February 28, 2026.
[1] Represents an Independent Valuation Agent assessment of gross fair market value of real estate assets and investments, not adjusted for our ownership percentage.
[2] Represents an Independent Valuation Agent assessment of gross fair market value of real estate assets and investments, adjusted for our ownership percentage.
[3] Total Square footage is not adjusted for our current ownership percentage.
[4] Occupancy is weighted based on an Independent Valuation Agent assessment of each asset's gross fair market value. For our distribution/logistics, retail, life sciences, and office investments, occupancy includes all leased square footage as of the date indicated. For our multifamily investments, occupancy is defined as the percentage of units leased on the date indicated.
[5] Excluding multifamily assets.
[6] Net debt is as of December 31, 2025.
[7] Calculated based on an Independent Valuation Agent's assessment of gross fair market value of real estate assets and investments, adjusted for our ownership percentage

The following charts present the geographic breakdown and distribution of our lease expirations and debt maturities by year as of February 28, 2026:

Geographic Breakdown[1]

Percentage of Portfolio
0.01% - 5.0%
5.01% - 10.00%
10.01% - Above

Lease Expirations[1,3]
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
0.0%
0.0%
10.6%
0.0%
0.0%
19.8%
31.0%
0.0%
0.0%
4.9%
33.8%
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036+

The following table presents certain detailed information regarding our portfolio as of February 28, 2026, including property type, occupancy, lease duration, ownership, indebtedness and other selected metrics:

$ in thousands

Fixed Rate	Type	Ownership	Occupancy	WALT	Debt Principal (Adj.)[1]	LTV[2]	Interest Rate	Maturity
Summerfield	Multifamily	100.0%	92.1%	n/a	76,575	65%	3.65%	Apr-31
Walgreens Pool I (9 Properties)	Pharmacy	100.0%		10.8	32,582	68%	4.59%	Dec-31
Comenity Servicing, LLC	Net Lease Office	100.0%	100.0%	6.5	26,550	58%	4.94%	Sep-32
Residences at Pearland	Multifamily	100.0%	93.6%	n/a	22,500	53%	5.82%	Jul-33
Daimler trucks North America, LLC	Net Lease Office	100.0%	100.0%	2.8	21,000	68%	4.43%	Feb-28
The Marth-Brower Company	Distribution/ Logistics	100.0%	100.0%	6.3	9,600	41%	3.52%	Jun-32
Amazon Land	Land	100.0%	n/a	n/a	—	—	—	—
Digital Bridge	Data Center	100.0%	n/a	n/a	—	—	—	—
West End	Multifamily	66.9%	94.2%	n/a	19,412	41%	4.75%	Sep-32
Eisai Inc.	Net Lease Office	37.2%	100.0%	12.9	24,807	61%	4.07%	May-32
Boston Scientific	Life Sciences	27.4%	100.0%	9.8	15,150	69%	3.39%	Jul-31
Palms	Multifamily	22.6%	95.4%	n/a	4,515	45%	4.63%	Sep-32
Industry Columbus	Multifamily	21.2%	86.4%	n/a	9,161	68%	3.36%	Jan-32
Walgreens DST (7 Properties)	Pharmacy	16.7%	100.0%	10.8	3,752	71%	4.66%	Dec-31
CF Station Multifamily DST	Multifamily	15.0%	91.2%	n/a	8,833	55%	2.82%	Nov-30
Kacey at Kingwood	Multifamily	14.9%	94.0%	n/a	6,055	66%	3.54%	Dec-31
Keller Springs Crossing	Multifamily	5.0%	91.1%	n/a	1,675	48%	5.63%	Aug-31

Totals/Weighted-Averages				8.7	$282,167	61%	4.25%	Sep-31

Floating	Type	Ownership	Occupancy	WALT	Debt Principal (Adj.)[1]	LTV[2]	Interest Rate	Maturity
Apple, Inc.	Net Lease Office	100.0%	100.0%	5.4	—		—
Mars Petcare	Distribution Logistics	100.0%	100.0%	6.3	—		—
Walgreens Pool V (8 Properties)	Pharmacy	100.0%	100.0%	10.9	—		—
Amazon Last Mile	Distribution/ Logistics	100.0%	100.0%	5.1	—		—
HOYA Optical Labs of America, Inc.	Distribution/ Logistics	100.0%	100.0%	2.3	—		—
Walgreens (Single Asset)	Pharmacy	100.0%	100.0%	11.4	—		—
Line of Credit		n/a	n/a	n/a	103,070	46%	5.95%	Jul-28

Totals/Weighted-Averages				6.6	$103,070	46%	5.95%	Jul-28

Grand Total/Weighted-Averages			96.0%	7.7	$385,237	54%	4.70%	Nov-30

[1]	Adjusted debt principal is calculated as the total debt principal adjusted for ownership percentage.
[2]	Loan-to-value (“LTV”) is calculated as the total debt principal as a percentage of the current asset value.

The following information presents selected investment examples from our portfolio. These examples are provided for illustrative purposes only and are not necessarily indicative of the performance of our portfolio as a whole.

Select Investment Considerations

Sponsorship by Cantor Fitzgerald – Cantor’s asset management platform includes more than $20 billion of assets under management, including $4 billion of equity across real estate programs and infrastructure investments. Cantor and its real estate affiliates offer expertise across every phase of a real estate transaction, from buying and selling to financing and managing properties, enabling the creation of high-quality real estate investments. Cantor affiliates own approximately 5% of our company indicating significant alignment of interest.

Attractive Entry Point – Real estate markets have experienced valuation dislocation driven by higher interest rates. Real estate values have recovered approximately 7% since bottoming in late 2023 according to Green Street Advisors, providing, in our view, the opportunity to acquire high-quality assets at attractive relative valuations.

Strong Real Estate Fundamentals – Real estate capital markets continue to recover, with investment sales increasing 9% year-over-year in 2025, roughly matching 2017-2019 averages according to Green Street

Advisors. According to Newmark Research, debt volumes have exceeded pre-pandemic norms with origination activity rising 43% year-over-year as compared to 2024; the spread between the cost of homeownership and renting totaled $1,182 per month as of December 31, 2025, representing 2.8x the long-term average; and quarterly supply has fallen 43.8% through December 31, 2025 from the third quarter 2024 peak.

Diversified Approach to Real Estate – Our diversified investment strategy enables us to selectively pursue diverse investment opportunities across various commercial real estate property types and investment cycles. We focus on institutional-quality assets in markets supported by favorable demographic and economic trends, and we have high conviction in certain asset classes including multifamily, industrial, data centers and net lease.

Identifiable Growth via 721 DST Pipeline – Our established 721 Delaware Statutory Trust (“DST”) program provides a visible and scalable pipeline of asset acquisitions supporting growth and portfolio scale with embedded optionality providing identifiable long-term growth without reliance on external acquisitions. Since inception through February 1, 2026, we have issued $136 million of operating partnership equity via the program, with $74.9 million occurring in the first quarter of 2026. We retain the right to exercise fair market value purchase options for an additional $390 million of operating partnership equity across 12 DST offerings. As of February 1, 2026, our net asset value attributable to existing common stockholders (calculated as total net asset value less total operating partnership equity issued through our 721 DST program) was approximately $226 million.

Market Opportunities

The following charts present certain data regarding housing affordability, including the relative cost of homeownership compared to renting and trends in renter households and homeownership rates in the United States through 2025:

Cost of Homeownership Compared to Renting

$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$3,036
$1,854
$1,182
1Q05
3Q05
1Q06
3Q06
1Q07
3Q07
1Q08
3Q08
1Q09
3Q09
1Q10
3Q10
1Q11
3Q11
1Q12
3Q12
1Q13
3Q13
1Q14
3Q14
1Q15
3Q15
1Q16
3Q16
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3Q17
1Q18
3Q18
1Q19
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1Q20
3Q20
1Q21
3Q21
1Q22
3Q22
1Q23
3Q23
1Q24
3Q24
1Q25
3Q25

Source: Newmark Research, RealPage, Atlanta Federal Reserve (February 2, 2026)

U.S Renter vs. Owner

Renter Households (Millions)
Homeownership Rate (Percent)
50
45
40
35
30
25
20
15
10
5
-
70
69
68
67
66
65
64
63
62
61
60
2000
2001
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2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Source: U.S. Census Bureau, Current Population Survey/Housing Vacancy Survey, December 31, 2025

The following charts present certain data relating to the distribution and logistics market trends in addition to the historical trends in asking rents and vacancy rates for the broader industrial market:

E-Commerce Sales Penetration

$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Billions
18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
8.2%
9.0%
9.8%
10.9%
14.0%
13.2%
14.6%
15.3%
16.1%
16.4%
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
E-Commerce Sales
E-Commerce Penetration

Source: Retail Indicators Branch, U.S. Census Bureau; Data through December 31, 2025

Asking Rent and Vacancy

$11.50
$10.00
$8.50
$7.00
$5.50
8.0%
7.5%
7.0%
6.5%
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
Q4 '14
Q4 '15
Q4 '16
Q4 '17
Q4 '18
Q4 '19
Q4 '20
Q4 '21
Q4 '22
Q4 '23
Q4 '24
Q4' 25
Average Asking Rent (Per SF, NNN)
Vacancy (%)

Source: Colliers, Newmark; Data through December 31, 2025

Competition

We face competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, other programs sponsored by our advisor and its affiliates, particularly those with investment strategies that overlap with ours, may seek investment opportunities that would be suitable for us. Many of these entities may have greater access to capital to acquire properties than we have.

Summary Risk Factors

Investing in our Series A Preferred Stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus and under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein, which contains a detailed discussion of the material risks that you should consider before you invest in our Series A Preferred Stock. Some of the more significant risks relating to an investment in our Series A Preferred Stock include:

•	If we pay cash distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

•

Because no public trading market for our common stock currently exists, it will be difficult for you to sell any shares of Class I common stock you may receive if you elect to exercise your CoC Conversion Right (as defined herein and described under “Description of Capital Stock and Securities Offered—Preferred Stock—Series A Preferred Stock — Change of Control Conversion Right”) and, if

you are able to sell such shares, you will likely sell them at a substantial discount to the then-current public offering price of our common stock.

•	The Series A Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.

•

Our ability to pay dividends is limited by the requirements of Maryland law and may be impacted by additional indebtedness we may incur and our financing arrangements. As a holder of Series A Preferred Stock, you will have extremely limited voting rights.

•

Listing on the NYSE does not guarantee an active and liquid market for the Series A Preferred Stock, and the market price and trading volume of the Series A Preferred Stock may fluctuate significantly.

•	We will pay substantial fees to and reimburse expenses of our advisor and its affiliates. These fees increase your risk of loss.

•

All of our executive officers, some of our directors and other key real estate professionals are also officers, directors, managers and key professionals of our advisor, Cantor Fitzgerald & Co., the representative of the several underwriters of this offering, or other affiliated Cantor Companies (as defined below). As a result, they face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Cantor-advised programs and investors.

•	We depend on our advisor to select our investments and conduct our operations. There is no assurance our advisor will be successful.

•	Our investments will be subject to the risks typically associated with real estate.

•	We may change our investment policies without stockholder notice or consent, which could result in investments that are different from those described in this prospectus.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Conflicts of Interest

Our advisor and its affiliates experience conflicts of interest in connection with the management of our business. Our advisor is an indirect subsidiary of Cantor and is organized to provide asset management and other services to us. Cantor also controls BGC Partners, Inc. (“BGC”), Newmark and a number of other financial services businesses, including Cantor Fitzgerald & Co., the representative of the several underwriters of this offering, along with several Delaware statutory trusts, qualified opportunity zone funds and an infrastructure fund (collectively the “Cantor Companies”). Our executive officers and certain of our directors are also officers, directors and managers of our advisor and its affiliates and in some cases, other Cantor Companies. Some of the material conflicts that our advisor and its affiliates face include the following:

•	The team of professionals at our advisor and its affiliates must determine which investment opportunities to recommend to us and any programs Cantor affiliates may sponsor in the future.

•	The team of professionals at our advisor and its affiliates have to allocate their time between us and other Cantor Companies, programs and activities in which they are involved.

•	Our advisor and its affiliates receive fees in connection with transactions involving the management of our assets regardless of the quality of the assets acquired or the services provided to us.

•

Our advisor and its affiliates, including Cantor Fitzgerald & Co., the representative of the several underwriters of this offering, receive fees in connection with our public offerings of equity securities.

•	The negotiations of the advisory agreement (including the substantial fees our advisor and its affiliates receive thereunder) were not at arm’s length.

•	Our sponsor receives reimbursement for the sponsor support in our initial offering in certain circumstances, including potentially in connection with a sale of us or our assets.

•	Our advisor and its affiliates may structure the terms of joint ventures between us and other Cantor Companies.

Our investment strategy may overlap with some of the strategies of other Cantor Companies. Newmark does not currently acquire properties or interests in real estate properties, however, through its Berkeley Point business, it originates multifamily loans distributed through the GSE programs of Fannie Mae and Freddie Mac, as well as through HUD programs. In addition, in the course of Newmark’s business, it may generate fees from the referral of loan opportunities to third parties. The persons comprising Newmark’s day to day management are different than our investment professionals. However, Newmark is an affiliate and under common control with our sponsor. None of Newmark nor any other Cantor Company is restricted from competing with our business, whether by originating or acquiring loans that might be suitable for origination or acquisition by us, or by referring investment opportunities to third parties in exchange for fees. In addition, Newmark is not required to refer such opportunities to us. Investment opportunities sourced by the investment professionals of Newmark or any other Cantor Company not controlled by our sponsor, to the extent not pursued by such company, will be allocated by such company in its sole discretion. The investment professionals responsible for sourcing investments for our sponsor are generally different than the investment professionals responsible for sourcing investments for other Cantor Companies and to the extent there is overlap, such investment professionals will first present suitable opportunities to our sponsor.

The conflicts described above may not be resolved in our favor, meaning that we could acquire less attractive assets, which could limit our ability to make distributions and reduce our investors’ overall investment return.

For more information about our relationships with the underwriters, including Cantor Fitzgerald & Co., see “Underwriting—Other Activities and Relationships.”

Our Structure

The following chart indicates the relationship among us, our advisor and certain of its affiliates.

(1)

We own a capital interest in the operating partnership consisting of general and limited partnership interests. We are the sole general partner of the operating partnership and, therefore, our board of directors has ultimate oversight and policy-making authority with respect to our operating partnership. Our board of directors has retained our advisor which is responsible for coordinating the management of our day-to-day operations and the management of our operating partnership subject to the terms of the advisory agreement.

Distributions on Common Stock

We intend to accrue and pay regular distributions on our common stock as of monthly record dates. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. We may not have sufficient cash available to pay distributions at the rate we have paid during preceding periods or at all. The timing and amount of cash distributions will be determined by our board of directors, in its discretion, and may vary from time to time. In addition to cash distributions, our board of directors may authorize special stock dividends on our common stock. Distributions will be made on all classes of our common stock at the same time.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations—Taxation of Cantor Fitzgerald Income Trust, Inc. —Annual Distribution Requirements.” In general, we anticipate making distributions to our stockholders of at least 100% of our REIT taxable income so that none of our income is subject to federal income tax. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have paid and may continue to pay distributions from sources other than cash flow from operations, including from offering proceeds, and as a result we will have less cash available for investments and your overall return will be reduced. We have not established a cap on the use of proceeds to fund distributions. Our distributions, particularly during the period before we have substantially invested the net proceeds from the third offering (as defined herein), will likely exceed our earnings, which may represent a return of capital for tax purposes. See the heading “Item 7. Management’s Discussion and Analysis of Financial Condition” in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference herein for more information on our distributions.

Leverage

Our charter limits our total liabilities to 300% of the cost of our net assets, which we expect to approximate 75% of the cost of our tangible assets (before deducting depreciation, reserves for bad debt or other non-cash reserves); however, we may exceed that limit if a majority of our independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single asset. As of December 31, 2025, our debt to tangible assets ratio was 55%.

Investment Company Act Considerations

We intend to conduct our operations and operations of our subsidiaries so that none of us will be required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We will conduct our businesses primarily through our operating partnership, a wholly-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to carry out specific activities. We expect the focus of our business will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks” and therefore we will not be an investment company under Section 3(a)(1)(A) of the Investment Company Act. We also may invest in other real estate investments such as mortgages, preferred equity, mezzanine and other debt that may be secured by or related to real estate and real estate-related securities, and will otherwise be considered to be in the real estate business. Both we and the operating partnership intend to conduct our operations so that we comply with the limit imposed by the 40% test and neither will be primarily engaged in or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Therefore, we expect that we and the operating partnership will not be subject to registration or regulation as an investment company under the Investment Company Act. The securities issued to the operating partnership by its wholly-owned or majority-owned subsidiaries, which subsidiaries are neither investment companies nor companies excluded from the definition of investment company by Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, as well as any securities of any of our direct wholly-owned or majority owned subsidiaries, which direct subsidiaries are neither investment companies nor companies excluded from the definition of investment company by Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, are not investment securities for the purpose of the 40% test.

We may in the future organize special purpose subsidiaries of the operating partnership that will rely on Section 3(c)(1) and/or Section 3(c)(7) for their Investment Company Act exclusion and, therefore, the operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the operating partnership satisfies the 40% test. However, as stated above, we expect that even in such a situation most of our other wholly-owned and majority-owned subsidiaries will not meet the definition of investment company or rely on exclusions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute investment securities, and we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act, even if some special purpose subsidiaries do rely on Section 3(c)(1) or (1) Section 3(c)(7).

One or more of our subsidiaries or subsidiaries of the operating partnership may seek to qualify for an exclusion from registration as an investment company under the Investment Company Act pursuant to other provisions of the Investment Company Act, such as Section 3(c)(5)(C) which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of such a subsidiary’s portfolio be comprised of qualifying interests, and at least 80% of the total portfolio must be comprised of qualifying interests and real estate-related interests (and no more than 20% comprised of miscellaneous assets that are neither qualifying interests nor real estate-related interests). We expect our subsidiaries to rely on guidance published by the SEC or the staff of the SEC or on our own analyses of guidance published with respect to other types of assets to determine which assets are qualifying interests and real estate-related interests. Although we do not intend to be an investment company by virtue of the application of the 40% test discussed above, we, the operating partnership and/or our direct or indirect subsidiaries may seek to rely upon the exclusion from the definition of investment company provided by Section 3(c)(6) of the Investment Company Act, which is available for holding company-type entities “primarily engaged, directly or through majority- owned subsidiaries, in one or more of the business described in Sections 3(c)(3), 3(c)(4) and 3(c)(5), including Section 3(c)(5)(C), of the Investment Company Act…” In the context of a parent holding company conducting its business through its subsidiaries relying upon the Section 3(c)(5)(C) exclusion, we interpret “primarily engaged” element of the 3(c)(6) exclusion to require that at least 55% of the parent company’s assets to be invested in, and that at least 55% of the parent company’s income to be derived from, the parent company’s majority- and wholly-owned subsidiaries that qualify for the 3(c)(5)(C) exclusion.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C), including the nature of the assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. While as of the date of this prospectus the SEC has not taken further action specifically related to this request for comment, there can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including the guidance of the SEC or its staff regarding this exclusion, will not change in a manner that adversely affects our operations. To the extent that the SEC or its staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. Any additional guidance could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

We will monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these tests, and we will be responsible for making the determinations and calculations required to confirm our compliance with these tests. If the SEC does not agree with our determinations, we may be required to adjust our activities, those of the operating partnership, or those of our other subsidiaries.

Qualification for these exclusions could affect our ability to acquire, hold or dispose of investments, or could require us to dispose of investments that we might prefer to retain in order to remain qualified for such exclusions. Changes in current policies by the SEC and its staff could also require that we alter our business activities for this purpose. If we or our subsidiaries fail to maintain an exclusion from the Investment Company Act, we could, among other things, be required either to (i) change the manner in which we conduct our operations to avoid being required to register as an investment company, (ii) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (iii) register as an investment company, any of which would negatively affect the value of shares of our common stock, the sustainability of our business model, and our ability to make distributions. See the heading “Item 1A. Risk Factors” in our Annual Report on

Form 10-K for the fiscal year ended December 31, 2025 for a discussion of certain risks associated with the Investment Company Act.

Our Website

Our corporate website address is www.cfincometrust.com. The information contained on, or accessible through our corporate website or any other website that we may maintain is not incorporated by reference into this prospectus.

From time to time, we may use our website as a distribution channel for information about our company. The information posted through this channel may be deemed material. Accordingly, investors should monitor this channel, in addition to following our press releases and SEC filings.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series A Preferred Stock, see “Description of Capital Stock and Securities Offered” in this prospectus.

Issuer	Cantor Fitzgerald Income Trust, Inc.

Securities Offered	800,000 shares of Series A Preferred Stock (plus up to an additional 120,000 shares if the underwriters exercise their option to purchase additional shares of Series A Preferred Stock in full). We reserve the right to reopen this series and issue additional shares of Series A Preferred Stock either through public or private offerings and sales at any time.

Ranking	The Series A Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up, will rank:

•	senior to all classes and series of our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;

•	on parity with any other class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock (“Parity Stock”); and

•

junior to any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock. See “Description of Capital Stock and Securities—Preferred Stock —Series A Preferred Stock —Ranking”

Dividend Rate and Payment Dates	Holders of Series A Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, cumulative cash dividends in the amount of $2.375 per share each year, which is equivalent to the rate of 9.50% of the $25.00 liquidation preference per share per annum. Dividends are cumulative and payable quarterly in arrears on the last day of each of January, April, July and October of each year (or, if not a business day, the next succeeding business day) to all holders of record on the applicable record date. The first quarterly dividend for the shares of Series A Preferred Stock sold in this offering will be paid on July 31, 2026 and will be for the period from, and including, the original issue date to, and including, July 30, 2026. Dividends on the Series A Preferred Stock will accrue whether or not the dividends are authorized by our board of directors and declared by us. See “Description of Capital Stock and Securities Offered — Preferred Stock—Preferred Stock —Series A Preferred Stock — Dividends.”

Liquidation Preference

If we liquidate, dissolve or wind up, the holders of Series A Preferred Stock will be entitled to receive $25.00 per share, plus an amount equal to any accrued and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date of payment, after any payments are made to holders of our shares of capital stock that rank senior to the Series A Preferred Stock with respect to liquidation rights and before any payments are made to the holders of our common stock or any other shares of capital stock that rank junior to the Series A Preferred Stock with respect to liquidation rights. See “Description of Capital Stock and Securities Offered—Preferred Stock—Preferred Stock—Series A Preferred Stock—Liquidation Preference.”

Optional Redemption	We may not redeem the Series A Preferred Stock prior to April 8, 2031, except pursuant to provisions relating to preserving our qualification as a REIT and as described under the caption “Special Optional Redemption” below.

On and after April 8, 2031, the Series A Preferred Stock will be redeemable at our option for cash, in whole or in part, at any time or from time to time, at a price per share equal to $25.00, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on this payment date will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed. See “Description of Capital Stock and Securities Offered—Preferred Stock—Preferred Stock—Series A Preferred Stock—Optional Redemption.”

Special Optional Redemption	During any period of time after the original issuance of the Series A Preferred Stock (whether before or after April 8, 2031) when the Series A Preferred Stock ceases to be listed on the NYSE, the NYSE American, LLC (the “NYSE American”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq (a “Delisting Event”), we may, subject to certain conditions, redeem the outstanding Series A Preferred Stock, in whole or in part, after the Delisting Event, for a redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed upon the giving of notice.

During any period of time after the original issuance of the Series A Preferred Stock (whether before or after April 8, 2031) and upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the shares of Series A Preferred Stock, in whole or in part, on, or within 120 days after, the first date on which the Change of Control occurred, by paying $25.00 per share, plus an amount equal to all dividends accrued and unpaid thereon (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date for and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on such payment date will be included in the redemption price).

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, or a parent of us or the acquiring or surviving entity, has a class of common equity securities listed on the Nasdaq, the NYSE or the NYSE American, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq, the NYSE, or the NYSE American.

Notwithstanding the foregoing, if the transaction or series of transactions described in the first bullet point above (the “Change of Control Transaction”) forms part of a series of related transactions that are closed or consummated within twelve (12) months of the closing or consummation of the Change of Control Transaction (including, without limitation, any merger, consolidation, sale or transfer of assets, recapitalization, reorganization, or special or extraordinary distribution, in each case outside of the ordinary course of our business (the “Related Transactions”)), and if the aggregate consideration paid to us and/or holders of our common stock in connection with the Change of Control Transaction represents less than 50.0% of the aggregate consideration payable to us and/or our holders of common stock in connection with both the Change of Control Transaction and the Related Transactions on a combined basis, then the Change of Control Transaction shall be deemed to constitute a Change of Control, regardless of whether the second bullet point above is satisfied.

See “Description of Capital Stock and Securities Offered—Preferred Stock—Preferred Stock—Series A Preferred Stock—Special Optional Redemption.”

Change of Control Conversion Right	Upon the occurrence of a Change of Control during a continuing Delisting Event, unless we have elected to exercise our redemption right, holders of the Series A Preferred Stock will have the right to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of our Class I common stock or, if any class of our common stock is listed on a national securities exchange, of such class of common stock (“Listed common stock”), per share of Series A Preferred Stock, which is equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared), if any, on the Series A Preferred Stock to, but not including, the Conversion Date (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), by (ii) the Common Stock Price; and

•	2.47647, the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus. See “Description of Capital Stock and Securities Offered—Preferred Stock—Series A Preferred Stock—Change of Control Conversion Right” in this prospectus.

Upon such a conversion, the holders will be limited to a maximum number of shares of our Class I common stock or Listed common stock, as applicable, equal to the lesser of (i) the conversion value the Series A Preferred Stock (equal to the liquidation preference and accrued and unpaid dividends, if any, thereon), divided by the closing price of our Class I common stock or Listed common stock, as applicable, on the date of the event triggering the Change of Control and (ii) the Share Cap, subject to adjustments, which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock.

If, prior to the Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert their shares of Series A Preferred Stock called for redemption in connection with a Change of Control during a continuing Delisting Event and any shares of Series A Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Conversion Date.

For definitions of “CoC Conversion Right,” “Conversion Date” and “Common Stock Price,” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the CoC Conversion Right, see “Description of Capital Stock and Securities Offered—Preferred Stock—Series A Preferred Stock—Change of Control Conversion Right” in this prospectus.

Except as provided above in connection with the CoC Conversion Right, the shares of Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.

Voting Rights	Holders of Series A Preferred Stock will have only the following limited voting rights.

If dividends on any outstanding shares of Series A Preferred Stock are in arrears for six or more quarterly periods (whether or not authorized or declared or consecutive), holders of Series A Preferred Stock and holders of any other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, and with which the holders of Series A Preferred Stock will be entitled to vote together as a single class, will have the exclusive power, voting together as a single class, to elect two additional directors until all accrued and unpaid dividends on the Series A Preferred Stock have been fully paid.

In addition, we may not amend our charter or bylaws (whether by merger, consolidation or otherwise) to materially and adversely change the rights, preferences, privileges or voting powers of the Series A Preferred Stock or create, issue or increase in the number of authorized shares of any class or series of equity securities ranking senior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up (including securities convertible into or exchangeable for any senior securities) without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter collectively by holders of outstanding shares of Series A Preferred Stock and holders of any other similarly-affected classes and series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, voting together as a single class.

Holders of Series A Preferred Stock will not have any voting rights in connection with any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock (the “Articles Supplementary”), as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, whether or not we are the surviving entity, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remains outstanding with the terms thereof unchanged in all material respects or is exchanged for stock of the successor person or entity with substantially identical rights, taking into account that, upon the occurrence of an event described in this sentence, we may not be the surviving entity. See “Description of Capital Stock and

Securities Offered—Preferred Stock—Series A Preferred Stock—Voting Rights.”

No Maturity, Sinking Fund or Mandatory Redemption	The Series A Preferred Stock will not have any stated maturity date and will not be subject to mandatory redemption or any sinking fund. We are required neither to redeem the shares of Series A Preferred Stock nor set apart funds to redeem the shares of Series A Preferred Stock. Accordingly, the shares of Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them for cash or, under the limited circumstances where the holders of Series A Preferred Stock have a CoC Conversion Right and decide to convert the shares of Series A Preferred Stock.

Ownership and Transfer Restrictions	Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock, including the Series A Preferred Stock, intended, among other things, to maintain our status as a REIT. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock. See “Description of Capital Stock and Securities Offered — Restrictions on Ownership of Shares.”

Proposed Listing and Trading Symbol	No current market exists for the Series A Preferred Stock or our common stock. We have been approved to list the shares of the Series A Preferred Stock on the NYSE under the symbol “CFTR-PRA.” We expect trading to commence within 5 days after the initial issuance of the shares of Series A Preferred Stock in this offering. We cannot assure you that our listing application will be approved.

Delisting Penalty	Upon the occurrence of a Delisting Event, the dividend rate specified will be increased on the day after the occurrence of the Delisting Event by 2.00% per annum to the rate of 11.50% of the $25.00 per share stated liquidation preference per annum (equivalent to $2.875 per annum per share) from and as of the date of the Delisting Event. Following the cure of a Delisting Event, the dividend rate will revert to the rate of 9.50% of the $25.00 per share stated liquidation preference per annum.

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting the underwriting discount and other estimated offering expenses payable by us will be approximately $17.6 million (or approximately $20.5 million if the underwriters exercise their option to purchase additional shares of Series A Preferred Stock in full).

We will contribute these net proceeds to our operating partnership in exchange for preferred units of our operating partnership which have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock. We, acting through our operating partnership, will use the net proceeds from this contribution to acquire our target assets in a manner consistent with our investment strategies and investment guidelines described in this prospectus, refinance, repurchase or repay certain existing indebtedness of ours and our subsidiaries, including amounts outstanding under our credit facility, and for general corporate purposes.

Settlement Date	Delivery of the shares of Series A Preferred Stock will be made against payment therefor on or about April 8, 2026.

RISK FACTORS

An investment in our Series A Preferred Stock involves various risks and uncertainties. You should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 24, 2026, together with the other information included in or incorporated by reference into this prospectus, the following risk factors, and the risks we have highlighted in other sections of this prospectus, before purchasing our Series A Preferred Stock. Such risks could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our Series A Preferred Stock to decline and could cause you to lose all or part of your investment. Such risks and uncertainties are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Our Series A Preferred Stock

There is no established trading market for the Series A Preferred Stock and listing on the NYSE does not guarantee a market for the Series A Preferred Stock.

The Series A Preferred Stock is a new issue of securities with no established trading market. We have been approved to list the Series A Preferred Stock on the NYSE and expect to begin trading within 5 days after the initial issuance of the shares of Series A Preferred Stock.

There is no guarantee the Series A Preferred Stock will remain listed on the NYSE or any other nationally recognized exchange. If the Series A Preferred Stock is delisted from the NYSE or another nationally recognized exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for the Series A Preferred Stock;

•	reduced liquidity with respect to the Series A Preferred Stock;

•

a determination that the Series A Preferred Stock is “penny stock,” which will require brokers trading in the Series A Preferred Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Series A Preferred Stock; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Moreover, an active trading market on the NYSE for the Series A Preferred Stock may not develop or, if it does develop, may not last, in which case the market price of the Series A Preferred Stock could be materially and adversely affected.

We have been advised by the underwriters that they intend to make a market in the Series A Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

The market price and trading volume of the Series A Preferred Stock may fluctuate significantly and be volatile due to numerous circumstances beyond our control.

The trading prices of preferred equity securities issued by REITs and other real estate companies historically have been affected by changes in market interest rates. One of the factors that may influence the market price of the Series A Preferred Stock is the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments. An increase in market interest rates may lead prospective purchasers of the Series A Preferred Stock to demand a higher annual yield, which could reduce the market price of the Series A Preferred Stock.

Future offerings of debt securities or shares of our capital stock, including future offerings of traded or non-traded preferred stock, expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up may adversely affect the market price of the Series A Preferred Stock.

Our ability to pay dividends is limited by the requirements of Maryland law and may be impacted by additional indebtedness we may incur and our financing arrangements.

Our ability to pay dividends on the Series A Preferred Stock is limited by the laws of Maryland. Under Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series of stock provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of stock then outstanding, if any, with preferential rights upon dissolution senior to those of the Series A Preferred Stock.

Our ability to pay dividends on the Series A Preferred Stock may also be impacted by additional indebtedness we may incur to finance our operations. If we incur additional indebtedness and become more highly leveraged, our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock may be negatively impacted. Increases in our borrowing could affect our financial condition and make it more difficult for us to comply with the financial covenants governing our indebtedness.

Further, under the terms of our current financing arrangements, and possibly any future financing arrangements, we will not be permitted to pay dividends that would result in an event of default or if an event of default has occurred and is continuing. As a result of these and other factors, we cannot assure you that we will be able to pay dividends on the Series A Preferred Stock in the future.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum U.S. federal income tax rate applicable to income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates is currently 20%, plus a 3.8% “Medicare tax” surcharge. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. However, ordinary REIT dividends constitute “qualified business income,” and thus a 20% deduction is available to individual taxpayers with respect to such dividends, resulting in a 29.6% maximum U.S. federal income tax rate (plus the 3.8% surtax on net investment income, if applicable) for individual U.S. stockholders. However, to qualify for this deduction, the stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (considering certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The more-favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of our Series A Preferred Stock.

The Series A Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional shares of preferred stock and by other transactions.

The Series A Preferred Stock will rank junior to all of our existing and future indebtedness, any classes and series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up, and other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our charter currently authorizes the issuance of up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more classes or series. Our board of directors has the authority, without further action by the stockholders, to amend our charter from time to time to increase or decrease the number of authorized shares of preferred stock and to authorize us to issue shares of preferred stock in one or more classes or series and to fix the number of shares, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption applicable to each such class or series of preferred stock. Our board of directors may, without notice to or the consent of holders of Series A Preferred Stock, authorize the issuance and sale of additional shares of Series A Preferred Stock and authorize and issue additional shares of capital stock ranking junior to or on parity with the Series A Preferred Stock from time to time. The issuance of additional shares of Series A Preferred Stock or additional shares of Parity Stock would dilute the interests of the holders of Series A Preferred Stock, and the issuance of shares of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up (with the requisite vote of holders of Series A Preferred Stock and other classes or series of our Parity Stock as described in this prospectus) or the incurrence of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock. Other than the CoC Conversion Right afforded to holders of Series A Preferred Stock that may become exercisable in connection with certain changes of control as described in this prospectus under the heading “Description of Capital Stock and Securities Offered—Preferred Stock—Series A Preferred Stock—Change of Control Conversion Right,” none of the provisions relating to the Series A Preferred Stock contain any terms relating to or limiting our indebtedness or affording the holders of Series A Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, that might adversely affect the holders of Series A Preferred Stock, so long as the rights of the Series A Preferred Stock are not materially and adversely affected.

The future issuance or sale of additional shares of Series A Preferred Stock could adversely affect the trading price of our Series A Preferred Stock.

Future issuances or sales of shares of Series A Preferred Stock in the public market or the perception that issuances or sales might occur, could adversely affect the per share trading price of our Series A Preferred Stock. The per share trading price of Series A Preferred Stock may decline significantly upon the sale or offering of additional shares of Series A Preferred Stock.

Because we conduct substantially all of our operations through our operating partnership, our ability to pay dividends on the Series A Preferred Stock depends almost entirely on the distributions we receive from the operating partnership. We may not be able to pay dividends regularly.

We may not be able to pay dividends on a regular quarterly basis in the future. We intend to contribute the entire net proceeds from this offering to the operating partnership in exchange for Series A Preferred Units in the operating partnership that have substantially the same economic terms as the Series A Preferred Stock. Because we conduct substantially all of our operations through our operating partnership, our ability to pay dividends on the Series A Preferred Stock will depend almost entirely on payments and distributions we receive on our interests in the operating partnership. If the operating partnership fails to operate profitably and to generate sufficient cash from operations (and the operations of its subsidiaries), we may not be able to pay dividends on the Series A Preferred Stock. Furthermore, the issuance of additional shares of capital stock ranking on parity with or senior to the Series A Preferred Stock will substantially increase the cash required to continue to pay cash dividends at stated levels. Any common stock or preferred stock that may be issued in the future to finance acquisitions, upon exercise of stock options or otherwise, would have a similar effect.

As a holder of Series A Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Series A Preferred Stock are limited. Our classes of common stock are the only classes of our capital stock currently outstanding that have full voting rights. Voting rights for holders of Series A Preferred Stock exist primarily with respect to the ability to elect two additional directors to our board of directors if six or more quarterly dividends payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our charter, including the Articles Supplementary, that materially and adversely affect the rights of the Series A Preferred Stock or create additional classes or series of shares of our capital stock that are senior to the Series A Preferred Stock. Other than the limited circumstances described in this prospectus, holders of Series A Preferred Stock will not have any voting rights. See “Description of Capital Stock and Securities Offered — Preferred Stock — Series A Preferred Stock — Voting Rights.”

Holders of Series A Preferred Stock will have limited rights in connection with a Delisting Event and may have to hold their shares for an indefinite period of time.

Holders of Series A Preferred Stock will not have any redemption rights. In addition, holders of Series A Preferred Stock will not have any right to convert the shares of Series A Preferred Stock into shares of our Class I common stock or Listed common stock, as applicable, in connection with a Delisting Event, unless a Change of Control occurs during a continuing Delisting Event. Therefore, holders of Series A Preferred Stock may have to hold their shares for an indefinite period of time if a Delisting Event occurs.

In addition, if a holder of Series A Preferred Stock elects to exercise its CoC Conversion Right in connection with the occurrence of a Change of Control during a continuing Delisting Event (unless we have elected to exercise our redemption right), some or all of the Series A Preferred Stock held by such holder will convert into a number of shares of our Class I common stock or Listed common stock, as applicable, (or equivalent value of alternative consideration), at a predetermined ratio. There is no active trading market for our Class I common stock and holders of our Class I common stock may not be able to sell their shares under our share repurchase program.

For a description of the risks related to our share repurchase program, see the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein.

The Change of Control conversion and redemption features of the Series A Preferred Stock may make it more difficult for a party to acquire us or discourage a party from seeking to acquire us.

Upon the occurrence of a Change of Control, holders of Series A Preferred Stock will, under certain circumstances, have the right to convert some of or all their shares of Series A Preferred Stock into shares of our Class I common stock or Listed common stock, as applicable, or equivalent value of alternative consideration, and under these circumstances we will also have a Change of Control redemption right to redeem shares of Series A Preferred Stock. Upon exercise of this CoC Conversion Right, the holders will be limited to a maximum number of shares of our Class I common stock or Listed common stock, as applicable, pursuant to a predetermined ratio. These features of the Series A Preferred Stock may have the effect of discouraging a third party from seeking to acquire us or of delaying, deferring or preventing a Change of Control under circumstances that otherwise could provide the holders of our Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

The Change of Control conversion features of the Series A Preferred Stock may not adequately compensate you upon the occurrence of a Change of Control and may only provide you with an option to convert into a security that is not currently listed on a national securities exchange and is illiquid.

Upon the occurrence of Change of Control during a continuing Delisting Event, holders of Series A Preferred Stock will, under certain circumstances, have the right to convert some of or all their shares of Series A Preferred Stock into shares of our Class I common stock or Listed common stock, as applicable, (or equivalent value of alternative consideration) and under these circumstances we will also have a change of control redemption right to redeem shares of Series A Preferred Stock. Upon exercise of this CoC Conversion Right, the holders will be limited to a maximum number of shares of our Class I common stock or Listed common stock, as applicable, pursuant to a predetermined ratio. The conversion may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock. In addition, because our Class I common stock is not currently listed on a national securities exchange, our Class I common stock is illiquid and does not trade.

Our charter contains and the Articles Supplementary will contain restrictions upon ownership and transfer of the Series A Preferred Stock and our common stock, which may impair the ability of holders to convert Series A Preferred Stock into our Class I common stock or Listed common stock, as applicable, upon a Change of Control.

The Articles Supplementary will provide that the ownership limitations described below apply to ownership of shares of Series A Preferred Stock pursuant to our charter. Our charter contains restrictions on ownership and transfer of our capital stock intended to, among other purposes, assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, to assist us in qualifying as a REIT, our charter prohibits anyone from owning, or being deemed to own by virtue of the applicable beneficial or constructive ownership provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value of our outstanding capital stock of all classes or series, including the Series A Preferred Stock, unless such person receives an exemption prospectively or retroactively from our board of directors. See “Description of Capital Stock and Securities Offered—Preferred Stock—Series A Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus. You should consider these ownership limitations prior to your purchase of the Series A Preferred Stock. In addition, the Articles Supplementary will provide that, notwithstanding any other provision of the Series A Preferred Stock, no holder of shares of Series A Preferred Stock will be entitled to convert such shares of Series A Preferred Stock into shares of our Class I common stock or Listed common stock, as applicable, to the extent that receipt of such Class I common stock or Listed common stock, as applicable, would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the Articles Supplementary setting forth the terms of the Series A Preferred Stock, unless we provide an exemption from this limitation for such holder, which may limit your ability to convert the Series A Preferred Stock into our Class I common stock or Listed common stock, as applicable, upon a Change of Control. The restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series A Preferred Stock.

Holders of Series A Preferred Stock should not expect us to redeem the Series A Preferred Stock on or after the date they become redeemable at our option.

The Series A Preferred Stock will not have any stated maturity date, will not be subject to mandatory redemption and will not be redeemable at the option of holders of Series A Preferred Stock. The Series A Preferred Stock may be redeemed by us at our option either in whole or in part, from time to time, at any time on or after April 8, 2031. Any decision we may make at any time to propose a redemption of the Series A Preferred Stock, if and when we have the right to do so, will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. We are under no obligation, and holders of Series A Preferred Stock should not expect us, to exercise our redemption right.

The amount of your liquidation preference is fixed, and you will have no right to receive any greater payment.

The payment due to holders of the Series A Preferred Stock upon liquidation is fixed at the liquidation preference of $25.00 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) thereon, if any, to, but not including, the date of payment. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. In addition, if the market price of your share of Series A Preferred Stock is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.

Because no public trading market for our common stock currently exists, it will be difficult for you to sell any shares of common stock and, if you are able to sell such shares, you will likely sell them at a substantial discount to the then-current public offering price.

If you elect to exercise your CoC Conversion Right as described under “Description of Capital Stock and Securities Offered—Preferred Stock—Series A Preferred Stock — Change of Control Conversion Right,” you will receive shares of our Class I common stock unless we list a class of common stock on a national security exchange. There is no public market for our common stock and we currently have no plans to list any class or series of our common stock on a national securities exchange. Until our common stock is listed, if ever, it will be difficult for you to sell shares of common stock. In addition, our charter prohibits the ownership of more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted (prospectively or retroactively) by our board of directors, which may discourage large investors from purchasing your shares of common stock. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program without stockholder approval. Further, the share repurchase program includes numerous restrictions that will severely limit your ability to sell your shares of common stock. We describe these restrictions in more detail under “Description of Capital Stock and Securities Offered—Share Repurchase Program.” Therefore, it will be difficult for you to sell your shares of common stock promptly or at all. If you are able to sell your shares of common stock, you would likely have to sell them at a substantial discount to the then-current public offering price. It is also likely that your shares of common stock would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares of common stock, if you purchase our shares of Series A Preferred Stock and elect to exercise your CoC Conversion Right to receive shares of our Class I common stock, you should be prepared to hold them for an indefinite period of time and only as a long-term investment.

If we pay cash distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

Our organizational documents do not restrict us from paying distributions from any source and do not restrict the amount of distributions we may pay from any source, including proceeds from this offering, our public offerings of common stock, or the proceeds from the issuance of securities in the future, other third party borrowings, advances from our advisor or our sponsor or from our advisor’s deferral or waiver of its fees under the advisory agreement. Distributions may also be funded at least in part, indirectly, due to: (i) organizational and offering expenses paid on our behalf by our advisor, which may be subject to reimbursement to our advisor or its affiliates, (ii) other expenses borne by our advisor, that may be subject to reimbursement to our advisor, and (iii) our advisor’s ability to elect to receive a portion of its asset management fee in Class I common stock or Class I operating partnership units, which may be repurchased at a later date. In addition, these factors may have a smoothing effect on our NAV. It is anticipated that during the offering and acquisition phase, when building our portfolio and before the properties have had an opportunity to appreciate, distributions are more likely to be funded at least partially with cash flows from financing activities determined on a GAAP basis, which may include, among other things, offering proceeds and borrowings. This distribution policy may not be a sustainable long-term policy. Distributions paid from sources other than current or accumulated earnings and profits, particularly during the period before we have substantially invested the net proceeds from this offering and our public offerings of common stock, may constitute a return of capital for tax purposes. From time to time, particularly during the period before we have substantially invested the net proceeds from this offering and our public offerings of common stock, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. In these situations, we may make distributions in excess of our cash flow from operations, investment activities and strategic financings to satisfy the REIT distribution requirement. In such an event, we would look first to other third party borrowings to fund these distributions. If we fund distributions from financings, the net proceeds from the offerings or sources other than our cash flow from operations, we will have less funds available for investment in income-producing commercial real estate and our stockholders’ overall return may be reduced. In addition, if the aggregate amount of cash we distribute to stockholders in any given year exceeds the amount of our taxable income generated during the year, the excess amount will either be (1) a return of capital or (2) a gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. Such distributions may effectively dilute or reduce the value of the stockholders remaining interest in our net asset value.

If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments, we may have to reduce our distribution rate, our net asset value may be negatively impacted and our stockholders overall return may be reduced. As of December 31, 2025, we have declared cumulative distributions of $113,232,374 on our common stock, of which 14% of our cash distributions were paid using sources other than the cash flow from operations, including borrowings and proceeds from our public offerings of common stock. For the year ended December 31, 2025, 100% of our cash distributions were paid using sources from our cash flow from operations.

USE OF PROCEEDS

We estimate that the net proceeds from this offering after deducting the underwriting discount and other estimated offering expenses payable by us will be approximately $17.6 million (or approximately $20.5 million if the underwriters exercise their option to purchase additional shares of Series A Preferred Stock in full). We intend to contribute these net proceeds to our operating partnership in exchange for preferred units of our operating partnership, which have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock.

We, acting through our operating partnership, intend to use the net proceeds from this offering to acquire our target assets in a manner consistent with our investment strategies and investment guidelines described in this prospectus, refinance, repurchase or repay certain existing indebtedness of ours and our subsidiaries, including amounts outstanding under the Citizens Credit Facility, and for general corporate purposes.

As of December 31, 2025, we had approximately $101.2 million outstanding under the Citizens Credit Facility. Borrowings outstanding under the Citizens Credit Facility bear interest based on (i) a term Secured Overnight Financing Rate (SOFR) rate plus a margin ranging from 2.20% to 2.50%, or (ii) an alternative base rate plus a margin ranging from 1.20% to 1.50%, depending on our loan to value ratio. The Citizens Credit Facility matures on July 16, 2028, and may be extended pursuant to two one-year extension options, subject to continuing compliance with the financial covenants and other customary conditions and the payment of an extension fee.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our day-to-day operations and our portfolio of investments, subject to the board’s supervision. Our directors have a fiduciary duty to supervise our relationship with our advisor.

Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors but may not be fewer than three. Our charter also provides that a majority of our directors must be independent of us, our advisor and our respective affiliates except for a period of 60 days after the death, resignation or removal of an independent director pending the election of his or her successor. We currently have three independent directors on our board of directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates, has not been so for the previous two years and meets the other requirements set forth in our charter. Our independent directors also meet the director independence standards of the NYSE. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and approved by a vote of our board of directors as required by the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. A vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director or a vacancy following the removal of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as an ordinarily, prudent person in a like position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity although we expect our audit committee would act on these matters.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors, and our board has an audit committee that consists solely of independent directors.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors. The audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors;

•	the performance of our internal and independent auditors; and

•	the approval of transactions, and resolution of other conflicts of interest, between us and our advisor and its affiliates.

The audit committee will also select the independent public accountants to audit our annual financial statements, review with the independent public accountants the plans and results of the audit engagement and consider and approve the audit and non-audit services and fees provided by the independent public accountants. Our audit committee is comprised of Arthur F. Backal, John M. Matteson and Dean Palin, all of whom are independent directors. Mr. Palin serves as the chairman of our audit committee and is our audit committee financial expert.

Executive Officers and Directors

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name*	Age	Positions
Brandon Lutnick . . . . . . . . . . . . . . . . . . . . . . . . .	27	Chairman of the Board of Directors
William Ferri. . . . . . . . . . . . . . . . . . . . . . . . . . . . .	59	Chief Executive Officer
Danny H. Salinas. . . . . . . . . . . . . . . . . . . . . . . . . .	45	Chief Financial Officer and Treasurer
Christopher A. Milner. . . . . . . . . . . . . . . . . . . . . .	59	President
Kyle Lutnick . . . . . . . . . . . . . . . . . . . . . . . . . . . .	29	Director
Arthur F. Backal . . . . . . . . . . . . . . . . . . . . . . . . . .	63	Independent Director
John M. Matteson . . . . . . . . . . . . . . . . . . . . . . . . .	61	Independent Director
Dean Palin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	56	Independent Director

*	The address of each executive officer and director listed is 110 E. 59th Street, New York, NY 10022.

Brandon Lutnick. Mr. Brandon Lutnick has served as Chairman of our Board since March 2025. Mr. Brandon Lutnick has served as Chairman of Cantor and Chief Executive Officer of CF Group Management, Inc.

(“CFGM”) since February 2025. Mr. Brandon Lutnick joined Cantor in April 2022 in equity sales and trading and most recently has worked in the Office of the Chairman, managing strategy and overseeing other special projects relating to Cantor and its affiliates since April 2024. Since April 2024, Mr. Brandon Lutnick has also served as the Chairman and Chief Executive Officer of Cantor’s special purpose acquisition companies, commonly referred to as SPACs, including Cantor Equity Partners, Inc. and Cantor Equity Partners I, Inc. Prior to his positions at Cantor, Mr. Brandon Lutnick began his career as a Credit Analyst at Oak Hill Advisors, L.P in June 2021. In May 2021, Mr. Brandon Lutnick graduated from Stanford University with a bachelor’s degree in Symbolic Systems.

Mr. Brandon Lutnick is a valuable member of our Board due to his diverse corporate experience, including managing corporate strategy and overseeing special projects.

William Ferri. Mr. Ferri has served as our Chief Executive Officer since March 2025. Mr. Ferri has served as the Global Head of Cantor Fitzgerald Asset Management since January 2022 after a more than 25 year career at UBS. Since 2017, Mr. Ferri was Head of Americas for UBS Asset Management, during which time his business achieved record asset growth and profitability. From 2007 until December 2021, Mr. Ferri was Group Managing Director, and the longest tenured leader on the UBS Asset Management Executive Board, a tenure during which the business grew to over $1 trillion in assets under management and attained its highest historical profitability. Mr. Ferri was a key founder of the UBS O’Connor and Hedge Fund Solutions businesses in 2000, which remain leading global hedge fund industry businesses. Mr. Ferri started his career in 1991 practicing corporate law at Seward & Kissel. He holds a Bachelor of Science in Industrial & Labor Relations from Cornell University and a Juris Doctor from the University of North Carolina at Chapel Hill School of Law.

Danny H. Salinas. Mr. Salinas has served as our Chief Financial Officer and Treasurer since September 2025. He served as director on our Board from September 2025 until January 2026. Mr. Salinas joined Cantor in September 2023 as Senior Managing Director and Chief Financial Officer. As Chief Financial Officer, Mr. Salinas is responsible for Cantor’s financial operations, including accounting, finance, regulatory reporting, treasury, financial planning and analysis, as well as taxation, risk management, and investor relations. Prior to joining Cantor, Mr. Salinas held various executive positions for over a decade at TD Bank Group. Mr. Salinas served as Chief Financial Officer at TD Securities from April 2018 to September 2023 and as Head of US Tax Planning from March 2013 to March 2018. Mr. Salinas also practiced as a tax attorney at Simpson, Thacher & Bartlett, from September 2008 to March 2013, where he advised on strategic corporate transactions. He began his career at Deloitte & Touche, where he received his CPA license. Mr. Salinas holds FINRA Series 27 and 79 licenses. Mr. Salinas holds a Juris Doctor from Georgetown University, where he graduated magna cum laude, and a Bachelor of Science in accounting from Rutgers University.

Christopher A. Milner. Mr. Milner has served as our and our advisor’s President since May of 2020. Mr. Milner has also served as the Head of Commercial Real Estate Investment Management at Cantor since March 2013. In May of 2019 Mr. Milner became a member of the investment committee of the manager for Cantor Silverstein Opportunity Zone series of funds co-sponsored by our sponsor. Additionally, Mr. Milner served as a member of the board of the Institute for Portfolio Alternatives from 2020 to 2022. Previously, Mr. Milner spent 14 years at BlackRock and was a co-founder of its Commercial Real Estate Debt business. Mr. Milner was Global Head of CRE Debt and President of the Carbon Capital series of private real estate debt funds as well as a member of BlackRock’s Corporate Leadership Committee, the Real Estate Executive Committee and the Global Real Estate Investment Committee. Prior to joining BlackRock in 1997, Mr. Milner was responsible for origination, underwriting and securitization of all commercial mortgage conduit loan production at PNC and was also a member of the PNC M&A team which acquired BlackRock and Midland Loan Services in 1995 and 1998, respectively. Mr. Milner received an MBA in finance with a concentration in real estate from Indiana University and a Bachelor of Arts degree in economics from DePauw University.

Kyle Lutnick. Mr. Kyle Lutnick has served as one of our directors since January 2026. Mr. Lutnick has also served as Executive Vice Chairman of Cantor since February 2025. He was named President of CFGM, in

February 2025. Mr. Lutnick has served as a director of Newmark since February 2025. From April 2024 to February 2025, Mr. Kyle Lutnick served as Global Managing Director of Knotel, Inc. (“Knotel”), a flexible office and workspace business of Newmark. From May 2021 to March 2024, Mr. Kyle Lutnick also held positions within Knotel, including General Manager of UK & EMEA and Vice President of Business Development. Prior to joining Knotel, from September 2020 to April 2021, Mr. Kyle Lutnick was an Associate on Newmark’s retail advisory team, where he advised clients in New York City. In 2019, Mr. Kyle Lutnick graduated from Stanford University with a bachelor’s degree in Psychology.

Mr. Kyle Lutnick is a valuable member of our Board due to his experience in real estate and business management.

Independent Directors

Arthur F. Backal. Mr. Backal has served as one of our independent directors since February 2017. Mr. Backal founded and has served as the President and Chief Executive Officer of Backal Hospitality Group, LLC, a premier New York-based hospitality and event services company, since December 2007. Mr. Backal also founded and has served as the President of State of the Art Enterprises, Inc., a premier New York-based full- service event planning company, since November 2002. Prior to founding Backal Hospitality Group and State of the Art Enterprises, Mr. Backal focused on the New York hospitality industry, holding various positions with a number of hotels in New York City, including the Plaza, the Pierre, the Helmsley Palace and the St. Regis. Mr. Backal served as a director of Rodin Income Trust, Inc. from March 2021 until its dissolution in December 2022. Mr. Backal holds a Bachelor of Arts in Hospitality Business from Michigan State University.

Mr. Arthur F. Backal is a valuable member of our Board due to his extensive experience in business management.

John M. Matteson. Mr. Matteson has served as one of our independent directors since February 2017. Mr. Matteson is the Founder of The Matteson Companies, or TMC, a Boston-based real estate investment and development company, which he founded in June 2014. At TMC, Mr. Matteson has been responsible, in partnership with GFI Partners, a Boston-based real estate advisor, for acquiring investments, ranging from projects such as net leased warehouse and warehouse development to office and residential development, totaling over $1.2 billion in gross asset value. Prior to forming TMC, Mr. Matteson spent eleven years from September 2004 to June 2014 as the Regional Director of the Archon Group, a Goldman Sachs Company, managing Goldman Sachs’ Boston real estate division, where he was responsible for investing over $2 billion of the firm’s equity nationally, focusing on Boston, New York City and Chicago. Mr. Matteson is a graduate of the University of Wisconsin – Madison where he received a Bachelor of Science in Economics.

Mr. John M. Matteson is a valuable member of our Board due to his extensive real estate investment experience.

Dean Palin. Mr. Palin has served as one of our independent directors and our audit committee financial expert since February 2017. Mr. Palin has served as a Principal of Palin Enterprises, a national real estate organization that oversees a major portfolio of residential, commercial and industrial properties located across the country from New York to California, since 1990. Mr. Palin’s work with Palin Enterprises focuses on the development, including new construction and rehabilitation, and management and leasing of residential, commercial and industrial complexes. During the past 10 years, Mr. Palin has expanded Palin Enterprises’ residential development portfolio with new developments in Brooklyn, Queens and Long Beach, New York. Palin Enterprises owns and operates over five million square feet of industrial space. In addition, over the past 20 years, Mr. Palin has partnered with, operated and invested in many New York City restaurants. Mr. Palin holds a Bachelor of Science in Business from the Boston University School of Management.

Mr. Dean Palin is a valuable member of our Board due to his extensive experience in real estate and business management.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $20,000, with the chairman of the audit committee receiving an additional annual retainer of $5,000. In addition, we pay independent directors for attending board and committee meetings $1,000 in cash for each board and committee meeting attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.

Notwithstanding the foregoing arrangement, each of our independent directors will receive a minimum of $25,000 annually for service on our board of directors.

Long-Term Incentive Plan

We adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, if any, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock.

Our long-term incentive plan authorizes the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance awards, dividend equivalents, limited partnership interests in our operating partnership, or any other right relating to our common stock or cash; provided that our long-term incentive plan prohibits the issuance of stock appreciation rights and dividend equivalent rights unless and until our shares of common stock are listed on a national securities exchange. As required by the NASAA REIT Guidelines, the maximum number of shares of our common stock that may be issued upon the exercise or grant of an award under our long-term incentive plan will not exceed in the aggregate, an amount equal to 5% of the outstanding shares of our common stock on the date of grant of any such awards. Any stock options or stock appreciation rights granted under our long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant. The exercise price or base price may not be reduced, directly or indirectly, or indirectly by cancellation and regrant, without the prior approval of our stockholders.

An option is a right to purchase shares of our common stock at a specified price during specified times. A stock appreciation right is a right to receive a payment equal to the difference between the fair market value of a share of our common stock as of the date of exercise over the base value determined by our board of directors, or a committee of our board of directors. Restricted stock means a right to receive shares of our common stock that is subject to certain restrictions and to risk of forfeiture. A restricted stock unit is a right to receive shares of our common stock (or the equivalent value in cash or other property if our board of directors or the committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture. A deferred stock unit is similar to a restricted stock unit, except that the right is not subject to risk of forfeiture. A dividend equivalent is a right to receive a payment equal to dividends with respect to all or a portion of the number of shares subject to an award. Payment of awards under the long-term incentive plan may be made in cash, shares of our common stock, or any other form of property as the committee shall determine.

Our board of directors, or a committee of our board of directors, will administer our long-term incentive plan with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals, and to make all other decisions and determinations that may be required to administer the plan. As described above under “—Compensation of Directors,” our board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.

No awards may be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors or the committee, no unexercised or restricted award granted under our long-term incentive plan is transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum of 2,000,000 shares of our common stock for issuance under our long-term incentive plan. Any class of stock may be issued in the discretion of our board of directors. However, unless and until our board of directors determines otherwise, all stock issued under our long-term incentive plan will consist of common stock. If an award is cancelled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares will again be available for issuance under the long-term incentive plan. Shares subject to awards settled in cash, or withheld to satisfy minimum tax requirements also will again be available for issuance under the long-term incentive plan. If the full number of shares subject to an award is not issued upon exercise of an option or a stock appreciation right, such as by reason of a net-settlement of an award, only the actual number of shares issued will be considered for purposes of determining the number of shares remaining available for issuance under the long-term incentive plan. Certain substitute awards do not count against shares otherwise available for awards under the long-term incentive plan.

In the event of a nonreciprocal transaction between our company and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under our long-term incentive plan will be adjusted proportionately and our board of directors must make such adjustments to our long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under our long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Upon the occurrence or in anticipation of any corporate event or transaction involving us (including, without limitations, any merger, reorganization, recapitalization, combination or exchange of shares), the committee may, in its sole discretion, provide (i) that awards will be settled in cash rather than shares of our common stock, (ii) that awards will become immediately vested and exercisable and expire after a designated period of time to the extent not exercised, (iii) that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying shares of common stock over the exercise price of the award, (v) that performance targets and performance periods for performance awards will be modified, or (vi) any combination of the foregoing. The committee’s determination need not be uniform and may be different for different participants whether or not similarly situated.

Our long-term incentive plan will automatically expire on the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate our long-term incentive plan at any time. The expiration or other termination of our long-term incentive plan will have no adverse impact on any award previously granted under our long-term incentive plan. Our board of directors or the committee may amend our long-term incentive plan at any time, but no amendment will adversely affect any award previously granted without the consent of the participant affected thereby. No amendment to our long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, policy or regulation applicable to our long-term incentive plan or the listing or other requirements of any stock exchange on which shares of our common stock are listed or traded.

As of September 30, 2025, we have not issued any awards under our long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter generally limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in that capacity subject to the limitations set forth under Maryland law or our charter.

Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, in addition to the above limitations of the MGCL, our charter provides that our directors, our advisor and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We have also purchased and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is Cantor Fitzgerald Income Advisors, LLC. Our advisor is a limited liability company that was formed in the State of Delaware on February 11, 2016. As our advisor, Cantor Fitzgerald Income Advisors, LLC has contractual and fiduciary responsibilities to us and our stockholders.

The officers of our advisor are as follows:

Name	Age	Positions
William Ferri	59	Chief Executive Officer
Danny H. Salinas	45	Chief Financial Officer
Christopher A. Milner	59	President

The backgrounds of Messrs. Ferri, Salinas and Milner are described above in the “Management — Executive Officers and Directors.”

The Advisory Agreement

Services

Under the terms of the advisory agreement, our advisor will use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will manage our day-to-day operations (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	assisting our board of directors in developing, overseeing, implementing and coordinating our monthly NAV procedures;

•	providing information about our properties and other assets and liabilities to the Independent Valuation Firm and other parties involved in determining our monthly NAV;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	reviewing and analyzing the operating and capital budgets of properties we may acquire and properties underlying our investments;

•	sourcing and structuring our property acquisitions and loan originations;

•	arranging for financing and refinancing of investments;

•	entering into leases and service contracts for our real properties;

•	entering into service contracts for our loans;

•	supervising and evaluating each property manager’s and loan servicer’s performance;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	arranging for the disposition of properties on our behalf in compliance with our investment objectives and policies;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•

selecting, and, on our behalf, engaging and conducting business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement; and

•	performing any other services reasonably requested by us.

Term and Termination Rights

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one year periods upon the mutual consent of our advisor and us. The current term of the advisory agreement will end January 1, 2027. It is the duty of our board of directors to evaluate the performance of our advisor before renewing our advisory agreement. The criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors in which the evaluations occur.

Our advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause or penalty by us or our advisor upon 60-days’ written notice; or

•	with “good reason” by our advisor upon 60-days’ written notice.

“Good reason” is defined in our advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under our advisory agreement or any material breach of our advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in our advisory agreement to mean fraud, criminal conduct, willful misconduct, gross negligence or breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor, which has not been cured within 30 days of such breach.

In the event of the termination of our advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Our board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Upon termination of our advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination.

We anticipate that our board of directors will consider a long-term management agreement with our advisor or its affiliate upon a listing, if any, of our securities on a national securities exchange. Any such long-term management agreement would require the approval of our board of directors, including a majority of our independent directors, prior to our entering into such agreement.

Our advisor and its affiliates engage in other business ventures, and, as a result, they do not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity. Compensation to be paid to our advisor may be increased, subject to approval by our independent directors and the other limitations in our advisory agreement and our charter, without stockholder approval.

Management Fee, Performance Participation and Expense Reimbursements

Management Fee. As compensation for its services provided pursuant to our advisory agreement, (i) we pay our advisor an asset management fee of 0.75% of NAV per annum payable monthly and (ii) the operating partnership pays our advisor an asset management fee equal to 0.75% of the NAV of the operating partnership attributable to operating partnership units (excluding any special units) held by unitholders other than us per annum payable monthly. In calculating our asset management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation, distribution fees or distributions payable on our shares.

Performance Participation. So long as the advisory agreement has not been terminated, the special unit holder will hold a performance participation interest in the operating partnership that entitles it to receive an allocation from our operating partnership equal to 5.0% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined under “The Operating Partnership Agreement—Special Units”).

Expense Reimbursement. We reimburse our advisor quarterly for total operating expenses, subject to the following limitations. Beginning October 1, 2018, we were subject to the limitation that we generally may not reimburse the advisor for any amounts by which the total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined below) and (ii) 25% of net income (as defined below) (the “2%/25% Guidelines”). In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within 60 days after the quarter in which the excess is approved. Any such determination and the reasons in support thereof will be reflected in the minutes of the meetings of the board. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other similar non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees and performance participation allocation, but excluding: (i) the expenses of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization and bad debt reserves; (v) incentive fees; (vi) acquisition fees and acquisition expenses; (vii) real estate commission on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). “Net income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

In addition, subject to other limitations on the incurrence and reimbursement of operating expenses contained in our advisory agreement, operating expenses which have been incurred and paid by our advisor will not become our obligation unless our advisor has invoiced us for reimbursement, which will occur in a quarterly statement and accrued for in the respective period.

In addition, all or a portion of the operating expenses, which have not been previously paid by us or invoiced by our advisor may be in the sole discretion of our advisor (i) waived by our advisor, (ii) reimbursed to our advisor in any subsequent quarter or (iii) reimbursed to our advisor in connection with a liquidity event or termination of the advisory agreement, provided that we have fully invested the proceeds from our public offerings and our stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on their invested capital. Any reimbursement of operating expenses remains subject to the limitations described above, including the 2%/ 25% Guidelines and the related approval requirements.

Investment by Our Sponsor

Our sponsor initially invested $200,001 in us through the purchase of 8,180 Class AX shares at $24.45 per share. Our sponsor may not sell any of these shares during the period it serves as our sponsor. Neither our advisor nor our sponsor currently has any options or warrants to acquire any of our shares.

As of December 31, 2025, our sponsor has invested $6,650,001 in us through the purchase of 262,262 shares (8,180 Class AX shares for an aggregate purchase price of $200,001, 183,157 Class IX shares for an aggregate purchase price of $4,582,280 and 70,925 Class I shares for an aggregate purchase price of $1,867,720). 125,157 of the Class IX shares in the amount of $3,132,280 and all of the Class I shares were purchased by our sponsor pursuant to the distribution support agreement. Our advisor, our directors and their affiliates, including our sponsor, may not vote their shares of common stock regarding: (i) the removal of any of them; or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.

In the event the advisory agreement is terminated, the shares owned by our sponsor would not be automatically redeemed. Our sponsor would, however, be able to participate in the share repurchase program, subject to all of the restrictions of the share repurchase program applicable to all other common stockholders.

Certain Prior Experience

Cantor and our Advisor

Our advisor has a highly experienced management team of investment professionals with experience sourcing, structuring and financing commercial real estate transactions. As of December 31, 2025, Cantor and its affiliates’ commercial real estate assets under management totaled approximately $4.0 billion. See “—Executive Officers and Directors.”

RIT

Our sponsor was also the sponsor of RIT. RIT’s registration statement for the initial public offering was declared effective by the SEC on May 2, 2018 and expired pursuant to its terms on May 2, 2021. RIT raised approximately $19 million in its initial public offering and had two investments consisting of a mezzanine loan and a preferred equity interest. On December 7, 2022, RIT’s stockholders approved the assignment of its two investments, which constituted substantially all of RIT’s assets (the “Asset Assignment”), to Cantor Realty Fund III, L.P. (“CRF”) and a plan that contemplated the complete liquidation and dissolution of RIT following the Asset Assignment (the “Plan of Dissolution”). On December 12, 2022, RIT and CRF consummated the Asset Assignment, which resulted in net cash proceeds to RIT of approximately $15.3 million. Pursuant to the Plan of Dissolution, RIT distributed to stockholders the net proceeds from the Asset Assignment, along with all other cash on hand after the payment of all liabilities. Stockholders received an aggregate of $22.52 for each outstanding share of RIT’s common stock, which was paid on December 19, 2022. RIT filed articles of dissolution, in accordance with the applicable provision of the MGCL on December 20, 2022.

An investor who purchased Class I shares on November 9, 2018 (the date on which RIT accepted its first third-party Class I shareholder) and elected to participate in the distribution reinvestment plan (the “Sample Investor”) would have received distributions totaling $7.70 per share over the approximate four-year hold period. When added to the Plan of Dissolution payment, such Sample Investor received a total return of 27.1%, which equates to an annualized rate of return of 6.0%.1 Over the same period, Class A shares (without sales load) would have returned 27.1% and an annualized return of 6.0%, and Class A shares (with sales load) would have returned 20.8% and an annualized return of 4.7%. This compares favorably to the FTSE NAREIT Mortgage REIT Index,

[1]

Represents performance of an investor purchasing Class I shares on the same date as the first third-party Class I share investor. Class I Shares accounted for 22% of RIT’s issued and outstanding common shares and have no upfront sales load. Performance varies by share class and original investment date. Over the same period, Class T shares (without sales load) would have returned 22.3% and an annualized return of 5.0%, and Class T shares (with sales load) would have returned 19.6% and an annualized return of 4.5%. Returns shown reflect the percent change from the NAV per share from the beginning of the applicable period to liquidation proceeds per share, plus the amount of any distributions per share declared in the period. All returns shown assume reinvestment of distributions pursuant to RIT’s distribution reinvestment plan.

an index tracking publicly traded mortgage REITs, which delivered a total return of -15.43% and an annualized return of -3.94% over a similar time period.2

Other Affiliates

Our Sponsor

Our sponsor is a Delaware limited liability company and an affiliate of Cantor.

Our Parent

Our advisor’s parent company, Cantor, is a diversified organization specializing in financial services and real estate for institutional customers operating in the global financial and commercial real estate markets. Cantor was founded over 75 years ago and was led by Howard W. Lutnick from 1992 until February 2025 when he became the United States Secretary of Commerce. Over the past 80+ years, Cantor has successfully built a well-capitalized business across multiple and growing business lines with numerous market-leading financial services products and commercial real estate businesses. Cantor has been at the forefront of financial and technological innovation in its industries, developing new markets and providing service to thousands of customers globally. Cantor is led by a core senior management team, with significant experience in the financial services and real estate services industries. CFGM is the managing general partner of Cantor and Brandon G. Lutnick is the controlling trustee of the trusts owning all of the voting shares of CFGM and the Chairman and Chief Executive Officer of CFGM. As such, each of Cantor, CFGM and Brandon G. Lutnick may be deemed to have beneficial ownership of the ordinary shares held directly by our sponsor. As of the date of this prospectus, other than Brandon G. Lutnick (as noted herein) and Danny H. Salinas (who has a minority limited partnership interest in Cantor), none of our other directors or executive officers has a direct or indirect ownership interest in our sponsor. As of December 31, 2025, Cantor and its affiliates had nearly 16,000 employees located domestically and internationally.

Commercial Real Estate and Asset Management

Cantor’s Commercial Real Estate and Asset Management business line consists of commercial real estate services conducted by Newmark and commercial real estate investment management conducted by our sponsor, which is an affiliate of Cantor Fitzgerald Asset Management Newmark is a full-service commercial real estate services business that offers a diverse array of integrated services and products designed to meet the needs of both real estate investors/owners and occupiers. Newmark’s investor/owner services and products include investment sales, debt and structured finance/loan sales, property management, valuation and advisory, due diligence, consulting, agency, lending and loan servicing, mortgage broking and equity-raising. Newmark’s occupier services and products include tenant representation, real estate management technology systems, workplace and occupancy strategy, global corporate consulting services, project management, lease administration and facilities management. Newmark has an approximately $211.2 billion loan servicing and asset management portfolio as of December 31, 2025 and completed $140.8 billion of investment sales and debt transaction volume for the trailing twelve months ended December 31, 2025. As a result, Newmark has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies. Newmark is an indirect subsidiary of Cantor and is listed on the NASDAQ under the symbol “NMRK.”

Our sponsor was established in 2016 in order to leverage Cantor’s real estate franchise, corporate and risk management infrastructure to identify, acquire and manage commercial real estate investments on behalf of

[2]

Represents the FTSE NAREIT Mortgage REITs Index’s total and annualized return from September 30, 2018, through November 30, 2022. The FTSE NAREIT Mortgage REITs Index is a free-float adjusted, market capitalization-weighted index of U.S. Mortgage REITs. Mortgage REITs include all tax-qualified REITs with more than 50 percent of total assets invested in mortgage loans or mortgage-backed securities secured by interests in real property.

investors. As of December 31, 2025, our sponsor had approximately $4.0 billion in commercial real estate assets under management across one public non-traded REIT, 50 private Delaware Statutory Trusts and six Qualified Opportunity Funds.

Cantor Fitzgerald Asset Management (“CFAM”) provides asset management and advisory services to investors in global fixed income and equity markets primarily through the use of mutual funds, ETFs and separately management accounts. CFAM includes Cantor Fitzgerald Investment Advisors, L.P. (“CFIA”), an SEC registered investment advisor.

Capital Markets and Investment Banking

The capital markets and investment banking business is focused on serving institutional customers, including insurance companies, asset managers, Fortune 500 companies, middle market companies, investment advisors, regional broker-dealers, small and mid-sized banks, hedge funds, REITs and specialty investment firms. These services predominantly leverage a customer-focused, distribution-based model that provides services to customers for numerous financial instruments, including U.S. government and agency securities, mortgage-backed securities, corporate bonds, equities, exchange traded funds (“ETFs”), interest rate swaps, foreign currency exchange contracts, futures and options. Capital Markets and Investment Banking operates primarily through (i) Cantor Fitzgerald & Co., the representative of the several underwriters of this offering, which is a leading independent middle market investment bank and one of 26 primary dealers permitted to trade U.S. government securities directly with the Federal Reserve Bank of New York and (ii) BGC (NASDAQ: BGCP), a leading global brokerage company servicing the financial and real estate markets.

Primary services include:

•

Inter-Dealer Brokerage (“IDB”) – IDB operates in the over-the-counter (“OTC”) and bond markets and acts as a counterparty and an intermediary between major dealers, facilitating inter-dealer trades. IDB specializes in a broad range of products, including fixed income securities, real estate securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures and structured products. IDB also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information and other back-office services to a broad range of financial and non-financial institutional customers, including many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers and investment firms.

•

Debt Capital Markets (“DCM”) – DCM provides services in a wide array of fixed income securities and engages in U.S. government and agency securities financing activities; additionally, through its structured products group, DCM provides tailored solutions to meet its customers’ specific needs.

•	Equity Capital Markets (“ECM”) – ECM activities include OTC and listed equities and options trading, ETFs, equity derivatives, portfolio trading and equity research.

•

Investment Banking (“Investment Banking”) – Investment Banking is a leading provider of advisory and capital markets services to corporate and financial sponsor clients across the globe. With banking professionals across the Americas, Europe and Asia, Investment Banking leverages industry-specific expertise and regional market insight to serve the evolving needs of their clients. The deep sector knowledge of their industry coverage teams allows Cantor to provide clients with unique market insight on a full range of financing alternatives and strategic opportunities. Leveraging Cantor’s leading institutional distribution platform, their goal is to provide clients with solutions across all banking products, including initial public offerings, follow-on offerings, wall-crossed offerings, bought deals, private placements, ATMs, convertible offerings, leveraged loans, investment grade and high-yield debt offerings and all forms of advisory services.

•

Cantor Prime Services (“CPS”) is a comprehensive brokerage service platform, which emphasizes client services, consisting of both equity and fixed income execution capabilities, and offers multiple financing options to clients. CPS also serves as a securities clearing intermediary of fixed income and equities transactions.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives are to invest in high-quality real estate that will enable us to:

•	preserve and protect your capital investment;

•	provide current income in the form of regular cash distributions; and

•	realize potential growth in the value of our investments.

We cannot assure you that we will achieve our investment objectives. See the heading “1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference herein.

Investment Strategy

Our current investment strategy is described below.

Through its affiliation with Cantor, the advisor acquires, manages and sells properties in our portfolio on our behalf, subject to the supervision and oversight of our board of directors. Founded in 1945, Cantor is a diversified global organization specializing in financial services and in real estate for institutional customers operating in the global financial and commercial real estate markets. Our investment strategy seeks to capitalize on our affiliation with Cantor’s industry leading commercial real estate platform, industry relationships and investment sourcing and underwriting capabilities in pursuit of our investment strategy.

Our investment strategy is to acquire a diversified portfolio of income-producing commercial real- estate and debt secured by commercial real estate located primarily in the United States. Our real estate portfolio may include multifamily, office, industrial and necessity retail assets, as well as other property types, including, without limitation, medical office, student housing, senior living, data centers, hotel and storage properties. Our real estate-related debt investments will focus on first mortgage, subordinated mortgage and mezzanine loans, participations in such loans and other forms of debt secured by or related to the foregoing types of commercial real estate. While our investment strategy is primarily United States focused, to a lesser extent we may acquire properties, and debt investments secured by properties, outside of the United States on a selective basis with a focus on investments located in Europe and North America. We believe international investments may bring an additional level of diversification to our portfolio. We may also invest in real estate-related securities to provide current income and a source of liquidity for our share repurchase program, cash management and other purposes.

Our Strengths

We believe our primary competitive strength is our affiliation with Cantor, which we believe provides us with unique insight and in-depth knowledge of global financial and real estate markets and local real estate dynamics. Cantor and its affiliates have approximately 170 offices. Our affiliation with Cantor provides us with unique insight and in-depth knowledge of global financial markets and local real estate dynamics. In addition, we believe our advisor’s affiliation with Newmark will provide us with access to potential investment opportunities, many of which we believe will not be available to our competitors. We believe our long-term success in executing our investment strategy will be supported by Cantor’s potential competitive strengths, which include:

Extensive Real Estate Expertise—Our advisor possesses a unique combination of real estate investment and capital markets expertise. The management team of our advisor has collectively acquired, originated, structured and/or managed billions of dollars of commercial real estate investments consistent with our investment strategy and over numerous real estate cycles. As of December 31, 2025, Cantor and its affiliates’ commercial real estate assets under management totaled approximately $4.0 billion. In addition, we believe our advisor’s affiliation with Newmark provides us with unique insight into local real estate dynamics. Newmark is a full-service commercial real estate services business with approximately 170 offices around the world, an approximately $211.2 billion servicing portfolio as of December 31, 2025, and completed $140.8 billion of investment sales and debt transaction volume for the year ended December 31, 2025. Further, Newmark publishes proprietary research on various real estate property types, markets, overall outlooks and industry trends affecting real estate.

Extensive Capital Markets Expertise—Cantor believes that its capital markets expertise is a core competency that sets it apart from other real estate investors. Its investment professionals constantly evaluate the relative value of risk/return dynamics within the capital stack of any given real estate transaction. The team also considers capital markets inefficiencies to capture potential arbitrage opportunities. Further, the in-house capital markets team utilizes its network of lending relationships and years of lending experience to obtain best-in-market terms and pricing. In 2025, Cantor and its affiliates closed over $74 billion of lending transactions.

Significant Sourcing Capabilities—Our advisor is led by an experienced management team of investment professionals who possess longstanding relationships with commercial real estate industry participants providing a deep sourcing network for new investment opportunities. Additionally, through our advisor, we can draw on Newmark’s extensive network of real estate owners, developers, investors and tenants. We believe this combination will provide us with an ongoing source of investment opportunities, many of which we believe will not be available to our competitors.

Disciplined Investment Approach—Cantor relies on consistent processes and a culture of risk management when making investment decisions. Cantor utilizes a centralized operational model designed to take advantage of intellectual capital and real-time information from across the firm. This centralized model encourages high levels of interaction among investment professionals across various real estate, legal, finance and asset management functions from the inception of a transaction to closing. This professional collaboration helps identify potential issues early and enables the team to more effectively streamline resources and workflows.

Operational Expertise—Our advisor’s dedicated real estate asset management team seeks to maximize asset values through proactive management including operational efficiencies, execution of capital management projects and cost controls among other strategies.

Experienced Management Team—Our advisor is managed by an experienced team of investment professionals with institutional real estate and finance experience at major financial institutions. Members of this management team have led teams of global investment professionals in executing transactions consistent with our investment strategy. See the heading “Item 10. Directors, Executive Officers and Corporate Governance” of our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference herein for biographical information regarding these individuals.

Investment Guidelines and Portfolio Allocation Targets

Our board of directors has adopted investment guidelines for investing in our targeted property types and certain investment policies, which are described in more detail below. Our board may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our independent directors will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that the independent directors include the basis for this determination in our minutes and in an annual report delivered to our stockholders. Any material changes to our investment policies will be disclosed in our next required periodic report following the approval of such changes by our board of directors. Our funds will be invested in accordance with our charter, which will place numerous limitations on us with respect to the manner in which we may invest (see “—Investment Limitations”). Our investment guidelines delegate to the advisor authority to execute acquisitions and dispositions of investments in properties and real estate-related debt, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors. Our board of directors will at all times have oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions. In addition, under our investment guidelines our board of directors is required to approve any single transaction that would increase our assets under management by the lesser of 10% or $100 million. A majority of our board of directors will periodically determine that the consideration paid for property we acquire will ordinarily be based on the fair market value of the property. If a majority of our independent directors determines, or if the property is acquired from the advisor, a director, Cantor or any of their affiliates, such fair market value shall be determined by a qualified independent appraiser selected by our independent directors.

We will seek to invest: (a) at least 80% of our assets in properties and real estate-related debt; and (b) up to 20% of our assets in real estate-related securities. Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as, our advisor’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes and our exclusion from regulation under the Investment Company Act. We do not designate specific geography or sector allocations for the portfolio; rather we intend to invest in regions or asset classes where we see the best opportunities that support our investment objectives.

Identification of Investments

Our advisor has, and expects to continue to have, a significant volume of deal flow consistent with our investment objectives. Our advisor is led by an experienced management team of investment professionals who possess longstanding relationships with commercial real estate industry participants. Additionally, through our advisor, we can draw on Newmark’s industry expertise. We expect the combination of Newmark’s sourcing capabilities along with the experience and relationships of our advisor’s and its affiliates’ personnel, will provide us with an ongoing source of investment opportunities, many of which we believe will not be available to our competitors.

Investments in Properties and Real Estate Related Debt

To execute our investment strategy, we intend to invest primarily in income-producing commercial and multifamily real estate. Our portfolio principally will be comprised of properties located in the United States but may also include investments outside of the United States on a selective basis with a focus on North America and Europe. Property types may include multifamily, office, industrial and necessity retail assets, as well as other property types, including, without limitation, medical office, student housing, senior living, data centers, hotel, and storage properties. Properties may be leased to a single tenant or multiple tenants. A portion of the properties that we acquire will require some amount of capital investment in order to be renovated or repositioned. We generally will limit investment in new developments on a standalone. We may consider development that is ancillary to an overall investment or “build-to-suit” development projects for tenants who enter into long-term leases with us prior to our commencing the development project.

We intend to invest in or originate debt related to commercial real estate. Our real estate-related debt investments may include first mortgage, subordinated mortgage and mezzanine loans, as well as participations in such loans and other debt secured by or relating to the types of commercial real estate described above. An allocation of our overall portfolio to real estate-related debt may allow us to add sources of income and further diversify our portfolio. The type of real estate-related debt investments we will seek to acquire will be obligations backed principally by real estate of the type that generally meets our criteria for direct investment. Mortgage loans are typically secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Mezzanine loans may take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than mortgage lending because the investment may become unsecured because of foreclosure by the senior lender. We do not intend to make loans to other persons or to engage in the purchase and sale of any types of investments other than those related to real estate.

Ownership Interests

We intend to primarily purchase the entire equity ownership in the properties we acquire and will exercise control over such properties. We may also enter into joint ventures, partnerships, or other participation agreements with other investors, including affiliates of the advisor for the acquisition of certain properties.

We generally will acquire fee simple interests for the properties (in which we own both the land and the buildings improvements), but may also invest in leased fee and leasehold interests if we believe the investment is consistent with our investment strategy and objectives.

Joint Venture Investments and Other Co-Ownership Arrangements

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) or participations for the purpose of making investments. In determining whether to invest in a particular joint venture, our advisor will evaluate the assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

Our advisor will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with third parties and affiliates, however, we may only enter into joint ventures with our advisor, any of our directors or any of their affiliates if a majority of the board of directors (including a majority of our independent directors) not otherwise interested in the transaction concludes that the transaction is fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

We have not established the specific terms we will require in the joint venture agreements we may enter into. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after we have considered all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

•

Our ability to manage and control the joint venture. — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. — We consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•

Our ability to control transfers of interests held by other partners to the venture. — We will consider requiring consent provisions, a right of first refusal and/or forced redemption rights in connection with transfers.

Due Diligence

Our advisor has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and a robust risk analysis. Comprehensive underwriting and due diligence of potential investments includes but is not limited to the following focus areas:

•

Market Analysis. An analysis of the market and submarket in which the property is located will be conducted. Areas of consideration include: comparable sale and lease transactions, area demographics, employment trends, population trends, as well as supply and demand dynamics.

•

Financial Due Diligence and Modeling. A preliminary review of each investment opportunity will be conducted in order to screen the attractiveness of each transaction. The preliminary review is followed by an initial projection based on macro- and micro-economic analyses. Projection assumptions generally are developed from analysis of historical operating performance, discussions with local real estate professionals or sector experts, a review of published market research and data from any other assets we or our advisor may own in the area. If the advisor deems appropriate, further due diligence will be conducted, as described below.

•

Physical Due Diligence. An analysis of environmental and engineering matters will be prepared by third-party consultants. Conclusions from such consultants, as reflected in their environmental and engineering reports, will be incorporated into the financial projection analysis regarding such opportunity. Additionally, the advisor will investigate each investment opportunity in the context of comparable properties to assess relative market position, functionality and obsolescence.

•

Books and Records. The advisor’s in-house personnel or third-party consultants, as deemed necessary, will review relevant books and records, confirm cash flow information and conduct other similar types of analysis.

•

Legal and Tax Due Diligence. The advisor will work closely with outside counsel to review diligence materials and to negotiate applicable legal and property specific documents pertaining to any investment opportunity (e.g., loan documents, leases, management agreements, purchase contracts, etc.). Additionally, the advisor will work with internal and external tax advisors to structure investments in an efficient manner.

When conducting due diligence, the advisor’s relationship with Cantor and Newmark enhances its judgment throughout the underwriting process. These investment platforms provide the advisor with critical on-the-ground and real-time intelligence that augments its investment analysis.

The advisor will not move forward on an investment if it does not satisfy our investment criteria.

Disposition Strategies

We will maintain the flexibility required to pursue a number of different exit strategies for our investments, including: the sale of an individual asset, the sale of our entire portfolio or the sale of an operating platform. We generally acquire assets with an expectation of holding them for 7-10 years.

When determining whether to sell a particular asset, our advisor will take the following steps:

•	Evaluate Condition of the Property. Evaluate whether the asset is in the appropriate condition for a successful sale.

•	Monitor Market Conditions. Monitor the markets to identify favorable conditions for asset sales.

•	Assess Returns from the Property. Assess the returns from each investment to determine whether the expected sale price exceeds the net present value of the projected cash flows of the property.

•	Evaluate Status of Business Plan. Evaluate whether it has successfully completed the value creation plan that was established at acquisition.

We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate favorable cash-on-cash returns and drive long-term cash flow and NAV growth.

Generally, we will reinvest proceeds from the sale, financing or disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements.

Investments in Real Estate-Related Securities

We may selectively acquire and hold real estate-related securities. Our real estate-related securities investments may allow us to maintain appropriate liquidity levels in order to satisfy monthly repurchase requests under our share repurchase program and may serve as a cash management strategy before investing offering proceeds into longer-term real estate assets.

Our real estate-related securities investments will focus on the common and preferred stock of publicly traded REITs and other real estate companies. Subject to the percentage of ownership limitations and gross income and asset requirements required for REIT qualification, we will invest in equity securities of companies engaged in the real estate sector where such investment would be consistent with our investment policies and our status as a REIT. In any event, we do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required. We may also invest, without limitation, in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale. However, we may only invest in equity securities if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable. Equity securities in the real estate sector include those issued by REITs and similar tax transparent entities; real estate operating companies (or REOCs) and other real estate related companies that, as their primary business, own, develop, operate or finance real estate in the United States.

Equity securities issued by REITs, REOCs and other real estate related companies include any stapled security or any issued security of an equity nature of a unit trust company that derives the majority of its earnings from real estate activities. REOCs and other real estate related companies in which we invest typically will either have at least 50% of their assets in real estate or related operations or derive at least 50% of their revenues from such sources. Our real estate equity securities portfolio may consist of securities investments of different types of REITs, such as equity or mortgage REITs. Equity REITs buy real estate and pay investors from the rents they receive and from any profits on the sale of their properties. Mortgage REITs lend money to real estate owners and or companies and pay investors from the interest they receive on those loans. Hybrid REITs engage in owning real estate and making real estate-based loans. While we expect that our real estate-related securities portfolio will be invested primarily in equity REITs, in changing market conditions we may invest more significantly in other types of REITs. We may also acquire exchange-traded funds and mutual funds focused on REITs and real estate companies.

Subject to the limitations described above and as part of our real estate-related investment strategy, we may invest in commercial mortgage-backed securities (“CMBS”) and residential mortgage-backed securities (“RMBS”) and other residential credit. CMBS may include multi-issuer CMBS, and single-issuer CMBS in each case, relating to real estate-related companies or assets. In a typical multi-issuer CMBS issuance, one or more mortgage loans of varying size, asset type (including, but not limited to, office, retail, multifamily, hospitality, industrial and single-family rental), and geography are pooled and transferred to a trust. The trust then issues a series of bonds that vary in duration, payment priority and yield. Then rating agencies (such as Moody’s, S&P or

Fitch) assign credit ratings to the various bond classes ranging from investment grade to below investment grade. In a typical RMBS issuance, residential mortgages of varying size and geographic location are pooled and transferred to a trust. The trust then issues a series of bonds that vary in duration, payment priority, and yield. Then rating agencies (such as Moody’s, S&P or Fitch) assign credit ratings to the various bond classes ranging from investment grade to below investment grade.

Investment Process for Real Estate-Related Securities

The following is a brief summary of certain key aspects of the real estate-related securities investment process our advisor expects to generally utilize:

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Fundamental Analysis. The advisor expects to utilize an asset-by-asset valuation approach to evaluate potential investments with a focus on underlying cash flow projections, replacement costs and market-by-market supply/demand trends.

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Disciplined Investment Approach. The advisor expects to employ conservative underwriting and rigorous due diligence with respect to each investment while carefully assessing the impact of certain potential downside scenarios.

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Leverage Proprietary Knowledge and Relationships. The advisor expects to utilize the knowledge, relationships and expertise of the existing Cantor operating team to evaluate the sponsorship and collateral of potential investments.

Cash, Cash Equivalents and Other Short-Term Investments

We hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:

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money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest- bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and

•	Credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

Other Investments

Although we expect that most of our investments will be of the types described above, we may make other investments in real estate related assets that we believe are in our best interests. Although we can purchase any type of real estate related assets, our charter does limit certain types of investments. See “— Investment Limitations.”

Issuing Securities for Property

Subject to limitations contained in our charter, we may issue, or cause to be issued, shares of our stock or limited partnership units in our operating partnership in any manner (and on such terms and for such consideration) in exchange for real estate or real-estate related assets or securities. Our existing stockholders have no preemptive rights to purchase any such shares of our stock or limited partnership units, and any such issuance might cause a dilution of a stockholder’s initial investment. We may enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at specified times. Although we may enter into such transactions, we do not currently intend to do so.

Borrowing Policies

We intend to use financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a broader portfolio. We may borrow at the corporate or asset level. We, through the subsidiaries we form to make investments, generally will seek to borrow on a non-recourse basis, in amounts that we believe will maximize the return to our stockholders.

The use of non-recourse financing may allow us to improve returns to our stockholders and to limit our exposure on any investment to the amount invested. Non-recourse indebtedness means the indebtedness of the borrower or its subsidiaries that is secured only by the assets to which such indebtedness relates without recourse to the borrower or any of its subsidiaries, other than in case of customary carve-outs for which the borrower or its affiliates acts as guarantor in connection with such indebtedness, such as fraud, misappropriation, misapplication of funds, environmental conditions and material misrepresentation. Since non-recourse financing generally restricts the lender’s claim on the assets of the borrower, the lender generally may only take back the asset securing the debt, which protects our other assets. In some cases, particularly with respect to non-U.S. investments, the lenders may require that they have recourse to other assets owned by a subsidiary borrower, in addition to the asset securing the debt. Such recourse generally would not extend to assets of our other subsidiaries.

There is no limitation on the amount we may borrow for any single investment. Our charter limits our borrowing to 300% of our net assets (which approximates 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report along with justification for the excess. As of December 31, 2025, our debt to tangible assets ratio was 55%.

It is expected that, by operating on a leveraged basis, we will have more funds available and, therefore, will make more investments and be in a better position to improve the returns to our stockholders than would otherwise be possible without such leverage. This is expected to result in a more diversified portfolio. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.

We may refinance properties or defease loans during the term of a loan when a decline in interest rates makes it profitable to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate. The prepayment of loans may require us to pay a yield maintenance premium or defeasance costs to the lender in order to pay off a loan prior to its maturity.

We may enter into borrowing arrangements such as secured or unsecured credit lines, warehouse facilities, repurchase agreements or other types of financing arrangements. We may also issue corporate debt securities, subject to the limitations in our charter. Some of these arrangements may be recourse to us or may be secured by our assets. Many of these arrangements would likely require us to meet financial and non-financial covenants. Some of these borrowings may be short term and may require that we meet margin requirements.

We may borrow funds from our advisor or its affiliates if doing so is consistent with our investment objectives and policies and if other conditions are met. We may borrow funds from our advisor or its affiliates to provide the debt portion of a particular investment or to facilitate refinancings if, in the judgment of our board, it is in our best interest to do so. These short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by a first or subordinate mortgage on the asset to be invested in or by a pledge of our security interest in the public offering proceeds that are being held in escrow which are to be received from the sale of our shares. Our charter provides that we may not borrow funds from our directors, our advisor or any of their respective affiliates unless the transaction is approved by a majority of the directors, including a majority of the independent directors, who are not interested in the transaction as being fair, competitive and commercially reasonable and not less favorable than those prevailing for loans between unaffiliated third parties under the same circumstances.

Operating Policies

Credit Risk Management. For certain of our assets, we may be exposed to various levels of credit risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, for our loan investments, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. When possible and economically viable, we intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the term of our assets and/or through hedging activities. In addition, for our property assets, we may borrow at fixed rates or variable rates and, in some cases, with the ability to convert variable rates to fixed rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations, currency risks and other changes in market conditions. These transactions may include interest rate and currency swaps, the purchase or sale of interest rate and currency collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate and currency risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate or currency risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Temporary Strategies

During periods in which our advisor determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the Investment Company Act, we may deviate from our target allocations and invest less than 80% of our assets in properties and/or greater than 20% of our assets in real estate-related securities, or invest all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that our advisor considers consistent with this strategy. It is impossible to predict when, or for how long, the advisor will use these alternative strategies. There can be no assurance that such strategies will be successful.

Investment Limitations

Our charter places the following limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we may not:

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incur debt such that it would cause our liabilities to exceed 300% of the cost of our net assets, which we expect to approximate 75% of the aggregate cost of tangible assets owned by us (before deducting depreciation, reserves for bad debts or other non-cash reserves), unless approved by a majority of the independent directors;

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invest more than 10% of our total assets in unimproved property or mortgage loans secured only by unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

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make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness or make loans secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our sponsor, our advisor, a director or any of our affiliates;

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make an investment if the related acquisition fees and expenses are not reasonable or exceed 6.0% of the contract purchase price for the asset or, in the case of a loan we originate, 6.0% of the funds advanced, provided that in either case the investment may be made if a majority of the board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves such fees and expenses and determines that the transaction is commercially competitive, fair and reasonable to us;

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acquire equity securities unless a majority of the board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

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issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; or

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issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions.

Investment Company Act Limitations

We intend to conduct our operations so that neither we, nor our operating partnership, nor a subsidiary will be required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test”. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We are organized as a holding company that conducts its businesses primarily through the operating partnership and our direct or indirect wholly-owned or majority-owned subsidiaries. We and the operating partnership do not and will not hold ourselves out as investment companies. We expect the focus of our business will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks” and therefore we will not be an investment company under Section 3(a)(1)(A) of the Investment Company Act. We also may invest in other real estate investments such as investments in mortgage, preferred equity, mezzanine, and other debt that may be secured by or related to real estate and real estate-related securities, and will otherwise be considered to be in the real estate business. Both we and the operating partnership intend to conduct our operations so that we comply with the limits imposed by the 40% test. The securities issued to our operating partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the operating partnership may itself own, may not have a value in excess of 40% of the value of the operating partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor the operating partnership nor any subsidiary will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because none will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the operating partnership’s wholly-owned or majority-owned subsidiaries, we and the operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

The determination of whether an entity is a majority-owned subsidiary of its immediate parent company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test and other exclusions discussed herein. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we might need to adjust our strategy and our assets in order to continue to pass the 40% test or otherwise qualify for another exclusion under the Investment Company Act. Any such adjustment in our strategy could have a material adverse effect on us.

We may in the future organize special purpose subsidiaries of the operating partnership that will rely on Section 3(c)(1) and/or Section 3(c)(7) for their Investment Company Act exclusion and, therefore, the operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the operating partnership satisfies the 40% test. However, we expect that most of our other majority-owned subsidiaries will not meet the definition of investment company or will rely on exclusions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute investment securities. Consequently, we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.

One or more of our current or to-be-formed subsidiaries may seek to qualify for an exclusion from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of such subsidiary’s portfolio must be comprised of qualifying interests and at least 80% of its total portfolio of assets must be comprised of a combination of qualifying interests and other real estate type interests (as such terms have been interpreted by the staff of the SEC under the Investment Company Act), and no more than 20% may be comprised of assets that are neither qualifying interests nor real estate type interests. Qualifying interests for this purpose include certain mortgage loans and other assets such as certain “B” notes and tier one mezzanine loans, which the SEC staff in various no-action letters has determined may be treated as qualifying interests for the purposes of the Section 3(c)(5)(C) exclusion. We intend to treat as real estate type interests any securities of companies primarily engaged in real estate businesses that are not within the scope of SEC positions and/or interpretations regarding qualifying interests and that are not, themselves, indirect wholly-owned subsidiaries of the operating partnership. Although we intend to monitor our portfolio periodically and prior to each investment acquisition or disposition, there can be no assurance that we will be able to maintain this exclusion from registration for each of our subsidiaries.

In addition, we, the operating partnership and/or our subsidiaries may rely upon other exclusions, including the exclusion provided by Section 3(c)(6) of the Investment Company Act (which excludes from the definition of investment company, among other things, parent entities whose primary business is conducted through majority-owned subsidiaries relying upon the exclusion provided by Section 3(c)(5)(C), discussed above), from the definition of an investment company and the registration requirements under the Investment Company Act.

Qualification for exclusion from the definition of investment company or other exception or exemption from registration under the Investment Company Act could limit our ability to make certain investments. For example, these restrictions could limit the ability of a subsidiary seeking to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act to invest in securities or other assets that the SEC has not deemed qualifying interests.

However, there can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including actions by the SEC or the SEC staff providing more specific or different guidance regarding these exclusions, will not change in a manner that adversely affects our operations. For example, on August 31, 2011, the SEC issued a concept release requesting comments regarding a number of matters relating to the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, including the nature of assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. To the extent that the SEC or the SEC staff provides more specific guidance regarding any of the matters bearing upon such exceptions, exemptions, or exclusions, or other exclusions from the definition of investment company under the Investment Company Act upon which we may rely, we may be required to change the way we conduct our business or adjust our strategy or the activities of our subsidiaries accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we fail to qualify for an exception from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage and other business strategies would be substantially reduced, and our business will be materially and adversely affected if we fail to qualify for an exception or exclusion from regulation under the Investment Company Act. If we did become an investment company, we might be required to revise some of our current policies to comply with the Investment Company Act. This would require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Please see the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, for a discussion of the limitations which the maintenance of our Investment Company Act exemption imposes on our operations and the potential impact of the loss of our Investment Company Act exemption on the way we conduct our business.

NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES

Valuation Procedures

Our board of directors, including a majority of our independent directors, has adopted valuation procedures that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. The overarching principle of these procedures is to produce an NAV that represents a fair and accurate estimate of the value of our assets or the price that would be received for our assets in an arm’s-length transaction between market participants, less our liabilities. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares of common stock, we have adopted a model, as explained below, which adjusts the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from our financial statements. When the fair value of our assets is calculated for the purposes of determining our NAV per share of common stock, the calculation is done using the fair value methodologies detailed within the Financial Accounting Standards Board Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. Investors should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

Independent Valuation Firm

We engaged Robert A. Stanger & Co., Inc. as our Independent Valuation Firm with respect to the valuation of our assets and liabilities and the calculation of our monthly NAV. The compensation we pay to the Independent Valuation Firm will not be based on the results of their calculation of NAV. Our advisor, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation firms as our portfolio grows. While our Independent Valuation Firm is responsible for reviewing our property valuations and assisting with the NAV calculation, our Independent Valuation Firm is not responsible for the determination of our NAV. Upon commencing monthly valuations, our advisor will be ultimately responsible for the final determination of our NAV.

The Independent Valuation Firm may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of the independent valuation firm in reports we publicly file with the SEC.

The Independent Valuation Firm will discharge its responsibilities in accordance with our valuation procedures described below and under the oversight of our board of directors. Our board of directors will not be involved in the monthly valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share of common stock for each class of shares will be calculated by the Independent Valuation Firm, and such calculation will be reviewed and confirmed by our advisor.

Pursuant to our agreement with the Independent Valuation Firm, our advisor will receive appraisal reports from our Independent Valuation Firm or third-party appraisal firms that have been reviewed by the Independent Valuation Firm and the advisor. The appraisals performed by the Independent Valuation Firm or independent third-party appraisal firms and reviewed by Independent Valuation Firm will be one of several components considered by our advisor in determining our NAV per share of common stock for each class of shares.

Our Independent Valuation Firm and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our advisor and its related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report.

Real Property Portfolio Valuation

Real Property Valuation Process

The real property portfolio valuation, which will be the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a monthly basis. The foundation for this valuation will be periodic appraisals, as discussed further below. However, on a monthly basis, the Independent Valuation Firm will adjust a real property’s valuation, as necessary, based on known events, as conveyed by our advisor, that have a material impact on the most recent value. For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or material capital market events, among others, may cause the value of a property to change materially. Using information derived from a property’s most recent appraisal, the Independent Valuation Firm will determine the appropriate adjustment to be made to the estimated value of the property based on the material event. The Independent Valuation Firm will collect all reasonably available material information that it deems relevant in valuing our real estate portfolio. The Independent Valuation Firm will rely in part on property-level information provided by the advisor, including (i) historical and projected operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) information regarding recent or planned capital expenditures. Upon becoming aware of the occurrence of a material event impacting property-level information, the advisor will promptly notify the Independent Valuation Firm. Any adjustment to the valuation of a property will be performed as soon as possible after a determination that a material change with respect to such property has occurred and the financial effects of such change are quantifiable by the Independent Valuation Firm. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share of common stock for such class is higher or lower than the adjusted value of our NAV after material events have been considered. Any such monthly adjustments will be estimates of the market impact of material events to the appraised value of the property, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information readily available at that time. As part of the oversight by our board of directors, on a periodic basis the Independent Valuation Firm will provide our board of directors with reports on its valuation activity.

We expect the primary methodology used to value properties will be the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the property valuations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated value of our real property assets may differ from their actual realizable value or future appraised value. Because the valuations performed involve subjective judgments and do not reflect transaction costs associated with property dispositions, our monthly real estate portfolio valuation may not reflect the liquidation value or net realizable value of our properties.

Each individual appraisal report for our assets (discussed further below) will be addressed solely to our company to assist the Independent Valuation Firm in providing our monthly real property portfolio valuation. Our Independent Valuation Firm’s valuation reports will not be addressed to the public and may not be relied upon by any other person to establish the value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its valuation reports, our Independent

Valuation Firm will not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

In conducting its investigation and analyses, our Independent Valuation Firm will take into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us or our advisor. The Independent Valuation Firm will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and will not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Valuation Firm, our Independent Valuation Firm will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and our advisor, and will rely upon us to advise our Independent Valuation Firm promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of its review.

In performing its analyses, our Independent Valuation Firm will make numerous other assumptions with respect to industry performance, general business, economic conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Valuation Firm will assume that we have clear and marketable title to each real estate property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Firm’s analysis, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Firm’s analysis and conclusions. Our Independent Valuation Firm’s reports may contain other assumptions, qualifications and limitations that qualify the analysis, opinions and conclusions set forth therein.

The analyses to be performed by our Independent Valuation Firm will not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our Independent Valuation Firm’s analyses. Consequently, the analyses contained in our Independent Valuation Firm’s individual valuation reports should not be viewed as being determinative of the value of our common stock.

Property Appraisals

For the purposes of calculating our monthly NAV, our properties will initially be valued at cost, which we expect to represent fair value at that time, subject to any variation pursuant to our valuation guidelines. In accordance with GAAP, we determine whether the acquisition of a property qualifies as an asset acquisition or business combination. We capitalize acquisition related costs associated with asset acquisitions and expense such costs associated with business combinations. Periodic real property appraisals will serve as the foundation of the Independent Valuation Firm’s monthly real property portfolio valuation. Our real properties consolidated under GAAP will be appraised no less than annually.

Appraisals will be performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute), which includes requirements relating to experience, education and training. The Independent Valuation Firm will be involved with the appraisal process and may provide appraisals for our properties. If we determine to engage other independent valuation firms (“Appraisal Firms”) to provide appraisals for our properties, the Appraisal Firms will be chosen from a list of firms pre-approved by our board of directors, including a majority of our independent directors, based on their qualifications. The Independent

Valuation Firm will review the appraisals before reflecting any valuation change in its monthly valuation of our real property portfolio. Real estate appraisals will be reported on a free-and-clear basis (for example no mortgage), irrespective of any property-level financing that may be in place.

Joint Ventures and Developments

Investments in joint ventures that hold properties will be valued by the Independent Valuation Firm in a manner that is consistent with the procedures described above and approved by our board of directors, including a majority of our independent directors, with the agreed approach taking into account the size of our investment in the joint venture, the assets owned by the joint venture, the terms of the joint venture including any promotional interests, minority discount and control, if applicable, and other relevant factors. Development assets, if any, will be valued at cost plus capital expenditures and will join the appraisal cycle upon the earlier of stabilization or 12 months from substantial completion.

Valuation of Real Estate-Related Assets

Real estate-related assets that we own or may acquire include, among other things, debt and equity interests backed principally by real estate, such as mortgages, preferred equity, mezzanine loans and real estate-related securities, including CMBS or structured notes that are collateralized by pools of real estate debt investments, REIT debt, REIT preferred stock, REIT common shares or equity interests in private companies that own real estate assets. In general, real estate-related assets will be valued in the month in which they were originated or acquired at our origination or acquisition cost and will be revalued each month thereafter according to the procedures specified below. Pursuant to our valuation procedures, our advisor will approve the pricing sources of our real estate-related assets. In general, these sources will be third parties other than our advisor. However, we may utilize the advisor as a pricing source if the asset is immaterial or there are no other pricing sources reasonably available, and provided that our board of directors, including a majority of our independent directors, must approve the initial valuation performed by our advisor and any subsequent significant adjustments made by our advisor. The third-party pricing source may, under certain circumstances, be our Independent Valuation Firm, subject to their acceptance of the additional engagement.

Mortgages, Preferred Equity, Mezzanine Loans and Real Estate-Related Securities

Revaluations of mortgages, preferred equity and mezzanine loans will reflect the contractual terms of the mortgage, preferred equity or mezzanine loan, assessments of the changes in value of the underlying real estate and other collateral securing such investment, and available market data for comparable mortgages, preferred equity and mezzanine loans. Market discount rates are then determined based on the above review and are applied to the stream of future payments from such real estate-related asset. Real estate related securities will be valued based on a review of publicly available market data for such assets.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will be valued as determined in good faith by the pricing source. In evaluating the value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related securities (such as REIT bonds) that are not restricted as to salability or transferability will be valued monthly on the basis of publicly available information. Generally, to the extent the information is available, such securities will be valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the midpoint between the last “bid” price and “ask” price. The value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability may be adjusted by the pricing source for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Valuation of Liquid Non-Real Estate-Related and Other Tangible Assets

Liquid non-real estate-related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets included in our NAV will be valued monthly based on publicly available information and their GAAP values. Other tangible assets, such as accounts receivables and prepaid items will be included in our NAV at their GAAP values.

Valuation of Real Estate-Related Liabilities and Other Tangible Liabilities

Our real estate-related liabilities consist of financing for our portfolio of assets. These liabilities will generally be included in our determination of NAV at fair value as determined by our Independent Valuation Firm and reviewed by our advisor, however if the loan amount exceeds the value of the underlying real property and the loan is otherwise a non-recourse loan, we will assume a value of zero for purposes of the real property and the loan in the determination of our NAV. Tangible other liabilities such as accounts payable and accrued expenses will be included in our NAV based on their GAAP values. For purposes of calculating our NAV, the organization and initial offering costs paid by our advisor through May 18, 2018 will not be reflected in our NAV until we reimburse the advisor for these costs.

NAV and NAV Per Share of Common Stock Calculation

We have seven classes of shares of our common stock: Class AX shares, Class TX shares, Class IX shares, Class T shares, Class S shares, Class D shares and Class I shares. Our NAV will be calculated for each of these classes by the Independent Valuation Firm. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm with another party, including our advisor, if it is deemed appropriate to do so. Our advisor is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as performed by the Independent Valuation Firm.

Each class will have an undivided interest in our assets and liabilities, other than class-specific distribution fees. In accordance with the valuation guidelines, the Independent Valuation Firm will calculate our NAV per share for each class as of the last business day of each month, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our properties based in part upon individual appraisal reports provided periodically by Appraisal Firms and reviewed by our Independent Valuation Firm, as adjusted where material events have deemed to have occurred by our advisor, (2) our other real estate-related assets and (3) our other assets and liabilities. The contingent reimbursement of sponsor support will not be recorded as a liability until such time as it becomes an obligation that can be reasonably estimated and that the likelihood of any such reimbursement payment is probable. Once the contingent reimbursement of sponsor support is recorded as a liability it will be allocable only to the classes of shares which we refer to as “IPO shares”: Class AX, Class IX and Class TX and will only be included in the NAV calculation for those classes. Liabilities related to distribution fees will be allocable to a specific class of shares and will only be included in the NAV calculation for that class. Operating partnership units will be valued in the same fashion. Our valuation procedures include the following methodology to determine the monthly NAV of our operating partnership and the units. Our operating partnership has classes of units that are each economically equivalent to our corresponding classes of shares. Accordingly, on the last day of each month, the NAV per operating partnership unit of such units equals the NAV per share of the corresponding class. To the extent our operating partnership has classes of units that do not correspond to a class of our shares, such units will be valued in a manner consistent with these guidelines. The NAV of our operating partnership on the last day of each month equals the sum of the NAVs of each outstanding operating partnership unit on such day.

Our advisor has agreed to pay all of our organization and offering expenses on our behalf in connection with our initial offering (other than selling commissions, dealer manager fees and distribution fees) (“O&O costs”) through May 18, 2018. We began reimbursing our advisor for such costs ratably over the 36 months following May 18, 2018; provided that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs paid by the advisor to exceed 1% of gross offering proceeds from our public offerings as of such payment date. For purposes of calculating our NAV, the organization and offering costs paid by our advisor through May 18, 2018 will not be reflected in our NAV until we reimburse the advisor for these costs.

At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in our monthly NAV includes, without limitation, accruals of our net portfolio income, interest expense, the management fee, any accrued performance participation, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV also includes material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. On an ongoing basis, our advisor will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), the deduction of any other liabilities and the allocation of income and expenses, the third-party firm assisting with NAV calculation will incorporate any class-specific adjustments to our NAV, including additional issuances and repurchases of our common stock and accruals of class-specific distribution fees for the month in which the valuation is provided. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the “distribution adjustment date,” our NAV for each class will be reduced to reflect the accrual of our liability to pay any distribution to our stockholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.

The combination of the Class AX NAV, Class TX NAV, Class IX NAV, Class T NAV, Class S NAV, Class D NAV, Class I NAV, Class T OP NAV and Class I OP NAV, equals the aggregate net asset value of our assets, which will consist almost entirely of the value of our interest in the operating partnership, less our liabilities, including liabilities related to class-specific distribution fees through and including the month of value. The value of our interest in the operating partnership is equal to the excess of the aggregate NAV of the operating partnership (after accounting for the third-party I OP and T OP investors) over the portion thereof that would be distributed to any limited partners other than us if the operating partnership were liquidated. The aggregate NAV of the operating partnership is the excess of the value of the operating partnership’s assets (including the fair value of its properties, real estate-related securities, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, any accrued performance participation allocation and the expenses attributable to its operations). Our advisor calculates the fair value of the assets and liabilities of the operating partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.

Oversight by Our Board of Directors

All parties engaged by us in the calculation of our NAV, including the advisor, will be subject to the oversight of our board of directors. As part of this process, our advisor will review the estimates of the values of our real property portfolio and real estate-related assets for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and inform our board of directors of its conclusions. Although our

Independent Valuation Firm or other pricing sources may consider any comments received from us or our advisor to their individual valuations, the final estimated values of our assets and liabilities will be determined by our advisor.

Our Independent Valuation Firm will be available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors will have the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.

Review of and Changes to Our Valuation Procedures

Each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm will provide the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

Limitations on the Calculation of NAV

The overarching principle of our NAV calculation procedures is to produce a NAV that represents a fair and accurate estimate of the value of our assets or the price that would be received for our assets in an arm’s-length transaction between market participants, less our liabilities. However, the largest component of our NAV consists of real property investments and, as with any real estate valuation protocol, each property valuation will be based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real property investments. Although the methodologies contained in the valuation procedures will be designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Our board of directors may suspend public offerings and the share repurchase program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

Relationship between NAV and the Transaction Price of Our Common Stock

Purchases and repurchases of shares of our common stock are not made based on the current NAV per share of our common stock at the time of purchase or repurchase. Generally, our transaction price will equal our prior month’s NAV. The transaction price will be the price at which we repurchase shares of common stock and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares in our public offerings. Although the transaction price will generally be based on our prior month’s NAV per share of common stock, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which an investor’s purchase or repurchase occurs.

In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share of common stock (including by updating a previously disclosed offering price) or suspend our public offerings and/or our share repurchase program in cases where we believe there has been a material change (positive or negative) to our NAV per share of common stock since the end of the prior month. In cases where our transaction price is not based on the prior month’s NAV per share of common stock, the offering price and repurchase price will not equal our NAV per share of common stock as of any time.

Our transaction price will be made publicly available by posting it on our website and filing a prospectus supplement with the SEC and in certain cases delivered directly to subscribers. Please see the “How to Subscribe” section of the applicable prospectus for additional information on how we communicate a change in our transaction price and the timing of when we accept subscription requests.

As our upfront selling commissions and dealer manager fees are a percentage of the transaction price, any increase or decrease in our transaction price will have a corresponding impact on the absolute amount of fees paid in connection with an investor’s purchase and thus the number of shares such investor would be able to purchase for the same aggregate amount. For example, an increase in the transaction price after an investor’s subscription was submitted would result in fewer shares purchased for the same aggregate amount (inclusive of upfront costs).

Determination of our NAV per share of Common Stock as of January 31, 2026

The following table provides a breakdown of the major components of our NAV pursuant to our valuation guidelines:

Components of NAV	January 31, 2026	December 31, 2025
Investment in real estate	$1,123,095,000	$1,101,715,000
Investments in real estate-related assets	8,452,176	8,450,460
Investment in infrastructure fund, at fair value	8,651,872	8,651,872
Cash and cash equivalents	31,390,011	31,693,570
Other assets	12,280,793	13,177,180
Debt obligations (at fair market value)	(565,039,199)	(564,704,349)
Due to related parties	(11,048,580)	(16,791,129)
Accounts payable and other liabilities	(17,692,174)	(21,734,513)
Accrued performance participation allocation	—	—
Distribution fee payable the following month(1)	(25,769)	(25,407)
Non-controlling interests in subsidiaries	(298,857,923)	(276,023,043)
Net Asset Value	$291,206,207	$284,409,641

Number of outstanding shares and OP units(2)	14,422,739	14,149,114

(1)

The distribution fee that is payable as of December 31, 2026 related to Class TX shares, Class T shares, Class S shares and Class D shares of common stock and Class T OP Units is shown in the table below.

(2)

Includes (i) Class AX, Class TX, Class IX, Class T, Class D, Class I, and Class S shares of common stock; (ii) Class I OP Units issued in connection with the exercise of fair market value options for CF WAG Portfolio; (iii) Class T and Class I OP Units issued in connection with the exercise of fair market value options for CF Summerfield and CF WAG MH Portfolio; and (iv) Class I OP Units issued in exchange for tendered interests in WAG Portfolio DST.

Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

The following table provides a breakdown of our total NAV and NAV per share/OP unit by class of common stock as of January 31, 2026.

January 31, 2026
NAV Per Share	Class AX, IX & I Shares	Class TX Shares	Class T Shares	Class D Shares	Class S Shares	Class I OP Units	Class T OP Units	Total
Total gross assets at Fair Value	$798,594,219	$404,672	$101,397,418	$38,032,353	$446,534	$201,229,915	$43,764,741	$1,183,869,852
Distribution fees due and payable	—	(84)	(18,399)	(2,029)	(79)	—	(5,178)	(25,769)
Debt obligations (at fair market value)	(381,154,260)	(193,142)	(48,395,114)	(18,152,139)	(213,123)	(96,043,319)	(20,888,102)	(565,039,199)
Due to related parties	(7,452,957)	(3,777)	(946,301)	(354,941)	(4,167)	(1,877,998)	(408,439)	(11,048,580)
Accounts payable and other liabilities	(11,934,476)	(6,048)	(1,515,319)	(568,369)	(6,673)	(3,007,253)	(654,036)	(17,692,174)
Accrued performance participation allocation	—	—	—	—	—	—	—	—
Non-controlling interests in subsidiaries	(201,598,352)	(102,154)	(25,596,920)	(9,600,946)	(112,724)	(50,798,789)	(11,048,038)	(298,857,923)

Monthly NAV	$196,454,174	$99,467	$24,925,365	$9,353,929	$109,768	$49,502,556	$10,760,948	$291,206,207
Number of outstanding shares/units	9,729,039	4,930	1,235,295	463,337	5,440	2,451,525	533,173	14,422,739

NAV per share/unit	$20.19	$20.18	$20.18	$20.19	$20.18	$20.19	$20.18

The following table reconciles stockholders’ equity per our unaudited consolidated balance sheet to our NAV:

Reconciliation of Stockholders’ Equity to NAV	January 31, 2025
Stockholders’ equity under U.S. GAAP	$473,499,383
Adjustments:
Unrealized depreciation of real estate	(41,337,062)
Unrealized appreciation of real estate-related assets	3,240,321
Acquisition costs	(8,471,404)
Deferred financing costs, net	(5,063,895)
Accrued distribution fee(1)	(84)
Accumulated depreciation and amortization	159,275,924
Fair value adjustment of debt obligations	33,103,806
Deferred rent receivable	(18,281,463)
Derivative assets, at fair value	(5,901,396)
Non-controlling interests in subsidiaries	(298,857,923)

NAV	$291,206,207

Note:	(1) Accrued distribution fee only relates to Class TX shares, Class T shares, Class S shares and Class D shares and Class T OP Units.

The valuations of our real properties as of January 31, 2026 were provided by the Independent Valuation Advisor or third-party appraisal firms in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor or third-party appraisal firms in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type at ownership interest.

	Single Tenant Office	Single Tenant Industrial	Multifamily	Single Tenant Life Sciences	Weighted- Average Basis
Exit Capitalization Rate	6.4%	6.0%	5.6%	6.3%	6.2%
Residual Discount Rate	7.4%	7.1%	7.1%	7.3%	7.2%
Average Holding Period (Yrs)	8.4	8.5	10.0	10.0	8.6

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties.

	Hypothetical Change	Single Tenant Office	Single Tenant Industrial	Multifamily	Single Tenant Life Sciences	Weighted- Average Values
Exit Capitalization Rate	0.25%Increase	-2.5%	-2.7%	-2.6%	-2.0%	-2.6%
	0.25%Decrease	2.8%	2.9%	2.9%	2.2%	2.8%
Discount Rates	0.25%Increase	-1.6%	-1.6%	-1.9%	-1.8%	-1.6%
	0.25%Decrease	1.6%	1.6%	1.9%	1.8%	1.6%

The following details the adjustments to reconcile U.S. GAAP stockholders’ equity to our NAV:

Unrealized appreciation of real estate

Our investments in real estate are presented at historical cost, including acquisition costs, in our U.S. GAAP consolidated financial statements. As such, any increases or decreases in the fair market value of our investments in real estate are not included in our U.S. GAAP results. For purposes of determining our NAV, our investments in real estate are presented at fair value.

Unrealized appreciation of real estate-related assets

Our investments in real estate-related assets are presented at historical cost, including acquisition costs, in our U.S. GAAP consolidated financial statements. As such, any increases or decreases in the fair market value of our investments in real estate-related assets are not included in our U.S. GAAP results. For purposes of determining our NAV, our investments in real estate-related assets are presented at fair value.

Organization and offering costs

Our advisor has agreed to pay our O&O costs through May 18, 2018. We began reimbursing our advisor for such expenses ratably over the 36 months following May 18, 2018; provided that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering expenses paid by our advisor to exceed 1% of gross offering proceeds as of such payment date. For purposes of calculating our NAV, the organization and offering expenses paid by our advisor through May 18, 2018 will not be reflected in our NAV until we reimburse our advisor for these expenses. After May 18, 2018, our advisor, in its sole discretion, may pay some or all of the additional organization and offering expenses incurred, but is not required to do so. To the extent our advisor pays such additional organization and offering expenses, we will be obligated to reimburse our advisor, provided, however, that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for all organizational and offering costs (including legal, accounting, and other costs attributable to our organization and offering, but excluding upfront selling commissions, dealer manager fees and distribution fees) paid to our advisor to exceed 1% of gross proceeds from all our public offerings. As of December 31, 2025, our advisor has continued to pay all of our organization and offering expenses on our behalf. Under U.S. GAAP, our reimbursement liability pertaining to the organization and offering expenses is recorded as a component of Due to related parties in our consolidated balance sheet. For NAV, such expenses are recognized as a reduction in NAV as they are reimbursed.

Acquisition costs

We capitalize acquisition costs incurred with the acquisition of our investments in real estate in accordance with U.S. GAAP. Such acquisition costs are not included in the value of real estate investments for purposes of determining NAV.

Deferred financing costs, net

Costs incurred in connection with obtaining financing are capitalized and amortized over the term of the related loan in accordance with U.S. GAAP. Such deferred financing costs are not included in the value of debt for purposes of determining NAV.

Accrued distribution fee

Accrued distribution fee represents the accrual for the full cost of the distribution fee for Class TX shares, Class T shares, Class D shares and Class S shares. Under U.S. GAAP, we accrue the full cost of the distribution fee as an offering cost at the time we sell the Class TX shares, Class T shares, Class D shares and Class S shares. For purposes of NAV, we recognize the distribution fees as a reduction of NAV on a monthly basis as such fees are due.

Accumulated depreciation and amortization

We depreciate our investments in real estate and amortize certain other assets and liabilities in accordance with U.S. GAAP. Such depreciation and amortization is not considered for purposes of determining NAV.

Fair value adjustment of debt obligations

Our debt obligations are presented at historical cost in our U.S. GAAP consolidated financial statements. As such, any increases in the fair value of our debt obligations are not included in our U.S. GAAP results. For purposes of determining our NAV, our debt obligations are presented at fair value.

Deferred rent receivable

Deferred rent receivable represents rent earned in excess of rent received as a result of straight-lining rents over the term of the lease on certain of our properties. Such deferred rent receivable is not considered for purposes of determining NAV.

Deferred maintenance

Deferred maintenance represents identified near-term capital needs at an office property located in San Francisco, California (the “SF Property”) that were not included in the SF Property appraisal due to the anticipated timing of addressing these capital needs. Such deferred maintenance was shown as a charge against cash reserves held by the consolidated joint venture in which we own a majority interest of 75% in the determination of NAV.

Non-controlling interests in subsidiaries

Non-controlling interests in subsidiaries represents the equity ownership in a consolidated subsidiary which is not attributable to us. The interests are presented at fair value for purposes of determining our NAV.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES OFFERED

The following is a summary description of our capital stock, including shares of Series A Preferred Stock, the securities offered in this offering. This description is not complete and is qualified in its entirety by reference to the provisions of our charter and bylaws and the applicable provisions of the MGCL. Our charter, including the Articles Supplementary, and bylaws are incorporated by reference, as exhibits, in the registration statement of which this prospectus forms a part (see “Where You Can Find More Information” in this prospectus). As used in this section, the terms “we,” “us,” “our” and “the Company” refer to Cantor Fitzgerald Income Trust, Inc. and not to any of its subsidiaries.

General

Our charter authorizes us to issue up to 450,000,000 shares of stock, consisting of 400,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. Of the total shares of common stock authorized, 10,000,000 are classified as Class AX shares, 5,000,000 are classified as Class TX shares, 5,000,000 are classified as Class IX shares, 100,000,000 are classified as Class T shares, 20,000,000 are classified as Class S shares, 60,000,000 are classified as Class D shares and 200,000,000 are classified as Class I shares. As of March 12, 2026, we had the following stock issued and outstanding: (i) 3,048,010 Class AX Shares, (ii) 1,007,510 Class IX Shares, (iii) 4,933 Class TX Shares, (iv) 5,577,263 Class I Shares, (v) 1,268,751 Class T Shares, (vi) 449,889 Class D Shares and (vii) 5,445 Class S Shares. As of the date of this prospectus, we have no preferred shares issued and outstanding.

Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. Our board of directors may classify or reclassify any unissued shares of our stock from time-to-time into one or more classes or series; provided, however, that the voting rights per share (other than any publicly held share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of publicly held shares as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share. Our board of directors has authorized the classification of 920,000 shares of our preferred stock as Series A Preferred Stock, and we will file the Articles Supplementary with the SDAT reflecting this classification. After the Articles Supplementary are accepted for record and become effective, our authorized capital stock will be 450,000,000 shares of stock, consisting of 400,000,000 shares of common stock and 50,000,000 shares of preferred stock, of which 920,000 shares will be designated as Series A Preferred Stock. The transfer agent, registrar and dividend payment agent for the Series A Preferred Stock is Continental Stock Transfer & Trust Company, a New York limited purpose trust company.

No current market exists for the Series A Preferred Stock or our common stock. We have been approved to list the Series A Preferred Stock on the NYSE under the symbol “CFTR-PRA.” If listing is approved, we expect trading to commence within 5 days after initial delivery of the Series A Preferred Stock. We expect the Series A Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee, The Depository Trust Company. See “— Book-Entry Form” below.

Common Stock

Subject to the restrictions on transfer and ownership of shares of stock contained in our charter and except as may otherwise be specified in our charter, the holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding common stock can elect our entire board of directors. Except as our charter may provide with respect to any class or series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock will be entitled to receive such distributions as authorized from time to time by our board of directors and declared by us out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our common stock will not have any appraisal rights unless our board of directors, upon such terms and conditions as may be specified by the board of directors, determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of shares of our common stock would otherwise be entitled to exercise appraisal rights. Our common stock shall be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance. Stockholders are not liable for our acts or obligations.

Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to:

•	Regular mail: Cantor Fitzgerald Income Trust, Inc., PO Box 219206, Kansas City, MO 64121-9206.

•	Overnight mail: Cantor Fitzgerald Income Trust, Inc., c/o LODAS Transfer 1710 Keller Parkway #1987 Keller, TX 76248.

•	Telephone: 855-9-CANTOR.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Rights Upon Liquidation of Common Stock

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of shares of each class of our common stock ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. We will calculate the NAV as a whole for all shares of our common stock and then will determine any differences attributable to each class. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of such aggregate assets available for distribution to such class as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors may issue preferred stock at any time without stockholder approval. As of the date of this prospectus, we have no shares of preferred stock outstanding.

Series A Preferred Stock

Ranking

The Series A Preferred Stock will rank, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up:

•	senior to all classes and series of our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;

•	on parity with any other class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock; and

•	junior to any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock.

The creation, issuance or increase in the number of authorized shares of any class or series of stock ranking senior to the Series A Preferred Stock (or any equity securities convertible into or exchangeable for any such shares) with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and of any other equally-affected classes and series of preferred stock ranking on parity with the Series A Preferred Stock and upon which like voting rights have been conferred and are exercisable, voting together as a single class. Any convertible debt securities that we may issue will not be considered to be “equity securities” for these purposes prior to the time of conversion. The Series A Preferred Stock will rank junior to all our existing and future indebtedness. The terms of the Series A Preferred Stock will not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that rank junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up.

Dividends

Holders of Series A Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $2.375 per share each year, which is equivalent to the rate of 9.50% of the $25.00 liquidation preference per share per annum. Dividends will be payable quarterly in arrears on the last day of each of January, April, July and October of each year (or, if not a business day, the next succeeding business day) to all holders of record on the applicable record date. The first quarterly dividend for the shares of Series A Preferred Stock sold in this offering will be paid on July 31, 2026 and will be for the period from, and including, the original issue date to, and including, July 30, 2026. A dividend period will be the period from and including a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date. Dividends payable on the Series A Preferred Stock will be computed based on a 360-day year consisting of twelve 30-day months and will be calculated from the original issue date. Holders of record of all shares of Series A Preferred Stock issued and outstanding at the close of business on the record date fixed by our board of directors for any dividend will be entitled to receive the full dividend paid on the applicable dividend payment date even if these shares were not held by the holder for the full dividend period.

Dividends will be payable to holders of record of Series A Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be on each of January 15th, April 15th, July 15th and October 15th prior to the applicable dividend payment date.

Our board of directors will not authorize, and we will not pay or declare and set apart for payment, any dividend on the Series A Preferred Stock at any time that:

•

the terms and conditions of any of our agreements, including the Citizens Credit Facility or any other agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment;

•

the terms and conditions of any of our agreements, including the Citizens Credit Facility or any other agreement relating to our indebtedness, provide that the authorization, payment or setting apart for payment would constitute a breach of, or a default under, the agreement; or

•	the law restricts or prohibits the authorization, payment or setting apart for payment.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not the dividends are authorized by our board of directors and declared by us. Accrued and unpaid dividends on the Series A Preferred Stock do not bear interest.

We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare and make any distribution of cash or other property on common stock or other stock that will rank junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire common stock or other stock that will rank junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) by conversion into or exchange for common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) for the acquisition of shares of our stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our stock, (iii) for a redemption, purchase or acquisition of common stock made for purposes of and in compliance with requirements of any incentive, benefit or stock purchase plan of ours or any subsidiary thereof or (iv) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other stock that will rank on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past dividend periods.

Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series A Preferred Stock and all stock that will rank on parity with the Series A Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series A Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series A Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued and unpaid dividend.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code) a portion (the “Capital Gains Amount”) of the dividends not in excess of our earnings and profits that are paid or made available for the year to the holders of all classes or series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of Series A Preferred Stock will be in the same proportion that the Total Dividends paid or made available to the holders of Series A Preferred Stock for the taxable year bears to the Total Dividends for the taxable year made with respect to all classes or series of stock outstanding.

Holders of shares of Series A Preferred Stock will not be entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of  $25.00 per share, plus an amount equal to any accrued and unpaid dividends thereon (whether or not authorized or declared) to, but not including, the date of payment, after payment of or provision for our debts and liabilities and any other class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to liquidation rights before any distribution or payment may be made to holders of common stock or any other class or series of our equity stock ranking junior to the Series A Preferred Stock with respect to liquidation rights. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of stock ranking on parity with the Series A Preferred Stock with respect to liquidation rights, then the holders of Series A Preferred Stock and any other class or series of stock ranking on parity with the Series A Preferred Stock with respect to liquidation rights will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series A Preferred Stock will be entitled to written notice of any voluntary or involuntary liquidation, dissolution or winding up at least 20 days before the payment date of the liquidating distribution. After the holders of Series A Preferred Stock have received the full amount of the liquidating distributions to which they will be entitled, they will have no right or claim to any of our remaining assets.

In determining whether any distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of stock of our company or otherwise is permitted under the MGCL, amounts that would be needed, if our company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series A Preferred Stock will not be added to our total liabilities.

Our consolidation, conversion or merger with or into any other person or entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business, whether in connection with a Change of Control or otherwise, will not be deemed to constitute our liquidation, dissolution or winding up. See “—Change of Control Conversion Right” below.

Optional Redemption

The Series A Preferred Stock will not be redeemable prior to April 8, 2031, except in the circumstances described in this section, in the section below titled “— Special Optional Redemption,” or pursuant to certain provisions of our charter. See “— Restrictions on Ownership of Shares” below.

Notwithstanding any other provision relating to redemption or repurchase of the Series A Preferred Stock, we may redeem any or all of the Series A Preferred Stock at any time, whether before or after April 8, 2031 at a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid thereon (whether or not authorized or declared), pursuant to the restrictions on ownership and transfer of our stock set forth in our charter or if our board of directors otherwise determines that redemption is necessary for us to preserve our status as a REIT for federal income tax purposes.

On and after April 8, 2031, the Series A Preferred Stock may be redeemed at our option, in whole or in part, at any time or from time to time, at a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid thereon (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), without interest, upon the giving of notice, as provided below.

If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If the redemption is to be by lot, and if as a result of the redemption any holder of Series A Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Internal Revenue Code to own, more than 9.8% in value of the aggregate of our outstanding shares of stock (which includes the Series A Preferred Stock) or violate any of the other restrictions on ownership and transfer of our stock set forth in our charter, then, except in certain instances, we will redeem the requisite number of shares of Series A Preferred Stock of that holder so that the holder will not own or be deemed by virtue of certain attribution provisions of the Internal Revenue Code to own, subsequent to the redemption, more than 9.8% in value of the aggregate of our outstanding shares of stock or violate any of the other restrictions on ownership and transfer set forth in our charter.

We will mail to you, if you are a record holder of Series A Preferred Stock, a notice of redemption no less than 30 days nor more than 60 days prior to the redemption date. We will send the notice to your address, as shown on our share transfer books (provided that, if the shares of Series A Preferred Stock are held in book-entry form through the Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to shares held by any holder to whom notice was defective or not given. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the total number of shares of Series A Preferred Stock to be redeemed (and, if less than all the shares held by any holder are to be redeemed, the number of shares to be redeemed from the holder);

•

the place or places where the shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing the shares (duly endorsed for transfer) and any other documents we require in connection with the redemption; and

•	that dividends on the Series A Preferred Stock will cease to accrue on the redemption date.

We will not be required to provide notice in the event we redeem Series A Preferred Stock in order to maintain our status as a REIT.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series A Preferred Stock may be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed. In addition, unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any Series A Preferred Stock (except (i) by exchange for our equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) pursuant to the provisions of our charter relating to restrictions on ownership and transfer of our stock or (iii) pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Series A Preferred Stock and any other stock that will rank on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up). So long as no dividends on Series A Preferred Stock for any past dividend period are in arrears, we will be entitled, at any time and from time to time, to repurchase Series A Preferred Stock in open-market transactions duly authorized by our board of directors and effected in compliance with applicable laws and these requirements will not prevent our purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other stock that will rank on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or our redemption of Series A Preferred Stock pursuant to the provisions of our charter relating to the restrictions on ownership and transfer of our stock.

Special Optional Redemption

During any period of time (whether before or after April 8, 2031) that the Series A Preferred Stock is not listed on the Nasdaq, the NYSE or the NYSE American, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq, the NYSE or the NYSE American but any shares of Series A Preferred Stock are outstanding (a “Delisting Event”), we have the option to redeem the outstanding shares of Series A Preferred Stock, in whole or in part, after the occurrence of the Delisting Event, for a redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid thereon (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on the payment date will be included in the redemption price), upon the giving of notice, as provided below.

In addition to the foregoing, upon the occurrence of a Delisting Event, the dividend rate specified shall be increased on the day after the occurrence of the Delisting Event by 2.00% per annum to the rate of 11.50% of the $25.00 per share stated liquidation preference per annum (equivalent to $2.875 per annum per share) from and after the date of the Delisting Event. Following the cure of a Delisting Event, the dividend rate shall revert to the rate of 9.50% of the $25.00 per share stated liquidation preference per annum.

In addition, during any period of time after the original issuance of the Series A Preferred Stock (whether before or after April 8, 2031) and upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, on, or within 120 days after, the first date on which the Change of Control occurred, by paying $25.00 per share, plus an amount equal to all dividends accrued and unpaid thereon (whether or not authorized or declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on the payment date will be included in the redemption price). If, prior to the Conversion Date (as defined below), we provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), you will not have the CoC Conversion Right described below under “— Change of Control Conversion Right.”

We will mail to you, if you are the record holder of Series A Preferred Stock, a notice of redemption no less than 30 days nor more than 60 days prior to the redemption date. We will send the notice to your address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the total number of shares of Series A Preferred Stock to be redeemed;

•

the place or places where the shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing the shares (duly endorsed for transfer) and any other documents we require in connection with the redemption;

•

that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control or a Delisting Event, as applicable, and a brief description of the transaction or transactions constituting the Change of Control or Delisting Event, as applicable;

•

that holders of Series A Preferred Stock to which the notice relates will not be able to tender the Series A Preferred Stock for conversion in connection with a Change of Control during a continuous Delisting Event, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the

Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Conversion Date; and

•	that dividends on the Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

A Change of Control occurs when, after the original issuance of the Series A Preferred Stock, the following has occurred and is continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of our company or the acquiring or surviving entity, has a class of common equity securities listed on the Nasdaq, the NYSE or the NYSE American, or listed or quoted on an exchange or quotation system that is a successor to the Nasdaq, the NYSE or the NYSE American.

Notwithstanding the foregoing, if the transaction or series of transactions described in the first bullet point above (the “Change of Control Transaction”) forms part of a series of related transactions that are closed or consummated within twelve (12) months of the closing or consummation of the Change of Control Transaction (including, without limitation, any merger, consolidation, sale or transfer of assets, recapitalization, reorganization, or special or extraordinary distribution, in each case outside of the ordinary course of our business (the “Related Transactions”)), and if the aggregate consideration paid to us and/or holders of our common stock in connection with the Change of Control Transaction represents less than 50.0% of the aggregate consideration payable to us and/or holders of our common stock in connection with both the Change of Control Transaction and the Related Transactions on a combined basis, then the Change of Control Transaction shall be deemed to constitute a Change of Control, regardless of whether the second bullet point above is satisfied.

Additional Provisions Relating to Optional Redemption and Special Optional Redemption

If  (i) we have given a notice of redemption, (ii) we have set apart sufficient funds for the redemption of the shares of Series A Preferred Stock called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and an amount equal to all accrued and unpaid dividends to, but not including, the redemption date, then from and after the redemption date, those shares of Series A Preferred Stock called for redemption will no longer be outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate, except the right to receive the redemption price, without interest. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon redemption, without interest.

The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding dividend payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding dividend payment date, but no additional amount for accrued and unpaid dividends, if any, to, but not including the redemption date, will be included in the redemption price for each share of Series A Preferred Stock to be redeemed. There is no restriction on the redemption of shares of Series A Preferred Stock by us while there is any arrearage in the payment of dividends.

All shares of Series A Preferred Stock that we redeem or reacquire in any manner will return to the status of authorized but unissued shares of preferred stock, without further designation as to series or class and may thereafter be classified, reclassified or issued as any series or class of preferred stock.

Change of Control Conversion Right

Upon the occurrence of a Change of Control during a continuing Delisting Event, each holder of Series A Preferred Stock will have the right, unless, prior to the Conversion Date, we have provided or provide notice of our election to redeem the shares of Series A Preferred Stock as described under “— Optional Redemption” or “— Special Optional Redemption,” to convert some of or all the shares of Series A Preferred Stock held by the holder (the “CoC Conversion Right”) on the Conversion Date into a number of shares of Class I common stock or Listed common stock, as applicable, per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not authorized or declared) on the Series A Preferred Stock, if any, to, but not including, the Conversion Date (unless the Conversion Date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend payable on the payment date will be included in this sum), by (ii) the Common Stock Price; and

•	2.47647, the Share Cap.

Upon such a conversion, the holders will be limited to a maximum number of shares of our Class I common stock or Listed common stock, as applicable, equal to the lesser of (i) the conversion value (equal to the liquidation preference and accrued and unpaid dividends, if any), divided by the closing price on the date of the event triggering the Change of Control and (ii) the Share Cap, subject to adjustments, which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock.

The Share Cap will be subject to pro rata adjustments for any stock splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a “Stock Split”) with respect to shares of our common stock as follows: the adjusted Share Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product of  (i) the Share Cap in effect immediately prior to the Stock Split, multiplied by (ii) a fraction, the numerator of which is the number of shares of our Class I common stock or Listed common stock, as applicable, outstanding after giving effect to the Stock Split and the denominator of which is the number of shares of our Class I common stock or Listed common stock, as applicable, outstanding immediately prior to the Stock Split.

If a Change of Control occurs during a continuing Delisting Event, pursuant to or in connection with which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of the shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which the holder would have owned or been entitled to receive had the holder held a number of shares of our Class I common stock or Listed common stock, as applicable, equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control during a continuing Delisting Event, is referred to as the “Conversion Consideration”).

If the holders of shares of our common stock have the opportunity to elect the form of consideration to be received in connection with the Change of Control during a continuing Delisting Event, the Conversion Consideration that holders of Series A Preferred Stock will receive will be the form of consideration elected by the holders of a plurality of the shares of common stock held by stockholders who participate in the election and will be subject to any limitations to which all holders of shares of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Change of Control during a continuing Delisting Event.

We will not issue fractional shares of Class I common stock or Listed common stock, as applicable, upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of any fractional shares based on the Common Stock Price.

Within 15 days following the occurrence of a Change of Control during a continuing Delisting Event, unless we have provided notice of our election to redeem the shares of Series A Preferred Stock as described under “— Optional Redemption” or “— Special Optional Redemption,” we will provide to holders of record of outstanding shares of Series A Preferred Stock a notice of occurrence of both the Change of Control and Delisting Event that describes the resulting CoC Conversion Right. A failure to give notice of conversion or any defect in the notice or in its mailing will not affect the validity of the proceedings for the conversion of any Series A Preferred Stock except as to the holder to whom this notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control during a continuing Delisting Event;

•	the date of the Change of Control during a continuing Delisting Event;

•	the last date on which the holders of shares of Series A Preferred Stock may exercise their CoC Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the “Conversion Date,” which will be a business day fixed by our board of directors that is not fewer than 20 and not more than 35 days following the date of the notice;

•

that if, prior to the Conversion Date we provide notice of our election to redeem all or any portion of the shares of Series A Preferred Stock, you will not be able to convert the shares of Series A Preferred Stock called for redemption and the shares of Series A Preferred Stock will be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the CoC Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of shares of Series A Preferred Stock must follow to exercise the CoC Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, another news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in the notice, and post the notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of record of Series A Preferred Stock.

To exercise the CoC Conversion Right, a holder of record of Series A Preferred Stock will be required to deliver, on or before the close of business on the Conversion Date, the certificates, if any, representing any certificated shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a completed written conversion notice and any other documents we reasonably require in connection with the conversion, to our conversion agent. The conversion notice must state:

•	the Conversion Date; and

•	the number of shares of Series A Preferred Stock to be converted.

The “Common Stock Price” for any Change of Control will be (i) if the consideration to be received in the Change of Control during a continuing Delisting Event by holders of shares of our Class I common stock or Listed common stock, as applicable, is solely cash, the amount of cash consideration per share of Class I common stock or Listed common stock, as applicable, and (ii) if the consideration to be received in the Change of Control during a continuing Delisting Event by holders of shares of our Class I common stock or Listed common stock, as applicable, is other than solely cash, (x) the Non-traded Common Stock Price, if the Class I common stock is not listed on a national exchange on the effective date of any Change of Control or (y) the Traded Common Stock Price, if we have a class of Listed common stock on the effective date of any Change of Control. The “Non-traded Common Stock Price” will be the estimated net asset value per share of our Class I common stock as most recently determined by our board of directors prior to the effective date of the Change of Control. The “Traded Common Stock Price” will be the average of the closing price per share of our Listed common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control or, if our common stock has been listed for less than 10 trading days immediately preceding the effective date of the Change of Control during a continuing Delisting Event, the number of consecutive trading days immediately preceding such effective date.

Holders of Series A Preferred Stock may withdraw any notice of exercise of a CoC Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our conversion agent prior to the close of business on the business day prior to the Conversion Date. The notice of withdrawal will be required to state:

•	the number of withdrawn shares of Series A Preferred Stock;

•	if certificated shares of Series A Preferred Stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn certificated shares of Series A Preferred Stock; and

•	the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Shares of Series A Preferred Stock as to which the CoC Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration on the applicable Conversion Date, unless, prior thereto, we provide notice of our election to redeem those shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Conversion Date, the shares of Series A Preferred Stock will not be converted and the holders of the shares will be entitled to receive on the applicable redemption date the redemption price for the shares.

We will deliver amounts owing upon conversion no later than the third business day following the Conversion Date.

In connection with the exercise of any CoC Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A Preferred Stock into shares of Class I common stock or Listed common stock, as applicable. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert shares of Series A Preferred Stock for shares of our Class I common stock or Listed common stock, as applicable, to the extent that receipt of the shares of Class I common stock or Listed common stock, as applicable, would cause the holder (or any other person) to violate the restrictions on ownership and transfer of our stock contained in our charter. See “— Restrictions on Ownership of Shares” below.

These Change of Control conversion and redemption features may make it more difficult for or discourage a party from pursuing a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.

Except as provided above in connection with the occurrence of a Change of Control during a Delisting Event, the Series A Preferred Stock is not convertible into or exchangeable for any other property or securities.

Voting Rights

Except as described below, holders of Series A Preferred Stock generally will not have any voting rights. On any matter in which the Series A Preferred Stock may vote (as expressly provided in our charter), each share of Series A Preferred Stock entitles the holder thereof to cast one vote, except that, when voting together as a single class with shares of any other class or series of voting preferred stock, shares of different classes or series will vote in proportion to the liquidation preference of the shares.

Whenever dividends on the Series A Preferred Stock are in arrears, whether or not authorized or declared or the dividends are consecutive, for six or more quarterly periods, holders of Series A Preferred Stock and any other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, which we refer to as “voting preferred stock,” and with which the holders of Series A Preferred Stock will be entitled to vote together as a single class, will have the exclusive power, voting together as a single class, to elect, at any special meeting called by our secretary at the written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and any other class or series of voting preferred stock (unless the request is received more than 45 days and less than 90 days before our next annual meeting of stockholders at which the vote would occur) and at each subsequent annual meeting of stockholders, two additional directors to serve on our board of directors. The right of holders of Series A Preferred Stock to vote in the election of directors will terminate when all dividends accrued and unpaid on the outstanding shares of Series A Preferred Stock for all past dividend periods and the then-current dividend period have been fully paid. Unless the number of our directors has previously been increased pursuant to the terms of any other class or series of voting preferred stock with which the holders of Series A Preferred Stock will be entitled to vote together as a single class in the election of directors, the number of our directors will automatically increase by two at the time that holders of Series A Preferred Stock become entitled to vote in the election of two additional directors. The term of office of these directors will terminate, and the number of our directors will automatically decrease by two, when all dividends accrued and unpaid for all past dividend periods and the then-current dividend period on the Series A Preferred Stock have been fully paid, unless shares of voting preferred stock (excluding, for the avoidance of doubt, Series A Preferred Stock) remain outstanding and entitled to vote in the election of directors. If the right of holders of Series A Preferred Stock to elect the two additional directors terminates after the record date for determining holders of shares of Series A Preferred Stock entitled to vote in any election of directors but before the closing of the polls in the election, holders of Series A Preferred Stock outstanding as of the applicable record date will not be entitled to vote in the election of directors. The right of the holders of Series A Preferred Stock to elect the additional directors will again vest if and whenever dividends are in arrears for six quarterly periods, as described above. In no event will the holders of Series A Preferred Stock be entitled to nominate or elect an individual as a director, and no individual will be qualified to be nominated for election or to serve as a director, if the individual’s service as a director would cause us to fail to satisfy a requirement relating to director independence or diversity of any national securities exchange on which any class or series of our stock is listed or state law, or otherwise conflict with our charter or bylaws.

The additional directors will be elected by a plurality of the votes cast in the election of preferred stock directors, and each of these directors will serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies, or until the director’s term of office terminates as described above. Any director elected by the holders of Series A Preferred Stock and any other class or series of voting preferred stock, voting together as a single class, may be removed, with or without cause, only by a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and all classes or series of voting preferred stock with which the holders of Series A Preferred Stock will be entitled to vote together as a single class in the election of directors, voting together as a single class. At any time that the holders of Series A Preferred Stock will be entitled to vote in the election of the two additional preferred stock directors, holders of Series A Preferred Stock will be entitled to vote in the election of a successor to fill any vacancy on our board of directors that results from the removal of the director.

At any time that holders of Series A Preferred Stock have the right to elect two additional preferred stock directors as described above but these directors have not been elected, our secretary must call a special meeting for the purpose of electing the additional directors upon the written request of the holders of record of 10% of the outstanding shares of Series A Preferred Stock and any other class or series of voting preferred stock with which the holders of Series A Preferred Stock will be entitled to vote together as a single class with respect to the election of directors, unless the request is received more than 45 days and less than 90 days before the date fixed for the next annual meeting of our stockholders at which the vote would occur, in which case, the additional directors may be elected either at the annual meeting or at a separate special meeting of our stockholders at our discretion.

So long as any shares of Series A Preferred Stock are outstanding, the approval of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and of any other equally-affected classes and series of preferred stock ranking on parity with the Series A Preferred Stock and upon which like voting rights have been conferred and are exercisable, voting together as a single class is required to authorize (a) any amendment, alteration, repeal or other change to any provision of our charter or bylaws, including the Articles Supplementary (whether by merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise), that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, or (b) the creation, issuance or increase in the number of authorized shares of any class or series of stock ranking senior to the Series A Preferred Stock (or any equity securities convertible into or exchangeable for any such shares) with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. Notwithstanding the foregoing, holders of voting preferred stock will not be entitled to vote together as a class with the holders of Series A Preferred Stock on any amendment, alteration, repeal or other change to any provision of our charter unless the action affects the holders of Series A Preferred Stock and the voting preferred stock equally.

The following actions will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock:

•

any increase or decrease in the number of authorized shares of common stock or preferred stock of any other class or series, any increase in the number of shares of Series A Preferred Stock or the classification or reclassification of any unissued shares, or the creation or issuance of equity securities, of any class or series ranking junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up;

•

any amendment, alteration or repeal or other change to any provision of our charter, including the Articles Supplementary, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, whether or not we are the surviving entity, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remains outstanding with the terms thereof unchanged in all material respects or is exchanged for stock of the successor person or entity with substantially identical rights as those of the Series A Preferred Stock; or

•

any amendment, alteration or repeal or other change to any provision of our charter, including the Articles Supplementary, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, if the holders of Series A Preferred Stock receive the $25.00 liquidation preference per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends thereon, if any, to, but not including, the date of the event.

The holders of Series A Preferred Stock shall have exclusive voting rights on any charter amendment that would alter the contract rights, as expressly set forth in the charter, of only the Series A Preferred Stock.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption all outstanding shares of Series A Preferred Stock.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock will not have any stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions.

Restrictions on Transfer and Ownership of Stock

Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock, including the Series A Preferred Stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock. For further information regarding the restrictions on ownership and transfer of the Series A Preferred Stock, see “— Restrictions on Ownership of Shares” below.

Conversion

The Series A Preferred Stock is not convertible into any other property or securities, except as provided under “— Change of Control Conversion Right.”

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock as their names and addresses appear in our record books and without cost to the holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file these reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of these reports to any prospective holder of Series A Preferred Stock.

Preemptive Rights

No holders of Series A Preferred Stock shall, as a result of his, her or its status as such holder, have any preemptive rights to purchase or subscribe for shares of our common stock or any of our other securities.

Book-Entry Form

DTC will act as securities depositary for the Series A Preferred Stock, which will only be issued in the form of global securities held in book-entry form.

Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (or indirect participants). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

When you purchase shares of the Series A Preferred Stock within the DTC system, the purchase must be by or through a direct participant. The direct participant will receive a credit for the shares of Series A Preferred Stock on DTC’s records. You, as the actual owner of the shares of Series A Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and indirect participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the direct participants to whose accounts shares of Series A Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the shares of Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through direct and indirect participants will be accomplished by entries on the books of direct and indirect participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the direct participants holding the relevant shares to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the shares of Series A Preferred Stock will be sent to Cede & Co. If less than all of the shares of Series A Preferred Stock are being redeemed, DTC will reduce each direct participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants whose accounts the Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends and other distributions on the shares of Series A Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called by a majority of our directors, a majority of our independent directors, our chairman of the board, our chief executive officer or our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the special meeting. Upon receipt of a written request of such stockholders stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within ten days after receipt of such request. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the MGCL or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected. Class T shares, Class S shares, Class D shares, Class I shares and Class AX, Class IX and Class TX shares vote together as a single class, and each share is entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Further, although Section 3-105(a)(4) of the MGCL would permit us to effect a share exchange pursuant to Section 3-102(a)(7) of the MGCL without stockholder approval if we are the successor, we have adopted a policy that we may not, without approval of a majority of shares entitled to vote on the matter, effect such share exchange.

The term of our advisory agreement with our advisor will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our independent directors will annually review our advisory agreement with our advisor. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors and with or without cause, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the two requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock unless exempted (prospectively or retroactively) by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence, including certain representations and undertakings required by our charter, that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limit discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and other distributions on the shares held in trust and will hold such dividends or other distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust and, subject to Maryland law, will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon appropriate assurances, including certain representations and undertakings required by our charter, that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of more than 5% of our outstanding stock will be asked to deliver to us a statement setting forth the name and address of such owner, the number of shares beneficially owned by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Inspection of Books and Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our stockholders, along with their addresses and telephone numbers and the number of shares of stock held by each of them. We will update this stockholder list at least quarterly and it will be available for inspection at our principal office by a stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any stockholder within 10 days of receipt of his or her request. A copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights and the exercise of their rights under federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/ or board, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

In addition, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Requests to inspect and/or copy our corporate records must be made in writing to our address. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.

Business Combinations

Under the MGCL, certain business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges and, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year period, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors provided that the business combination is first approved by our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares of stock that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the exercise of voting power of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of, directly or indirectly, of ownership of, or the power to direct the exercise of the voting power with respect to, issued and outstanding control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of any meeting of stockholders at which the voting rights for control shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter or bylaws provide otherwise. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not fewer than three.

Tender Offers

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for a person to conduct a tender offer to one of our stockholders, our charter requires that the person comply with Regulation 14D of the Exchange Act, and give us notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would also require any person initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to persons who attempt to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, no stockholder may transfer any shares held by such stockholder to the noncomplying offeror without first offering the shares to us at the tender offer price offered in such tender offer. The noncomplying person shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Share Repurchase Program

You may receive shares of our Class I common stock upon the exercise of your CoC Conversion Right as described under “—Change of Control Conversion Right”. Our shares of common stock, including shares of our Class I common stock, are currently not listed on a national securities exchange, and we do not know whether they will ever be listed. In order to provide our stockholders with some liquidity, we offer a share repurchase program. As described below, we cannot guarantee that our share repurchase program will be available indefinitely. Stockholders who have purchased shares of common stock from us or received their shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited liquidity by presenting for repurchase to us all or a portion of those shares, in accordance with the procedures outlined herein and subject to the limitations and restrictions of the programs described below. There is no fee payable to our advisor, our sponsor, our board of directors or any other party in connection with the repurchase of shares pursuant to our share repurchase program.

Subject to the limitations of and restrictions on the program, and subject to funds being available as described below, shares of common stock repurchased under the share repurchase program will be repurchased at the transaction price, which will generally be equal to the NAV per share applicable to the class of shares of common stock being repurchased and most recently disclosed by us in a public filing with the SEC. Under our share repurchase program we may repurchase during any calendar month shares of common stock (including IPO shares) whose aggregate value (based on the repurchase price per share in effect when the repurchase is effected) is 2% of our aggregate NAV as of the last calendar day of the previous month and during any calendar quarter whose aggregate value (based on the repurchase price per share in effect when the repurchase is effected) is up to 5% of our aggregate NAV as of the last calendar day of the prior calendar quarter. During a given quarter, if in each of the first two months of such quarter the 2% repurchase limit is reached and stockholders’ repurchases are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will likely be less than 2% of our aggregate NAV as of the last calendar day of the previous month because the repurchases for that month, combined with the repurchases in the previous two months, cannot exceed 5% of our aggregate NAV as of the last calendar day of the prior calendar quarter.

Unless our board of directors determines otherwise, we intend to fund repurchases pursuant to our share repurchase program from any available cash sources at our disposal, including available cash, cash flow from operations, the sale of real estate-related securities and other assets, borrowings or offering proceeds, without any limitation on the amounts we may pay from such sources. Our board of directors has complete discretion to determine whether all of such funds will be applied to repurchases pursuant to the program, whether such funds are needed for other purposes or whether additional funds from other sources may be used for repurchases pursuant to the program.

If you receive shares of our Class I common stock upon the exercise of your CoC Conversion Right and would like to request repurchase of such shares, please contact us at 855-9-CANTOR to receive the required repurchase forms and instructions concerning required signatures. Certain broker dealers require that their clients make repurchase requests through their broker dealer, so please contact your broker dealer first if you want to request repurchase of your shares. Stockholders may request that we repurchase all or any portion of their shares of common stock as of the close of business of the last calendar day of each full calendar month (the “Repurchase Date”) at the most recently announced NAV per share for the class of shares being repurchased. To have their shares repurchased, stockholders’ repurchase requests and required documentation must be received by us in “good order” by 4:00 p.m. Eastern time on the second to last business day of the applicable month. If a repurchase request is received after such time, the repurchase order will be executed on the next month’s Repurchase Date at the NAV applicable to that month (subject to the 5% holding discount), unless such request is withdrawn prior to that Repurchase Date. Stockholders will generally have at least 20 business days (from the last business day of the previous month to the second to last business day of the applicable month) during which to decide whether to request the repurchase of their shares as of the end of the current month. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

Stockholders may withdraw their repurchase requests before they have been processed by notifying a customer service representative available on our toll-free information line at 855-9-CANTOR before 4:00 p.m. Eastern time on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days after the Repurchase Date.

The repurchase price for each month will, under normal circumstances, be equal to the NAV per share of common stock then in effect as of that Repurchase Date. Any new NAV per share of common stock will be disclosed within 15 calendar days following the date it is determined and commencing as of the end of the first full calendar month following the commencement of this offering, NAV calculations will be made monthly. The NAV per share of common stock will be posted on our website (www.cfincometrust.com) promptly after it has become available and will also be available through our toll-free information line at 855-9-CANTOR. Under normal circumstances, we expect to fulfill repurchase requests, subject to the 2% monthly and 5% quarterly limitations. In certain circumstances stockholders may make a repurchase request for a particular Repurchase Date before the transaction price is made available; however, the transaction price will be made available for a period of at least ten business days ending on or before the second to last business day of each month and, as result, all stockholders will have at least a ten business day period to consider the transaction price before the deadline to submit or withdraw a repurchase request (the first day of the ten business day period is the day the transaction price is made available and the tenth business day of the period is the deadline to submit or withdraw a repurchase request (the second to last business day of the month)).

We may repurchase fewer shares than have been requested to be repurchased in any particular month, or none at all, in our discretion, including due to the lack of readily available funds because of market conditions, the need to maintain liquidity for operations or because our board of directors has determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In the event that we determine to redeem some but not all of the shares of common stock submitted for repurchase during any month for any of the foregoing reasons, shares submitted for repurchase during such month will be repurchased subject to the following repurchase priority. First, repurchase requests that are made by accounts with a balance less than $2,500 of shares of the Company’s common stock at the time of such request will be repurchased in full to the extent there are available funds. Second, remaining repurchase requests will be repurchased on a pro rata basis. The portion of any unsatisfied repurchase requests due to any of the limitations described above must be resubmitted after the start of the next month or quarter. Any determination to repurchase fewer shares than have been requested to be repurchased may be made immediately prior to the applicable Repurchase Date, and will be disclosed subsequently to prospective investors and stockholders in periodic prospectus supplements and/or reports filed by us, or more frequently as required by applicable securities laws.

There is no minimum holding period for your shares and you can request that we repurchase your shares at any time. However, shares that have not been outstanding for at least one year will be repurchased at 95% of the repurchase price that would otherwise apply to the class of shares being repurchased; provided, that, the period that a Class T share, Class S share and/or Class D share was held prior to being converted into a Class I share will count toward the total hold period for a Class I share. In addition, stockholders who have received shares of our common stock in exchange for their operating partnership units may include the period of time the stockholders held such operating partnership units for purposes of calculating the total hold period. The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The 5% holding discount will be waived in connection with the repurchase of shares acquired pursuant to our distribution reinvestment plan and in connection with the repurchase of shares issued as stock dividends. In addition, upon request, we may waive the 5% holding discount in the case of death or qualifying disability of a stockholder.

In order for us to waive a 5% holding discount in cases of qualified disability: (i) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (ii) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (i) the investor’s initial application for disability benefits and (ii) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability- related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

In order for a determination of incompetence or incapacitation (a “determination of incompetence”) to entitle a stockholder to the special repurchase terms, a state or federal court located in the United States must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the stockholder acquired the shares to be repurchased. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle a stockholder to the special repurchase terms. Repurchase requests following a “determination of incompetence” must be accompanied by the court order, determination or certificate declaring the stockholder incompetent or incapacitated.

If repurchase requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on stockholders whose shares are not repurchased, then our board of directors may terminate, suspend or amend the share repurchase program at any time without stockholder approval, if it deems such action to be in the best interest of our stockholders. In addition, our board of directors may determine to suspend the share repurchase program due to regulatory changes, changes in law or if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are repurchased. Material modifications, including any reduction to the monthly or quarterly limitations on repurchases, and suspensions of the program will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or current report on Form 8-K filed with the SEC. Any material modifications will also be disclosed on our website. Further, our share repurchase program will be terminated in the event that shares of our common stock ever become listed on a national securities exchange or in the event a secondary market for our common stock develops.

Our share repurchase program only provides stockholders a limited ability for shares to be repurchased for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

For the quarter ended December 31, 2025, we repurchased 584,463 shares of our common stock.

Registrar and Transfer Agent

We have engaged Continental Stock Transfer & Trust Company to serve as the registrar and transfer agent for our Series A Preferred Stock.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our preferred stock. The law firm of Alston & Bird LLP acting as our tax counsel has reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Cantor Fitzgerald Income Trust, Inc.,” “we,” “our” and “us” mean only Cantor Fitzgerald Income Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Cantor Fitzgerald Income Trust, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their preferred stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our preferred stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our preferred stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of Cantor Fitzgerald Income Trust, Inc. —Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our preferred stock.

Taxation of Cantor Fitzgerald Income Trust, Inc.

We have elected to be taxed as a REIT commencing with our taxable year ended December 31, 2017. We believe that we have been organized and operated and expect to continue to operate in such a manner as to continue to qualify for taxation as a REIT.

The law firm of Alston & Bird LLP, acting as our tax counsel in connection with this offering, has rendered an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ended December 31, 2017 through December 31, 2025, and our organization and current and proposed method of operation will enable us to continue to satisfy the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2026 and subsequent taxable years. It must be emphasized that the opinion of Alston & Bird LLP was based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of March 24, 2026 and does not cover subsequent periods. Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

Certain domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 20%. With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 21% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below. “Disqualified organizations” are any organization described in Section 860E (e)(5) of the Internal Revenue Code, including: (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; and (iv) certain other organizations.

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

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We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the subchapter C corporation.

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The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS (as described below), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(i)	that is managed by one or more trustees or directors;

(ii)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(iii)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(iv)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(v)	the beneficial ownership of which is held by 100 or more persons;

(vi)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(vii)

that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(viii)	that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (iv) and (v) need not be met during a corporation’s initial tax year as a REIT. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (iv) and (v) above.

We believe that we will issue in this offering preferred stock with sufficient diversity of ownership to satisfy conditions (v) and (vi). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our preferred stock are described in “Description of Capital Stock and Securities Offered—Restriction on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our operating partnership, all of the operating partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in the issuer of a collateralized debt obligation (or “CDO”) or other securitization vehicle that is treated as a corporation for tax purposes, that CDO issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the CDO issuer or other securitization vehicle jointly elect to treat the CDO issuer or other securitization vehicle as a TRS. It is anticipated that CDO financings we enter into, if any, will be treated as qualified REIT subsidiaries. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, for taxable years ending on or before December 31, 2025, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. For taxable year beginning after December 31, 2025, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs and/or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of residential and commercial mortgage-backed securities), “rents from real property,” distributions received from other REITs, gains from the sale of real estate assets, and any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of both gross income tests. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the sum of the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan plus an additional amount equal to the value of the personal property securing such loan provided that the value of the personal property does not exceed 15% of the combined value of such real and personal property, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Note that a “significant modification” of a debt instrument will result in a new debt instrument that requires new tests of the value of the underlying real estate. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property and personal property provided that the value of the personal property does not exceed 15% of the combined value of such real and personal property (i.e., the amount by which the loan exceeds the value of the real estate and qualifying personal property that is security for the loan).

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, some of our investments may not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan as of a certain testing date, a portion of the income from that investment may be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (i) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests described below, and (ii) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

We and our subsidiaries may also invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of residential and commercial mortgage-backed securities. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations that absorb losses first in the event of a default by the borrower.

We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the Internal Revenue Service will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value, and may result in “phantom income.”

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally we are not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on the operating partnership’s disposition of the debt instrument may be treated as ordinary income rather than capital gain.

If we eventually collect less on a debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would potentially be an ordinary bad debt deduction (rather than capital loss) but this is not free from doubt, and may depend on the characteristics of the underlying obligation, and the amount of cash we collect on maturity, etc. Our ability to benefit from that bad debt deduction (or capital loss) would depend on our having taxable income (or capital gain) in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, loss later” phenomenon could adversely affect us and our stockholders if it were persistent and in significant amounts.

Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by the operating partnership encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate residential and commercial mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Our foreign investments might generate foreign currency gains and losses. “Real estate foreign exchange gain” is excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain is foreign currency gain which is attributable to (i) any item of income or gain qualifying for the 75% gross income test, (ii) our acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) our becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes Section 987 gain attributable to a qualified business unit (“QBU”) of the REIT if the QBU itself meets the 75% income test for the taxable year, and meets the 75% asset test at the close of each quarter of the REIT that has directly or indirectly held the QBU.

“Passive foreign exchange gain” is another type of currency gain. This type of gain is excluded for purposes of the 95% income test but is included in gross income and treated as non-qualifying income (to the extent that it is not real estate foreign exchange gain), for purposes of the 75% income test. Passive foreign exchange gain includes all real estate foreign exchange gain, and in addition includes foreign currency gain which is attributable to (i) any item of income or gain which qualifies for the 95% gross income test, (ii) the acquisition or ownership of obligations, (iii) becoming or being the obligor under obligations, and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code.

These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some kinds of residential and commercial mortgage-backed securities and mortgage loans, stock or debt instruments attributable to the investment of new capital, debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of TRSs but as specifically described below), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and TRSs, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets and, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets for taxable years ending on or before December 31, 2025. For taxable years beginning after December 31, 2025, the aggregate value of all TRS securities that we hold may not exceed 25% of the value of our total assets.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

Any regular or residual interest that we own in a REMIC will generally qualify as real estate assets. However, if less than 95% of the assets of a REMIC consist of assets that qualify as real estate assets, then we will be treated as holding directly our proportionate share of the assets of such REMIC for purposes of the asset tests.

We believe that most of the real estate-related securities that we expect to hold will be qualifying interests for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property, if any, will not be qualifying interests for purposes of the 75% asset test.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying interest for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the Internal Revenue Service with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders.

Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying interests for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (i) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying interests, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(i) the sum of

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(b)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(ii) the sum of specified items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (i) the fair market value of an asset (measured at the time of acquisition) over (ii) the basis of the asset (measured at the time of acquisition).

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (i) declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration; or (ii) declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (i) are taxable to the holders of our preferred stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (i) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (i) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (ii) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or residential or commercial mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to certain domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate and exchange rate and exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate and exchange rate swap agreements, interest rate and exchange rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship“ to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP, which might be noncash accrued income, could be treated as excess inclusion income. Section 860E(c) of the Internal Revenue Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The Internal Revenue Service, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the Internal Revenue Service for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable income for that year. Under recently issued Internal Revenue Service guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 21%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by Internal Revenue Service guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by certain domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

In addition to the foregoing, stockholders who are individuals (or individuals who own our stock through pass-through entities), are eligible to deduct 20% of the amount of our distributions which are properly treated as dividends, except to the extent such dividends are designated as “capital gain dividends” or traceable to distributions from a TRS, and provided such amount does not exceed the amount of such individual’s net taxable income determined without regard to such deduction. Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Cantor Fitzgerald Income Trust, Inc. — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Cantor Fitzgerald Income Trust, Inc.—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Taxation of Cantor Fitzgerald Income Trust, Inc.— Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Sale or Redemptions of Our Stock. A U.S. stockholder generally will recognize capital gain or loss on a sale, exchange, redemption (including a repurchase) (other than a redemption that is treated as a distribution, as discussed below) or other disposition (other than a conversion) of the Preferred Stock equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the stock so disposed. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

A redemption (including a repurchase) of our stock will be treated as a sale or exchange described in the preceding paragraphs if the redemption, based on the facts and circumstances, is treated for U.S. federal income tax purposes as (i) a “complete termination” of your equity interest in us, (ii) a “substantially disproportionate” redemption of our stock with respect to you, or (iii) being “not essentially equivalent to a dividend” with respect to you, each within the meaning of Section 302 of the Internal Revenue Code. In determining whether any of these tests has been met, you must take into account not only the stock and other equity interests in us that you actually own but also other equity interests in us that you constructively own under U.S. federal income tax rules, as well as any rights you may have to vote for the election of board members. A stockholder that owns (actually or constructively) only an insubstantial percentage of our total equity interests and that exercises no control or management over our affairs may be entitled to sale or exchange treatment on a redemption of our stock if such stockholder experiences any reduction in its equity interest (taking into account any constructively owned equity interests) as a result of the redemption.

If you meet none of the alternative tests described above, the redemption will be treated as a distribution subject to the rules described under “Taxation of Stockholders—Taxation of Domestic Stockholders.” If a redemption of our stock is treated as a distribution that is taxable as a dividend, you are urged to consult your tax advisor regarding the allocation of your tax basis in the redeemed and remaining shares of our stock.

Because the determination as to whether any of the alternative tests described above is satisfied with respect to any particular stockholder of the preferred stock will depend upon the facts and circumstances as of the time the determination is made, you are urged to consult your tax advisor regarding the tax treatment of a redemption.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Medicare Contribution Tax. U.S. stockholders who are individuals, estates or certain trusts generally are required to pay a 3.8% Medicare tax on their net investment income (including dividends and gains from the disposition of our stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our preferred stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our preferred stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (i) that is payable out of our earnings and profits, (ii) which is not attributable to our capital gains and (iii) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Taxation of Cantor Fitzgerald Income Trust, Inc.— Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make to a non-U.S. holder that is not a “qualified foreign pension plan” in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder that is not a “qualified foreign pension plan,” to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% of the amount of distributions to the extent that the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation which is not a “qualified foreign pension plan.” A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that is not a “qualified foreign pension plan” that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, if (i) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares of Series A Preferred Stock in this offering, our shares of common stock will not be publicly traded and we can give you no assurance that our shares of common stock will ever be publicly traded on an established securities market. Therefore, these rules will not apply to exempt our capital gain distributions from taxation under FIRPTA.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock (including a redemption treated as a sale, as discussed below) by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly and indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are and will continue to be a domestically-controlled qualified investment entity, and that a sale of our stock should therefore not be subject to taxation under FIRPTA. No assurance can be provided, however, that we currently are or will continue to be a domestically-controlled qualified investment entity. If our stock constitutes a USRPI and we do not constitute a domestically-controlled qualified investment entity, but our Series A Preferred Stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our Series A Preferred Stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of the outstanding Series A Preferred Stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our shares of Series A Preferred Stock will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the Internal Revenue Service.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (i) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically-controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (i) disposes of our preferred stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (ii) acquires, or enters into a contract or option to acquire, other shares of our preferred stock within 30 days after such ex-dividend date.

Redemptions. A redemption of stock will be treated as a distribution or as a sale or exchange under the same rules of Section 302 of the Internal Revenue Code that apply to domestic stockholders which are discussed above under “Taxation of Taxable Domestic Stockholders—Sale or Redemptions of Our Stock”.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an Internal Revenue Service Form W-8BEN or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has actual knowledge or reason to know, that a non-U.S. holder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service.

Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Internal Revenue Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied.

As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our preferred stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

If withholding is required under FATCA on a payment related to our stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder. To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours, is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income.

If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of Cantor Fitzgerald Income Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock (by value) could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Foreign Investments

Taxes and similar impositions paid by us or our subsidiaries in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Such taxes and impositions will, however, generally be deductible by us against our taxable income. See the heading “Item 1A. Risk Factors” to our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference herein for a discussion of federal income tax risks.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met. Payment of the proceeds of a sale of our preferred stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our preferred stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of UBTI to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares of Series A Preferred Stock by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares of Series A Preferred Stock will cause our assets to be treated as assets of the investing Benefit Plan. Section 3(42) of ERISA defines the term “plan assets” to mean plan assets as defined in regulations (the “Plan Assets Regulation”) promulgated by the Department of Labor. These regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares of Series A Preferred Stock might constitute an ineffective delegation of fiduciary responsibility to Cantor Fitzgerald Income Advisors, LLC, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares of Series A Preferred Stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares of Series A Preferred Stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and are part of a class that will be registered under the Exchange Act within the specified period. In addition, we believe we will have in excess of 100 independent stockholders of the Series A Preferred Stock.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following applicable restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•

any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor;

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment;

•	any requirement that advance notice of a transfer or assignment be given to the entity and any requirement regarding execution of documentation evidencing such transfer or assignment;

•	any administrative procedure which establishes an effective date, or an event, such as the completion of the offering, prior to which a transfer or assignment will not be effective; and

•	any limitation or restriction on transfer or assignment which is not created or imposed by the issuer or any person active for or on the issuer’s behalf.

Our structure has been established with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of capital stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Assets Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in Class S shares, Class T shares and Class D shares of our common stock and shares of Series A Preferred Stock is less than $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause these shares of common stock and Series A Preferred Stock to be deemed not freely transferable. The minimum initial investment for Class I shares is $1,000,000, unless waived by us. However, each Class I share has a value substantially below $10,000 and, after they are purchased, such shares can be sold or otherwise disposed of in a block of any number of shares. Because the Class I shares may be sold in amounts less than $10,000 after the initial purchase, and because there are no restrictions on who may purchase such shares after the initial purchase (subject to state securities laws and regulations), we believe the restrictions on these shares should also be disregarded in determining whether such shares are “freely transferable.” Although there can be no assurance that the freely transferable requirement will be met with respect to these classes of shares, we believe that these classes of shares should be treated as “freely transferable.” Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

We believe that the shares of Series A Preferred Stock offered hereby should be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets should not be deemed to be “plan assets” of any Benefit Plan that invests in our Series A Preferred Stock. Nonetheless, we cannot assure you that the Department of Labor, or DOL, and/or the U.S. Treasury Department could not reach a contrary conclusion.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Other Prohibited Transactions

Regardless of whether the shares of Series A Preferred Stock qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares of Series A Preferred Stock. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares of Series A Preferred Stock.

THE OPERATING PARTNERSHIP AGREEMENT

General

Cantor Fitzgerald Income Trust Operating Partnership, L.P., which we refer to as the operating partnership, is a Delaware limited partnership. We own substantially all of our assets and conduct our operations through the operating partnership. We are the sole general partner of the operating partnership and a limited partner of our operating partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the operating partnership.

Upon the issuance of shares of Series A Preferred Stock in this offering, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution in exchange for Series A cumulative redeemable perpetual preferred units of limited partnership interest (the “Series A Preferred Units”). The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the operating partnership will be deemed to be assets and income of the REIT.

Capital Contributions

Although we intend to invest substantially all of the proceeds of this offering in the operating partnership, neither our charter nor the operating partnership agreement requires us to contribute the proceeds of any offering of our shares of stock to the operating partnership as an additional capital contribution. When we contribute additional capital to the operating partnership, our partnership interests in the operating partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. Each class or series of our capital stock will have a corresponding separate class or series of limited partnership interest in the operating partnership. Preferred partnership interests may have priority over other limited partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a limited partner.

As sole general partner of our operating partnership, we have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests or other interests subject to different distribution and allocation arrangements, fees and redemption arrangements. If our operating partnership requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may: (i) cause the operating partnership to obtain such funds from outside borrowings; or (ii) elect for us or for any of our affiliates to provide such additional funds to the operating partnership through loans or otherwise.

Our advisor may elect to receive its asset management fee in cash, Class I shares or Class I units, and distributions on the special unit holder’s performance participation allocation may be payable in cash or Class I units at the election of the special unit holder.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (ii) avoid any federal income or excise tax liability (other than any federal income tax liability associated with our retained capital gains); and (iii) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The operating partnership agreement generally provides that, except upon liquidation of our operating partnership, our operating partnership will distribute cash to the partners of our operating partnership in accordance with their relative partnership units, on a quarterly basis (or, at our election, more or less frequently), in amounts determined by us as general partner. Upon the operating partnership’s liquidation, Class T units, Class S units and Class D units will automatically convert to Class I units, in each case in proportion to the NAV per unit of each class. Upon the liquidation of our operating partnership, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest, any remaining assets of our operating partnership will be distributed in accordance with each partner’s positive capital account balance.

In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the operating partnership.

Special Units

As long as our advisory agreement has not been terminated (including by means of non-renewal), the special unit holder will be entitled to a performance participation interest in our operating partnership that entitles it to receive an allocation from our operating partnership equal to 5.0% of the Total Return, subject to a 5.0% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined below). Such allocation will be made annually and accrue monthly.

Specifically, the special unit holder will be allocated a performance participation in an amount equal to:

•

First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, Excess Profits), 100% of such annual Excess Profits until the total amount allocated to the special unit holder equals 5.0% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the special unit holder pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, 5.0% of such remaining Excess Profits.

Total Return for any period since the end of the prior calendar year shall equal the sum of:

(i)	all distributions accrued or paid (without duplication) on the operating partnership units outstanding at the end of such period since the beginning of the then-current calendar year, plus

(ii)

the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of the operating partnership units, (y) any allocation/ accrual to the performance participation interest and (z) applicable distribution fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units. In addition, with respect to a year in which we complete a liquidity event, for purposes of determining the Total Return, any change in the aggregate NAV of the operating partnership units will be deemed to equal the difference between the aggregate NAV of the operating partnership units outstanding at the beginning of the year and the aggregate value of such units determined in connection with such liquidity event. With respect to the first year in which the Second Amended and Restated Advisory Agreement was in effect, for purposes of determining Total Return, any change in the aggregate NAV was deemed to equal the difference between the aggregate NAV of the operating partnership units as of July 31, 2020 and the aggregate NAV of such units at the end of such calendar year.

The Hurdle Amount for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the operating partnership units outstanding at the beginning of the then-current calendar year and all operating partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of operating partnership units over the period. The ending NAV of the operating partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable distribution fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any operating partnership units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below. With respect to the first year in which the Second Amended and Restated Advisory Agreement was in effect, the beginning NAV of the operating partnership units used in calculating the internal rate of return was deemed to equal the aggregate NAV of the operating partnership units as of July 31, 2020.

Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

Loss Carryforward Amount shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any operating partnership units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the performance participation allocation. This is referred to as a High Water Mark. The special unit holder will also be allocated a performance participation with respect to all operating partnership units that are repurchased at the end of any month (in connection with repurchases of our shares of common stock in our share repurchase program) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

Distributions on the performance participation interest may be payable in cash or Class I operating partnership units at the election of the holder of the special units. If the holder of the special units elects to receive such distributions in Class I operating partnership units, the special unit holder may request the operating partnership to repurchase such Class I operating partnership units from the special unit holder at a later date. Any such repurchase requests will not be subject to the 5% holding discount under our share repurchase program but will be subject to the monthly and quarterly volume limitations of our share repurchase program. The operating partnership will repurchase any such operating partnership units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such operating partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV.

The NAV of the operating partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV are measured during the subsequent calendar year.

The measurement of the foregoing net assets change is also subject to adjustment by our board of directors to account for any unit dividend, unit split, recapitalization or any other similar change in the operating partnership’s capital structure or any distributions made after the commencement of this offering that the board of directors deems to be a return of capital (if such changes are not already reflected in the operating partnership’s net assets).

The special unit holder will not be obligated to return any portion of performance participation allocation paid based on our subsequent performance.

Changes in our operating partnership’s NAV per unit of each class will generally correspond to changes in our NAV per share of the corresponding class of our common stock, except that for purposes of calculating the performance participation allocation to be distributed to the special unit holder, the effect of any allocation to the performance participation interest or any distribution fees will be excluded. Distributions with respect to the performance participation interest are calculated from the operating partnership’s Total Return over a calendar year. As a result, the special unit holder may be entitled to receive compensation under the performance participation allocation for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share of common stock. Similarly, stockholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share of common stock as a result of an accrual for the estimated performance participation at such time, even if no performance participation allocation for such year is ultimately payable to the special unit holder at the end of such calendar year.

In the event our advisory agreement is terminated, the special unit holder will be allocated any accrued performance participation with respect to all operating partnership units as of the date of such termination.

Although our charter provides that the special unit holder may be entitled to a payment if it redeems its special units in certain circumstances, including termination of the advisory agreement, the advisory agreement provides that the special units will be entitled to the distributions provided for, and will be subject to redemption by the operating partnership, in accordance with the terms of the operating partnership agreement. Our operating partnership agreement was amended in connection with the follow-on offering to remove the ability of the special unit holder to redeem its shares. Further, pursuant to our advisory agreement, in the event of termination of the advisory agreement for cause, special units are redeemed for a one-time payment of $1.00.

Rights, Obligations and Powers of the General Partner

We are the sole general partner of the operating partnership. As sole general partner, we generally have complete and exclusive discretion to manage and control the operating partnership’s business and to make all decisions affecting its assets. Under the operating partnership agreement, we have the authority to:

•	acquire, purchase, own, manage and dispose of loans, securities, real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	originate loans;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the operating partnership with another entity.

Under the operating partnership agreement, the operating partnership pays all of the administrative and operating costs and expenses it incurs in acquiring or originating and operating and managing investments. The operating partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the operating partnership. Such expenses would include:

•	all expenses relating to our organization and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the operating partnership would not reimburse would be costs and expenses relating to assets we may own outside of the operating partnership. We would pay the expenses relating to such assets directly.

Exchange Rights

Our operating partnership agreement provides for exchange rights. The limited partners of the operating partnership have the right to cause the operating partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limits in our charter (unless exempted prospectively or retroactively by our board of directors);

•	result in our shares being beneficially owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We are generally not able to withdraw as the general partner of the operating partnership or transfer our general partnership interest in the operating partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (i) the holders of a majority of partnership units (including those we held) approved the transaction; (ii) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (iii) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (iv) the successor entity contributed substantially all of its assets to the operating partnership in return for an interest in the operating partnership and agreed to assume all obligations of the general partner of the operating partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners are not able to transfer their interests in the operating partnership, in whole or in part, without our written consent as the general partner.

LTIP Units

As of the date of this prospectus, our operating partnership has not issued any LTIP units, which are limited partnership interests in our operating partnership more specifically defined in our operating partnership agreement, but we may cause our operating partnership to issue LTIP units to members of our board of directors and our management team in accordance with our long-term incentive plan. LTIP units may be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement. In general, LTIP units are a class of partnership units in our operating partnership that allow the holder to receive the same quarterly per unit non-liquidating distributions as the common units. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with common units with respect to liquidating distributions.

However, our operating partnership agreement provides that “book gain,” or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership’s assets or the revaluation of our operating partnership’s assets as provided by applicable Treasury Regulations, will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per unit of the general partner’s common units in our operating partnership. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the fair value of an equal number of our operating partnership’s common units.

Series A Preferred Units

As noted above, the Company will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution in exchange for Series A Preferred Units. The Series A Preferred Units are intended to have designations, preferences and other rights and terms that are substantially the same as those of the Series A Preferred Stock, all such that the economic interests of the Series A Preferred Units and the Series A Preferred Stock are substantially similar.

After giving effect to the allocations to the special units, but before giving effect to the allocations to the other classes of operating partnership units, Net Operating Income shall be allocated to the Company until the aggregate amount of Net Operating Income allocated to the Company for the current and all prior years equals the aggregate amount of the Series A Preferred Return, as further defined in the operating partnership agreement; provided, however, that the Company may, in its discretion, allocate Net Operating Income based on accrued Series A Preferred Return with respect to the January Series A Preferred Unit Distribution Payment Date if the Company sets the Distribution Record Date for such Series A Preferred Unit Distribution Payment Date, on or prior to December 31 of the previous year. Net Operating Income means the excess, if any, of the operating partnership’s gross income over its expenses (but not taking into account depreciation, amortization, or any other noncash expenses of the operating partnership), calculated in accordance with the principles set forth in the operating partnership agreement.

Amendment of Operating Partnership Agreement

Amendments to the operating partnership agreement require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates hold. Additionally, we, as general partner, are required to approve any amendment. Certain amendments have to be approved by a majority of the units held by third-party limited partners.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement, between us and Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, as representative of the several underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the shares of Series A Preferred Stock shown opposite its name below:

Underwriter	Number of Shares
Cantor Fitzgerald & Co.	256,000
Clear Street LLC	136,000
Alliance Global Partners	128,000
Lucid Capital Markets, LLC	128,000
B. Riley Securities, Inc.	80,000
Wedbush Securities Inc.	40,000
Citizens JMP Securities, LLC	16,000
Huntington Securities, Inc.	8,000
Muriel Siebert & Co., LLC	8,000

Total	800,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of Series A Preferred Stock if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of Series A Preferred Stock subject to their acceptance of the shares of Series A Preferred Stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 120,000 shares from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions solely to cover over-allotments, if any. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of Series A Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.4725 per share of Series A Preferred Stock.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$25.00	$25.00	$20,000,000	$23,000,000
Underwriting discounts and commissions(1)	$0.7875	$0.7875	$551,250	$645,750
Proceeds to us, before expenses	$24.2125	$24.2125	$19,448,750	$22,354,250

(1)	We will not pay any underwriting discount on 100,000 shares purchased by an affiliate of ours and Cantor Fitzgerald & Co., the representative of the several underwriters in this offering.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1.3 million. We have also agreed to reimburse the underwriters for up to $350,000 of certain of their counsels’ fees and expenses, which reimbursed fee is deemed underwriting compensation for this offering by FINRA. We have also agreed to pay a structuring fee of 1% of the gross proceeds of this offering to Cantor Fitzgerald & Co.

An affiliate of ours and Cantor Fitzgerald & Co., the representative of the several underwriters in this offering, agreed to purchase an aggregate of 100,000 shares of our Series A Preferred Stock in this offering at the public offering price. We will not pay any underwriting discount on shares purchased by this affiliated investor in this offering.

Listing

Prior to this offering, there has been no public market for the Series A Preferred Stock. We intend to apply to have the Series A Preferred Stock listed on the NYSE under the symbol “CFTR-PRA.” We expect trading to commence within 5 days after initial issuance of the shares of Series A Preferred Stock in this offering.

No Sales of Similar Securities

We have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 30 days after the date of the underwriting agreement:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, any shares of Series A Preferred Stock or any other shares of our preferred stock ranking on parity with or senior to the Series A Preferred Stock, options or warrants to acquire shares of Series A Preferred Stock or any other shares of our preferred stock ranking on parity with or senior to the Series A Preferred Stock, or securities exchangeable or exercisable for or convertible into shares of Series A Preferred Stock or any other shares of our preferred stock ranking on parity with or senior to the Series A Preferred Stock currently or hereafter owned either of record or beneficially;

•

enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of Series A Preferred Stock, or securities exchangeable or exercisable for or convertible into shares of Series A Preferred Stock; or

•	publicly announce an intention to do any of the foregoing for a period of 30 days after the date of this prospectus without the prior written consent of Cantor Fitzgerald & Co.

In addition, we agree that, without the prior written consent of Cantor Fitzgerald & Co. we will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of Series A Preferred Stock or any security convertible into or exercisable or exchangeable for shares of Series A Preferred Stock.

Cantor Fitzgerald & Co. may, in its sole discretion and at any time or from time to time before the termination of the 30-day period release all or any portion of the securities subject to lock-up agreements.

Extended Settlement

We expect that delivery of the Series A Preferred Stock will be made against payment thereof on or about April 8, 2026 which will be the fifth business day following the date of this prospectus (such settlement cycle being herein referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series A Preferred Stock prior to their delivery will be required, by virtue of the fact that the shares of Series A Preferred Stock initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Stock who wish to trade shares of Series A Preferred Stock prior to their date of delivery hereunder should consult their advisors.

Market Making, Stabilization and Other Transactions

The underwriters may make a market in the Series A Preferred Stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Series A Preferred Stock, that you will be able to sell any of the shares of Series A Preferred Stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Series A Preferred Stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of Series A Preferred Stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of Series A Preferred Stock or purchasing shares of our Series A Preferred Stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our Series A Preferred Stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our Series A Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of Series A Preferred Stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the Series A Preferred Stock. A syndicate covering transaction is the bid for or the purchase of shares of Series A Preferred Stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Series A Preferred Stock or preventing or retarding a decline in the market price of our Series A Preferred Stock. As a result, the price of our Series A Preferred Stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Series A Preferred Stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Series A Preferred Stock. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on the NYSE in the over-the-counter market or otherwise.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters, selling group members (if any) or their affiliates. The underwriters may agree with us to allocate a specific number of shares of Series A Preferred Stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its business, the underwriters and their respective affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Cantor Fitzgerald & Co. is one of our affiliates and also acts as our dealer manager with respect to the public offerings of our common stock pursuant to the applicable dealer manager agreements. We are obligated to pay Cantor Fitzgerald & Co. various commissions and fees with respect to the shares of common stock distributed in our public offerings.

LEGAL MATTERS

Certain legal matters and certain federal income tax matters regarding the securities offered by this prospectus will be passed upon for us by Alston & Bird LLP, and certain matters with respect to Maryland law will be passed upon by Venable LLP. Certain legal matters in connection with the offering will be passed upon for the underwriters by Morrison & Foerster LLP.

EXPERTS

The consolidated financial statements of Cantor Fitzgerald Income Trust, Inc. at December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statements included in this prospectus in the section titled “Net Asset Value Calculation and Valuation Procedures — Determination of our NAV per share of common stock as of January 31, 2026” relating to the role of our independent valuation firm, have been reviewed by Robert A. Stanger & Co., Inc., an independent valuation firm, and are included in our prospectus given the authority of such firm as experts in property valuations and appraisals.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents, which have been filed with the SEC, are incorporated by reference, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 24, 2026; and

•	Our Current Reports on Form 8-K filed with the SEC on January 7, 2026 and February 3, 2026.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 110 East 59th Street, New York, NY 10022, or contact our offices at (212) 938-5000. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC regarding this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We are subject to the informational reporting requirements of the Exchange Act, and, under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

In addition, requests for copies of the documents we file with the SEC should be directed in writing to:

Cantor Fitzgerald Income Trust, Inc.

110 East 59th Street

New York, New York 10022

Attn: Chief Financial Officer

800,000 Shares

Cantor Fitzgerald Income Trust, Inc.

9.50% Series A Cumulative Redeemable Perpetual Preferred Stock

PROSPECTUS

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March 30, 2026